UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  _
Check the appropriate box:

_	Preliminary Proxy Statement

_	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

_	Definitive Additional Materials

_	Soliciting Material Pursuant to §240.14a-12
BWX TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
_	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
_	Fee paid previously with preliminary materials.

_
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No:
	(3)	Filing Party:
	(4)	Date Filed:

800 Main Street, 4th Floor
Lynchburg, Virginia 24504
March 17, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders of BWX Technologies, Inc. (the "Annual Meeting"), which will be held on Friday, May 1, 2020, at Liberty University, Hancock Welcome Center, 1971 University Boulevard, Lynchburg, Virginia 24515, commencing at 9:30 a.m. Eastern Time. The Notice of Annual Meeting and Proxy Statement following this letter describe the matters to be acted on at the meeting.
As a demonstration of our commitment to transparency and good corporate governance practices, we have continue to engage directly with our stockholders over the past year to discuss matters of interest. We value the feedback we received from our stockholders in recent years, and it has informed our decisions on environmental, social and governance matters.
We are utilizing the Securities and Exchange Commission’s Notice and Access proxy rule, which allows us to furnish proxy materials to you via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. In accordance with these rules, we have sent a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders who have not previously elected to receive a printed set of proxy materials. The Notice contains instructions on how to access our 2020 Proxy Statement and 2019 Annual Report, as well as how to vote either online, by telephone or in person for the Annual Meeting.
It is very important that your shares are represented and voted at the Annual Meeting. Please vote your shares by Internet or telephone, or, if you received a printed set of materials by mail, by returning the accompanying proxy card, as soon as possible to ensure that your shares are voted at the meeting. Further instructions on how to vote your shares can be found in our Proxy Statement.
Thank you for your support of our company.

Sincerely yours,
Rex D. Geveden
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please take a few minutes now to vote your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 1, 2020.

The proxy statement and annual report are available on the Internet at www.proxyvote.com.
The following information applicable to the Annual Meeting may be found in the proxy statement and the Notice or proxy card, as applicable:

•	the date, time and location of the meeting;

•	a list of the matters intended to be acted on and our recommendations regarding those matters;

•	any control/identification numbers that you need to access your proxy card and submit your proxy; and

•	information about attending the meeting and voting in person.
We intend to hold our Annual Meeting in person. However, we are monitoring the coronavirus situation. In the event it is not possible or advisable to hold our annual meeting in person, we will announce alternative meeting arrangements, which may include changing the date or location of the meeting or holding the meeting solely by means of remote communication, as promptly as practicable. You are encouraged to monitor our investor relations website at www.bwxt.com under "Investors" for any updates on our Annual Meeting.

BWX TECHNOLOGIES, INC.
800 Main Street, 4th Floor
Lynchburg, Virginia 24504
____________________________________________________
Notice of 2020 Annual Meeting of Stockholders
____________________________________________________
The 2020 Annual Meeting of Stockholders of BWX Technologies, Inc. (the "Annual Meeting"), will be held at Liberty University, Hancock Welcome Center, 1971 University Boulevard, Lynchburg, Virginia 24515, on Friday, May 1, 2020, at 9:30 a.m. Eastern Time, in order to:

(1)
elect Rex D. Geveden, Leland D. Melvin, Robert L. Nardelli and Barbara A. Niland as directors to hold office until the Annual Meeting of Stockholders for 2021 and until their successors are duly elected and qualified;

(2)	hold an advisory vote on the compensation of our named executive officers;

(3)	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2020;

(4)	approve the BWX Technologies, Inc. 2020 Omnibus Incentive Plan; and

(5)	transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
If you were a stockholder of record as of the close of business on March 10, 2020, you are entitled to vote at the Annual Meeting and at any adjournment thereof.
Instead of mailing a printed copy of our proxy materials, including our 2019 Annual Report, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders.
Accordingly, on March 17, 2020, we mailed the Notice of Internet Availability of Proxy Materials (the “Notice”), or our proxy statement if you previously elected to receive a printed copy of the materials, to all stockholders of record as of March 10, 2020 and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
If you previously elected to receive a printed copy of the materials, we have enclosed a copy of our 2019 Annual Report to Stockholders with this notice and proxy statement.
Your vote is important. Please submit your proxy promptly so your shares can be represented and voted at the Annual Meeting, even if you plan to attend the Annual Meeting. You can submit a proxy by Internet, by telephone or by requesting a printed copy of the proxy materials and using the enclosed proxy card. You can also vote in person at the Annual Meeting.

By Order of the Board of Directors,

Thomas E. McCabe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
March 17, 2020

2020 PROXY STATEMENT SUMMARY

2020 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. BWX Technologies, Inc. is referred to as "BWXT," the "Company," "we" or "us."
ANNUAL MEETING OF STOCKHOLDERS

Date and Time	May 1, 2020, 9:30 a.m. Eastern Time

Place	Liberty University Hancock Welcome Center 1971 University Boulevard Lynchburg, Virginia 24515

Record Date	March 10, 2020

Voting	Stockholders as of the record date are entitled to vote. Each share of our common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Attendance	All stockholders as of the record date and their duly appointed proxies may attend the meeting.
CORPORATE GOVERNANCE HIGHLIGHTS

Board Structure and Independence	Shareholder Rights and Accountability	Best Practices
•
Supermajority of Independent Directors (9 of 11)
•
Separate Chairman and CEO
•
Lead Independent Director
•
Regular Executive Sessions of Independent Directors
•
Committees Comprised Solely of Independent Directors
•
Committees Authorized to Engage Independent Advisors
•
Annual Board and Committee Self-Evaluations

•
10-Year Director Term Limit
•
Annual Election of Directors*
•
Majority Voting with Director Resignation Policy in Uncontested Elections
•
Annual CEO Performance and Compensation Evaluation by Independent Directors
•
Annual Election of Chairman and Lead Independent Director
•
Clawback Policy
•
No Shareholder Rights Plan (Poison Pill)
•
No Dual-Class Stock

•
Active Stockholder Engagement
•
CEO and Management Succession Planning
•
Robust Stock Ownership Guidelines for Directors and Executives
•
Limits on Director Overboarding
•
New Director Orientation and Ongoing Director Education
•
Oversight of Strategy and Risk by Board and Committees
•
No CIC Tax Gross Ups
•
No Employment Agreements with Named Executive Officers

* See Declassified Board below.
Declassified Board. In 2019, stockholders approved our proposal to amend the Company's Restated Certificate of Incorporation to declassify the Board of Directors and provide for the annual election of directors. Directors nominated for election at the Annual Meeting and all future meetings will serve for a one-year term. Upon the expiration of the existing classified terms, all directors will be elected annually beginning at the 2022 annual meeting.
Majority Vote for Director Elections. In March 2019, our Board of Directors amended the Company's Amended and Restated Bylaws to provide for majority voting for uncontested director elections. This change provides for submission of conditional resignation letters by directors nominated for election to the Board of Directors in the event that they do not receive a majority of the votes cast for his or her election. See "Vote Required — Proposal 1: Election of Directors."

2020 PROXY STATEMENT (i)

2020 PROXY STATEMENT SUMMARY

Board Composition. Our Board of Directors regularly evaluates its composition to ensure directors have diverse perspectives, skills, professional experience and background. Our director criteria and recruitment process seek to align the Board's capabilities with the Company's business strategy, as well as provide for periodic director refreshment and overall Board cohesiveness and collegiality. In the past two years, we have recruited two new directors with medical industry and aeronautical experience, respectively, to align the Board with and further support our strategic initiatives. Below is a summary of our director composition related to tenure, age, independence and expertise of our current eleven directors.

(ii) 2020 PROXY STATEMENT

2020 PROXY STATEMENT SUMMARY

2019 PERFORMANCE HIGHLIGHTS

•	Consolidated revenue was up 5% to nearly $1.9 billion compared to prior year.

•	GAAP and Non-GAAP operating income increased 6.7% and 7.8%, respectively, compared to prior year.

•	GAAP and Non-GAAP earnings per share were $2.55 and $2.62, increases of 12.3% and 9.6%, respectively, compared to prior year.

* Please refer to Appendix A, "Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results," for a reconciliation of adjusted results, including adjusted operating income and adjusted earnings per share, to reported results for 2018 and 2019.

•	In 2019, we returned $85.4 million to stockholders through $65.4 million of dividends and $20 million of share repurchases.

•
In June 2019, we appointed Leland D. Melvin to the Board of Directors. Mr. Melvin is a former astronaut and research engineer at the National Aeronautics and Space Administration ("NASA") with significant aerospace industry experience who will provide guidance as we pursue nuclear solutions for the exploration of space.

TOTAL STOCKHOLDER RETURN
The following graph depicts the cumulative total stockholder return of BWXT for the one, three and five years ended December 31, 2019 relative to those of the S&P 500 Index, the S&P Aerospace and Defense Select Index ("S&P A&D Select") and our custom compensation peer group for 2019. See "Section 4: Other Benefits and Practices in Compensation Discussion and Analysis" for information on our peer group.
One-Year, Three-Year and Five-Year Total Stockholder Return as of December 31, 2019(1)

2020 PROXY STATEMENT (iii)

2020 PROXY STATEMENT SUMMARY

(1)
Measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the applicable share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period. Results for the compensation peer group do not include Orbital ATK, Inc., KLX Inc., Engility Holdings Inc., Esterline Technologies Corporation and Harris Corporation, which were acquired or merged in June 2018, October 2018, January 2019, March 2019 and June 2019, respectively.

ANNUAL MEETING AGENDA

Proposal		Board Vote Recommendation	Page Reference
1	Election of four director nominees	FOR EACH NOMINEE	5
2	Advisory vote on the compensation of our named executive officers	FOR	19
3	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	FOR	56
4	Approval of the BWX Technologies, Inc. 2020 Omnibus Incentive Plan	FOR	57

VOTING MATTERS
Your vote is important. Please submit your proxy promptly so your shares can be represented and voted, even if you plan to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting"). You may submit a proxy to have your shares voted via the Internet at www.proxyvote.com or via telephone at 1-800-690-6903; by requesting a printed copy of the proxy materials and using the enclosed proxy card; or by voting your shares in person at the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTOR NOMINEES
The Board of Directors has nominated four directors to serve a one-year term expiring at the 2021 annual meeting of stockholders and until their successors are duly elected and qualified. The following table provides summary information about each director nominee.

Director Nominee	Age	Director Since	Principal Occupation	Committee(s)
Rex D. Geveden	59	2017	• President and Chief Executive officer since January 2017 • Former Chief Operating Officer from October 2015 to December 2016 • Former Associate Administrator of NASA	• None
Leland D. Melvin	55	2019	• Former astronaut serving twice on space shuttle Atlantis as a mission specialist in support of the International Space Station • Former NASA associate administrator for education	• Governance
Robert L. Nardelli	71	2014
•  Founder and CEO of XLR-8, LLC
•  Former Senior Advisor to founder of Cerberus Capital Management, L.P.
•  Former Chairman and CEO of Chrysler LLC
•  Former Chairman, President and CEO of The Home Depot, Inc.
				• Audit and Finance • Governance
Barbara A. Niland	61	2016
•  Former Corporate Vice President and Chief Financial Officer of Huntington Ingalls Industries, Inc. ("HII"), a Fortune 500 shipbuilding company for the U.S. Navy and Coast Guard
•  Over 30 year career with Northrop Grumman in roles of increasing responsibility, including the spin-off of HII in 2011
				• Audit and Finance • Compensation (Chair)

(iv) 2020 PROXY STATEMENT

2020 PROXY STATEMENT SUMMARY

Our Board of Directors has determined that Ms. Niland and Messrs. Melvin and Nardelli are independent.
Approval of this proposal requires that a director nominee receive a majority of the votes cast at the Annual Meeting in order to be elected to the Board of Directors. In a contested election, director nominees are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors.

Our Board recommends that you vote FOR each of the director nominees.
PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We hold an annual stockholder vote on executive compensation and are asking our stockholders to approve an advisory resolution for 2019 compensation. At the 2019 Annual Meeting of Stockholders, we received the support of our stockholders with over 98% of the votes cast in favor of our executive compensation program. We encourage stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which provides a review of our compensation philosophy and how that philosophy was implemented in 2019. We believe that our executive compensation is reasonable and provides appropriate incentives to our executives to achieve results that we expect to drive stockholder value without encouraging excessive risk taking in business decisions.
Approval of this proposal requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal.

Our Board recommends that you vote FOR the compensation of our Named Executive Officers on an advisory basis.
PROPOSAL 3: RATIFICATION OF AUDITORS
Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2020. We are asking our stockholders to ratify this appointment. Below is summary information of Deloitte’s fees for fiscal years 2019 and 2018 services.

Service	2019	2018
Audit	$2,490,000	$2,699,000
Audit-Related	—	80,000
Tax	101,500	75,000
All Other	2,695	2,695
Total	$2,594,195	$2,856,695
Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal.

Our Board recommends that you vote FOR the ratification of Deloitte as our independent registered public accounting firm for the year ending December 31, 2020.

2020 PROXY STATEMENT (v)

2020 PROXY STATEMENT SUMMARY

PROPOSAL 4: APPROVAL OF THE BWX TECHNOLOGIES, INC. 2020 OMNIBUS INCENTIVE PLAN
We are asking our stockholders to approve the BWX Technologies, Inc. 2020 Omnibus Incentive Plan (the “2020 Omnibus Plan”) to replace the 2010 Long-Term Incentive Plan of BWX Technologies, Inc., as amended and restated July 1, 2015 (the “2010 LTIP"). On February 21, 2020, our Board of Directors adopted, subject to stockholder approval, the 2020 Omnibus Plan and reserved 1,450,000 shares for issuance pursuant to awards that may be made thereunder. A total of 2,901,282 shares remain available for issuance under the 2010 LTIP as of March 10, 2020. The 2020 Omnibus Plan would also provide certain updates and governance-related enhancements as further described below under “Proposal 4: Approval of the BWX Technologies, Inc. 2020 Omnibus Incentive Plan.”

Based on stockholder feedback, the 2020 Omnibus Plan provides for double-trigger vesting of equity awards in the event of a change in control, which requires a termination of a participant following a change in control for accelerated vesting of an equity award.

The proposed adoption of the 2020 Omnibus Plan will allow us to continue to fully utilize equity incentive compensation as a means of aligning the interests of plan participants, including executive officers, with those of our stockholders and providing participants with further incentives for outstanding performance. As a result, we believe that the adoption of the 2020 Omnibus Plan is important to our ability to recruit and retain executive officers, directors and key employees with outstanding ability and experience essential to our long-term growth and financial success.
Approval of this proposal requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal.

Our Board recommends that you vote FOR the approval of the BWX Technologies, Inc. 2020 Omnibus Incentive Plan.

(vi) 2020 PROXY STATEMENT

BWX TECHNOLOGIES, INC.
800 Main Street, 4th Floor
Lynchburg, Virginia 24504

Proxy Statement for the 2020 Annual Meeting of Stockholders to be held on May 1, 2020

GENERAL INFORMATION
The Board of Directors (the "Board") of BWX Technologies, Inc. ("BWXT," the "Company," "we" or "us") has made these materials available to you over the Internet or, upon your request, has mailed you a printed version of these materials in connection with our 2020 Annual Meeting of Stockholders (the "Annual Meeting"), which will take place on May 1, 2020. We mailed the Notice of the Annual Meeting (or Proxy Statement if you requested a hard copy) to our stockholders on or about March 17, 2020, and our proxy materials were posted on the website referenced in the Notice on that same date.
VOTING INFORMATION
RECORD DATE AND WHO MAY VOTE
Our Board selected March 10, 2020 as the record date for determining stockholders of record entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Computershare Trust Company, N.A., on the record date, you may vote your shares on the matters to be considered at the Annual Meeting. If your shares were held in street name on that date, you should refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted. Brokers holding shares in street name can vote those shares on routine matters if the beneficial owner has not provided voting instructions at least 10 days before the Annual Meeting. Under the rules of the New York Stock Exchange, the election of directors, the advisory vote on compensation of our named executive officers, and the approval of the BWX Technologies, Inc. 2020 Omnibus Incentive Plan are not considered routine matters, which means that brokers may not vote your shares for such matters if you have not given your broker specific instructions as to how to vote and your shares will not be represented in those matters. Please be sure to give specific voting instructions to your broker.
On the record date, 95,228,579 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the meeting.
HOW TO VOTE
Most stockholders can vote by proxy in three ways:

•	by Internet at www.proxyvote.com;

•	by telephone; or

•	by mail.
Stockholder of Record
If you are a stockholder of record, you can vote your shares by voting by Internet, telephone, mailing in your proxy or in person at the Annual Meeting. You may give us your proxy by following the instructions included in the Notice or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials through the instructions in the Notice. If you vote using either telephone or the Internet, you will save us mailing expense.
By giving us your proxy, you will be directing us how to vote your shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote now by giving us your proxy. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.
Beneficial Owner
If you are the beneficial owner of shares held in street name, the methods by which you can access the proxy materials and give the voting instructions to the broker or nominee may vary. Accordingly, beneficial owners should

2020 PROXY STATEMENT 1

VOTING INFORMATION

follow the instructions provided by their brokers or nominees to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full packet of proxy materials as instructed by the Notice. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of Internet or telephone voting depends on the voting process used by the broker or nominee that holds your shares.
You may receive more than one Notice or proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions for all of your accounts to vote all your shares.
HOW TO CHANGE YOUR VOTE OR REVOKE YOUR PROXY
Stockholders of Record
For stockholders of record, you may change your vote or revoke your proxy by written notice to our Corporate Secretary at our corporate headquarters, 800 Main Street, 4th Floor, Lynchburg, Virginia 24504, granting a new later dated proxy, submitting a later dated proxy by telephone or on the Internet, or by voting in person at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. This will help the inspector of election for the Annual Meeting verify your latest vote.
Beneficial Owners
For beneficial owners of shares held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote or revoke your proxy. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.
QUORUM
The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of holders of a majority of our outstanding shares of common stock as of the record date will constitute a quorum. If you attend the Annual Meeting or vote your shares by Internet, telephone or mail, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers and other nominees as to which they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter are called “broker non-votes” and will count for quorum purposes.
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING
We are asking you to vote on the following proposals:

Proposal	Description	Board's Voting Recommendation
1	Election of four director nominees	FOR EACH NOMINEE
2	Advisory vote on the compensation of our named executive officers	FOR
3	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020	FOR
4	Approval of the BWX Technologies, Inc. 2020 Omnibus Incentive Plan	FOR

2 2020 PROXY STATEMENT

VOTING INFORMATION

VOTE REQUIRED
Proposal 1: Election of Directors
For the proposal on the election of directors, a director nominee will be elected to the Board of Directors if the numbers of votes cast "FOR" the nominee exceeds the number of votes cast "AGAINST" at the Annual Meeting. You may vote “FOR” or "AGAINST" each director nominee or abstain from voting for one or more nominees. Abstentions and broker non-votes with respect to the election of directors will have no effect on the outcome and do not count as votes cast. Under our Bylaws, in the event of a contested election, the director nominees will be elected by the affirmative vote of a plurality of the votes cast by the shares of our common stock entitled to vote in the election of directors at the Annual Meeting.
Proposal 2: Advisory Vote on Executive Compensation
For the proposal on executive compensation, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be adopted. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote on this proposal. As a result, abstentions have the effect of an “AGAINST” vote. Broker non-votes will not be considered as entitled to vote on this proposal, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on this proposal.
Proposal 3: Ratification of Independent Registered Public Accounting Firm
For the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the votes cast on the matter. Abstentions will not be considered as cast and, as a result, will not have any effect on the proposal.
Proposal 4: Approval of the BWX Technologies, Inc. 2020 Omnibus Incentive Plan
For the proposal on approval of the 2020 Omnibus Incentive Plan, you may vote “FOR” or “AGAINST” or abstain from voting. This proposal requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter in order to be adopted. Abstentions are counted for purposes of determining a quorum and are considered present and entitled to vote on this proposal. As a result, abstentions have the effect of an “AGAINST” vote. Broker non-votes will not be considered as entitled to vote on this proposal, even though they are considered present for purposes of determining a quorum and may be entitled to vote on other matters. As a result, broker non-votes will not have any effect on this proposal.
HOW VOTES ARE COUNTED
Stockholders of Record
For stockholders of record, all shares represented by the proxies will be voted at the Annual Meeting in accordance with instructions given by the stockholders. Where a stockholder returns their proxy and no instructions are given with respect to a given matter, the shares will be voted: (1) “FOR” the election of directors; (2) “FOR” the approval of the compensation of our Named Executives on an advisory basis; (3) “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm; (4) “FOR” the approval of the BWX Technologies, Inc. 2020 Omnibus Incentive Plan; and (5) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a stockholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Beneficial Owners
For beneficial owners of shares held in street name, the brokers or nominees holding shares for beneficial owners must vote those shares as instructed. Absent instructions from you, brokers, banks and nominees may vote your shares only as they decide as to matters for which they have discretionary authority under the applicable New York Stock Exchange rules. A broker, bank or nominee does not have discretion to vote on the election of directors, approval of the compensation of our Named Executives, or approval of the 2020 Omnibus Incentive Plan. If you do not instruct your broker, bank or nominee how to vote on those matters, no votes will be cast on your behalf on the election of directors, the advisory vote on executive compensation, or approval of the 2020 Omnibus Incentive Plan. Your broker will be entitled to vote your shares in its discretion, absent instructions from you, on the ratification of the appointment of Deloitte as our independent registered public accounting firm. Any shares of our common stock held in the Thrift Plan that are not voted or for which Vanguard, as trustee of the Thrift Plan, does not receive timely

2020 PROXY STATEMENT 3

VOTING INFORMATION

voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions from other participants in the Thrift Plan.
Other Matters
We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and returning the enclosed proxy card or using the Internet or telephone voting procedures, the individuals named as proxies on the card may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.
CONFIDENTIAL VOTING
All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•	to meet any legal requirements;

•	in limited circumstances such as a proxy contest in opposition to our Board;

•	to permit independent inspectors of election to tabulate and certify your vote; or

•	to adequately respond to your written comments on your proxy card.
SOLICITATION OF PROXIES
We have sent or provided access to the materials to you because our Board is soliciting your proxy to vote your shares at our Annual Meeting. We will bear all expenses incurred in connection with this proxy solicitation. We have engaged Alliance Advisors to assist in the solicitation for a fee of $24,500. In addition, our officers and employees may solicit your proxy by telephone, facsimile transmission, electronic mail or in person, and they will not be separately compensated for such services. We solicit proxies to give all stockholders an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares. If your shares are held through a broker or other nominee (i.e., in "street name") and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses. If your shares are held through the Thrift Plan for Employees of BWXT and Participating Subsidiary and Affiliated Companies (our "Thrift Plan”) and you have requested printed versions of these materials, the trustee of that plan has sent you this proxy statement and you should instruct the trustee on how to vote your Thrift Plan shares.

4 2020 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors is currently comprised of the eleven members identified in the table below. Our Restated Certificate of Incorporation provides for the classification of our Board into three classes, with the term of one class expiring each year. In 2019, our stockholders approved the declassification of our Board to provide for the annual election of all directors. Class I directors will stand for election for a one-year term at the Annual Meeting, Class I and II directors will stand for election for a one-year term at our 2021 annual meeting, and all directors will stand for election for a one-year term at our 2022 annual meeting and thereafter.
10-Year Director Tenure Limit
In 2015, our Board adopted a 10-year director tenure policy that provides that no director may serve on the Board for more than 10 years from July 1, 2015, which was the date of the spin-off of our former power generation business. See "10-Year Director Tenure Limit" under Corporate Governance — Governance Committee below.

Director Name	Class	Year Term Expires
Rex D. Geveden	Class I	2020
Leland D. Melvin	Class I	2020
Robert L. Nardelli	Class I	2020
Barbara A. Niland	Class I	2020
Charles W. Pryor, Jr.(1)	Class I	2020
Jan A. Bertsch	Class II	2021
Gerhard F. Burbach	Class II	2021
James M. Jaska	Class II	2021
Kenneth J. Krieg	Class II	2021
John A. Fees	Class III	2022
Robb A. LeMasters	Class III	2022
(1) Mr. Pryor is not standing for re-election at the Annual Meeting.
Director Qualifications
The table below highlights the qualifications, competency and experience of each director, including each nominee for election to our Board, that contributed to the Board’s determination that each individual is uniquely qualified to serve on the Board. This high-level summary is not intended to be an exhaustive list of each director’s skills or contributions.

Competency / Experience	Bertsch	Burbach	Fees	Geveden	Jaska	Krieg	LeMasters	Melvin	Nardelli	Niland	Pryor
Executive / Operating	●	●	●	●	●	●	●		●	●	●
Government, Nuclear or Manufacturing Industry	●	●	●	●	●	●	●	●	●	●	●
Financial / Strategic / M&A	●	●	●	●	●	●	●		●	●	●
Technology / Scientific	●	●	●	●	●	●		●		○	●
Risk Management	●	●	●	●	●	○		●	●	●	●
Healthcare / FDA Regulatory		●			○		○
Aerospace Industry				●		●		●
Safety and Environmental			●	●	●			●	○		●
Public Company CEO Experience		●	●	●					●
Security and Information Technology	●	●	●	●	●	○		●	○	○	○
Governance	●	●	●	●	●	●	●		●	●	●
International	●	●	●	●	●	●	○	●	●	●	●
Other Current Public Company Boards	2	1	1	1	0	0	0	0	0	0	0
●= Competency; ○= Experience

2020 PROXY STATEMENT 5

PROPOSAL 1: ELECTION OF DIRECTORS

The current term of office of our Class I directors will expire at the Annual Meeting. The incumbent directors are Rex D. Geveden, Leland D. Melvin, Robert L. Nardelli, Barbara A. Niland and Charles W. Pryor, Jr., who have served on our Board since their appointments in 2017, 2019, 2014, 2016 and 2015, respectively. Mr. Pryor is not standing for re-election at the Annual Meeting.
Director Nominees
On the nomination of our Board following the recommendation of the Governance Committee, the following nominees will each stand for election as a director for a one-year term expiring at the Annual Meeting of Stockholders for 2021 and until their successors are duly elected and qualified:

• Rex D. Geveden
• Leland D. Melvin
• Robert L. Nardelli
• Barbara A. Niland
Each nominee has consented to serve as a director if elected.
Unless otherwise directed, the persons named as proxies on the enclosed proxy card intend to vote “FOR” the election of each of the director nominees. If any nominee should become unavailable for election, the shares will be voted for such substitute nominee as may be proposed by our Board. We are not aware of any circumstances that would prevent any of the nominees from serving.
Set forth below is certain information for each director nominee up for election at the Annual Meeting and each continuing director of our Company who is not up for election. (Ages are as of the Annual Meeting.)
NOMINEES FOR ELECTION AT THE ANNUAL MEETING

Professional Experience

•
Mr. Geveden, age 59, has served as President and Chief Executive Officer since January 2017, and served as our Chief Operating Officer from October 2015 until December 2016.
•
Previously, Mr. Geveden was Executive Vice President at Teledyne Technologies Incorporated ("Teledyne"), a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. There he led two of Teledyne's four operating segments since 2013, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as President and Chief Executive Officer of Teledyne Scientific and Imaging, LLC (2011 to 2013) and President of both Teledyne Brown Engineering, Inc. and Teledyne's Engineered Systems Segment (2007 to 2011).
•
Mr. Geveden is a former Associate Administrator of the National Aeronautics and Space Administration ("NASA"), where he was responsible for all technical operations within the agency's $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years.
•
Mr. Geveden serves on the board of directors of TTM Technologies, Inc.

Rex D. Geveden President, Chief Executive Officer and Director Director since 2017

Skills and Qualifications

•
Mr. Geveden has extensive leadership and technical experience overseeing commercial manufacturing operations for publicly traded companies and high-consequence technology programs for the U.S. government. This experience, combined with his strategic vision, make him a valuable contributor to our Board of Directors.

Professional Experience

•
Mr. Melvin, age 56, had a 24 year career with NASA as an astronaut and research scientist, including serving as mission specialist on two Space Shuttle Atlantis missions to the International Space Station.
•
In addition, he served as a NASA Associate Administrator for Education for over four years and served as co-chair of the White House's Federal Coordination in STEM Education Task Force to develop education plans for STEM.
•
Mr. Melvin served as a U.S. representative to the International Space Education Board, a global collaboration on space education among a number of government space agencies.
•
He is a director of Star Harbor Space Training Academy, an immersive space training academy, and Trustee Emeritus of the University of Richmond Board of Trustees.
•
Mr. Melvin received a B.S. in chemistry from the University of Richmond and an M.S. in materials science engineering from the University of Virginia.

Leland D. Melvin Independent Director Director since 2019 Committee: – Governance
Skills and Qualifications

•
Mr. Melvin has 24 years of experience with NASA with extensive technical expertise in space exploration as both an astronaut and research scientist. This experience provides an external perspective and insight into the strategy, development, operations and stakeholders for our space propulsion and related programs.

6 2020 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Professional Experience

•
Mr. Nardelli, age 71, is the Founder and CEO of XLR-8, LLC, an investment and consulting company, which he formed in 2012.
•
He has also served as a Senior Advisor at Emigrant Savings Bank since August 2015, and formerly served as Senior Advisor to the founder of Cerberus Capital Management, L.P. (“Cerberus”), a private equity firm, and held several senior positions with Cerberus and Cerberus Operations and Advisory Company, LLC from 2007 to August 2015.
•
Mr. Nardelli served as Chairman and CEO of Chrysler LLC from 2007 until 2009 and served as Chairman, President and CEO of The Home Depot, Inc. from 2000 to 2007.
•
Previously, Mr. Nardelli held several senior executive positions with General Electric Company.
•
Mr. Nardelli has served on the boards of directors of The Home Depot (2000-2007), The Coca-Cola Company (2002-2005), Chrysler LLC (2007-2009) and Pep Boys – Manny, Moe and Jack (March 2015 – February 2016).

Robert L. Nardelli Independent Director Director since 2014 Committees: – Audit and Finance – Governance

Skills and Qualifications

•
Mr. Nardelli has over 40 years of global operating and financial experience, including with large publicly traded manufacturing companies. This experience combined with his past service on the boards of directors of several other publicly traded companies provides a meaningful perspective to our Board.

Professional Experience

•
Ms. Niland, age 61, most recently served as Corporate Vice President and Chief Financial Officer of Huntington Ingalls Industries, Inc. (March 2011 to March 2016), a Fortune 500 shipbuilding company for the U.S. Navy and Coast Guard that was spun off from Northrop Grumman Corporation in 2011.
•
Previously at Northrop Grumman, Ms. Niland served in a variety of roles of increasing responsibility over a career spanning over 37 years, including as Vice President and Chief Financial Officer, Shipbuilding; Vice President and Chief Financial Officer and Division Vice President - Finance.
•
Ms. Niland holds a master's degree from the University of Maryland University College and a bachelor's degree from Towson University.

Barbara A. Niland Independent Director Director since 2016 Committees: – Audit and Finance – Compensation (Chair)	Skills and Qualifications

•
Ms. Niland has over 30 years of financial and operations experience with ship building and manufacturing operations for the U.S. Navy. Her tenure in senior financial leadership roles with one of our publicly traded peer companies provides our Board with valuable perspectives on our industry.

Our Board recommends that stockholders vote “FOR” the nominees named above.

OTHER DIRECTORS (not up for election at the Annual Meeting)

Professional Experience

•
Ms. Bertsch, age 63, served as Chief Financial Officer of Owens-Illinois, Inc., a Fortune 500 manufacturer of glass and packaging products, from November 2015 to April 2019.
•
Previously, Ms. Bertsch served as the Executive Vice President and Chief Financial Officer of Sigma-Aldrich Corporation, a leading life science and high technology company, from March 2012 to November 2015.
•
Before joining Sigma-Aldrich, Ms. Bertsch served as Vice President, Controller and Principal Accounting Officer of Borg Warner, Inc., from August 2011 to February 2012 and as Vice President and Treasurer from December 2009 to July 2011.
•
Prior to that, Ms. Bertsch spent several years as Senior Vice President, Treasurer and Chief Information Officer for Chrysler Group, LLC, and Chrysler LLC, where she worked proactively with a number of constituents to determine a solution to Chrysler’s long-term viability.
•
Ms. Bertsch has served on the Boards of Directors of Meritor, Inc. since September 2016, and Regal Beloit Corporation since June 2019.

Jan A. Bertsch Independent Director Director since 2013 Committees: – Audit and Finance (Chair) – Compensation

Skills and Qualifications

•
Ms. Bertsch has held numerous advisory roles in the academic, technological, and major manufacturing industries. With 40 years of experience, Ms. Bertsch brings extensive corporate finance, strategic planning, restructuring and international experience to our Board. The depth and breadth of her professional career in the life science, automotive and manufacturing industries, with a keen focus on operational enhancements, cost reduction strategies and revenue generation for Fortune 500 and Fortune 1000 companies, make her a valuable addition to the Board.

2020 PROXY STATEMENT 7

PROPOSAL 1: ELECTION OF DIRECTORS

Professional Experience

•
From 2006 to 2014, Mr. Burbach, age 58, was President, Chief Executive Officer and director of Thoratec Corporation, a company that develops, manufactures and markets proprietary medical devices used for circulatory support.
•
Prior to that, he held executive leadership positions at Digirad Corporation, Philips Medical Systems, ADAC Laboratories, McKinsey & Company and CitiCorp.
•
Mr. Burbach received a bachelor’s degree in industrial engineering from Stanford University and a master’s of business administration from Harvard Business School.
•
Mr. Burbach serves on the board of directors of Fluidigm Corporation, a public company manufacturing and marketing innovative technologies for life sciences research, and is chairman of the board of directors of Procyrion Inc., a private medical device company focused on the treatment of chronic heart failure. He also serves on the board of Vascular Dynamics, Inc., a private medical device company developing innovative solutions for heart failure and hypertension.

Gerhard F. Burbach Independent Director Director since 2018 Committee: – Governance

Skills and Qualifications

•
Mr. Burbach's leadership background with medical device companies provides our Board with a key external perspective and insight into our medical isotope business, including strategy, development, operations, customers and other stakeholders.

Professional Experience

•
Mr. Fees, age 62, has served as the Non-Executive Chairman of our Board of Directors since May 2018. Prior to that he served as our Executive Chairman since the June 2015 spin-off of our former Power Generation business.
•
Previously, he served as our Non-Executive Chairman from July 2010 to May 2015.
•
From October 2008 to July 2010, he was Chief Executive Officer and a director of our former parent company, McDermott International, Inc. ("McDermott"), where he led the company and McDermott’s board through the separation of the company into two publicly traded companies by the spin-off of BWXT to McDermott’s shareholders.
•
Prior to becoming McDermott’s Chief Executive Officer in 2008, Mr. Fees led a distinguished career at BWXT for over 31 years. During his time with BWXT, Mr. Fees held numerous management and executive positions within BWXT when it was a McDermott subsidiary.
•
Mr. Fees serves on the board of directors of Brookfield Infrastructure Partners.

John A. Fees Non-Executive Chairman Director since 2010
Skills and Qualifications

•
Mr. Fees has critical expertise in government businesses, management of international businesses, development of technology, and nuclear technology. He served as the Chief Executive Officer and director of McDermott, our former parent company, and maintains key relationships important to our business. He has led initiatives to acquire key assets for the Company, divest under-performing businesses, and create significant shareholder value in the BWXT operating businesses. All of these attributes make him well qualified to serve as Non-Executive Chairman of the Board of BWXT.

Professional Experience

•
Mr. Jaska, age 69, currently serves as President and Chief Executive Officer of both GC Valiant LLC, a position he has held since February 2017, and Valiant Integrated Services LLC, a position he has held since January 2016. From July 2015 to January 2016, he served as Division President of Supreme Group LLC (now known as Valiant Integrated Services LLC).
•
Previously, Mr. Jaska served in a variety of roles of increasing responsibility with AECOM (formerly AECOM Technology Corporation) over a 10-year period, including President, Government (2013-2014), President of Americas & Government (2011-2013), Division Executive Vice President (2009-2011), Group Chief Executive, Government Group (2005-2009) and Consultant (2004-2005).
•
Mr. Jaska also held several positions with Tetra Tech, Inc., a global provider of professional technical services in engineering, applied sciences, resource management and infrastructure, including President and Director (2003-2004), President, Chief Financial Officer and Treasurer (2001-2003), Executive Vice President, Chief Financial Officer and Treasurer (2000-2001) and as Vice President, Chief Financial Officer and Treasurer (1994-2000).
•
Mr. Jaska has also held leadership roles with Alliant Techsystems, Inc., Honeywell, Inc. and Ecolab.
•
He holds a master's degree and a bachelor's degree from Western Illinois University.

James M. Jaska Independent Director Director since 2016 Committee: – Governance (Chair)

Skills and Qualifications

•
Mr. Jaska's leadership background with large technology and government services operations provides our Board with a key external perspective on our operations, customers and other stakeholders relevant to our businesses.

8 2020 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Professional Experience

•
Mr. Krieg, age 59, has served as the founder and Principal of Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change, since 2007.
•
Previously, Mr. Krieg served as the Under Secretary of Defense for Acquisition, Technology and Logistics from June 2005 to July 2007, in which role he was responsible for advising the Secretary of Defense on all matters relating to the Department of Defense acquisition system, research and development, advanced technology, developmental test and evaluation, production, logistics, installation management, military construction, procurement, environmental security, nuclear, chemical and biological matters.
•
Mr. Krieg has also served in a variety of U.S. Department of Defense roles, including as Special Assistant to the Secretary and Director for Program Analysis & Evaluation and Executive Secretary of the Senior Executive Council, and served as Vice President and General Manager of International Paper Realty Inc.
•
Mr. Krieg also worked in a number of defense and foreign policy assignments in Washington, DC, including positions at the White House, on the National Security Council Staff, and in the Office of the Secretary of Defense.
•
He served on the Board of Directors of Tempus Applied Solutions Holdings, Inc. from April 2014 to November 2016, and on the Board of Directors of API Technologies, Inc. from August 2011 to April 2016.

Kenneth J. Krieg Independent Director Director since 2016 Committee: – Compensation

Skills and Qualifications

•
Mr. Krieg has significant experience overseeing major research, development and procurement programs for the U.S. Department of Defense. His background provides our Board of Directors with valuable insight into acquisition priorities and considerations of the U.S. Government, our single largest customer.

Professional Experience

•
Mr. LeMasters, age 42, is a Managing Director at Blue Harbour Group, L.P., a multi-billion dollar investment firm, a position he has held since 2011.
•
Prior to joining Blue Harbour Group, he was a Founding Partner of Theleme Partners from 2009 to September 2011.
•
Mr. LeMasters has also served as a Partner at The Children’s Investment Fund (TCI) from 2008 to 2009 and a Vice President in the Relative Value/Event-Driven Group at Highbridge Capital Management from 2005 to 2008.
•
Mr. LeMasters began his career as an analyst at Morgan Stanley & Co. in the Mergers and Acquisitions Group and subsequently joined Forstmann Little & Co. as an analyst.
•
Mr. LeMasters earned his B.S. from the University of Pennsylvania in 1999 and his M.B.A. from the Harvard Business School in 2005.

Robb A. LeMasters Independent Director Director since 2015 Committee: – Audit and Finance – Compensation
Skills and Qualifications
• Mr. LeMasters’ extensive experience in capital markets, financial analysis and mergers and acquisitions allows him to provide valuable resources and perspectives to our Board.

Professional Experience

•
Mr. Pryor, age 75, is the former Chairman of Urenco USA, a division of Urenco Ltd. based in Stoke, England, where he served on the board of directors from January 2003 until December 2014.
•
He served on the boards of directors of DTE Energy Company until 2018 and Progress Energy, Inc. until 2012.
•
Mr. Pryor is the former Chairman and CEO of Westinghouse Electric Company. While at Westinghouse, he led the company’s growth to over $2 billion in annual revenue with employment of over 10,000 people.
•
Previously, he spent 25 years with BWXT, including serving as President of the Company’s Nuclear Power Division and CEO of B&W Nuclear Technologies until retiring in 1995 and starting his own management consulting business.
•
In 1993, Mr. Pryor was named the State of Virginia’s “Outstanding Industrialist.” Additionally, French President Francois Mitterand presented Mr. Pryor with the very distinguished Chevalier de ‘Ordre Nationale de Merit for developing business relationships between the United States and France.

Charles W. Pryor, Jr.* Lead Independent Director Director since 2015 Committees: Ex officio member of each Committee

Skills and Qualifications

•
Mr. Pryor is an engineer with extensive leadership experience with nuclear manufacturing, public utilities and international operations. Through his former service as Chairman and CEO of Westinghouse Electric Company, as well as on the boards of directors of Urenco USA, DTE Energy and Progress Energy, Inc., among other leadership roles, he is able to bring valuable industry perspectives to our Board.

* Mr. Pryor is not standing for re-election, and his current term will expire at the Annual Meeting.

2020 PROXY STATEMENT 9

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
We maintain a corporate governance section on our website, which contains copies of our principal governance documents. The corporate governance section may be found at www.bwxt.com under “Investors — Corporate Governance.” The corporate governance section includes the following documents:

•	Amended and Restated Bylaws

•	Corporate Governance Principles

•	Code of Business Conduct

•	Code of Ethics for Chief Executive Officer and Senior Financial Officers

•	Director Conflict of Interest Policy

•	Audit and Finance Committee Charter

•	Compensation Committee Charter

•	Governance Committee Charter
DIRECTOR INDEPENDENCE
The Board has established categorical standards, which conform to the independence requirements in the New York Stock Exchange (“NYSE”) listing standards, to assist it in determining director independence. These standards are contained in the Corporate Governance Principles found on our website at www.bwxt.com under “Investor Relations — Corporate Governance.”
Based on these independence standards, our Board has determined that the following directors are independent and meet our categorical standards:

• Jan A. Bertsch	• Kenneth J. Krieg	• Robert L. Nardelli
• Gerhard F. Burbach	• Robb A. LeMasters	• Barbara A. Niland
• James M. Jaska	• Leland D. Melvin	• Charles W. Pryor, Jr.
In determining the independence of the directors, our Board considered ordinary course transactions between us and other entities with which the directors are associated. None were determined to constitute a material relationship with us.
The Board also determined that Messrs. Fees and Geveden, who serve, or served in the past three years, as an executive of the Company, are not independent directors. Accordingly, we currently have a supermajority of independent directors (nine of eleven, or 82%) in compliance with our Corporate Governance Guidelines which require a majority of independent directors.
BOARD FUNCTION, LEADERSHIP STRUCTURE AND EXECUTIVE SESSIONS
The mission of our Board is to promote the best interests of the Company’s stockholders through oversight of the management of the Company’s business and affairs. The Board believes that its corporate governance policies and practices provide independent oversight and accountability of management. The Company’s Corporate Governance Principles and Committee charters provide for a number of processes and practices, including the appointment of a Lead Independent Director; executive sessions of the independent directors without management at each regular Board meeting; a majority of independent directors; and an Audit and Finance Committee, Compensation Committee and Governance Committee, each comprised exclusively of independent directors.
Lead Independent Director
The independent directors of our Board have appointed a Lead Independent Director who:

•	presides over all Board meetings at which the Chairman is not present and all executive sessions attended only by independent directors;

•	serves as liaison between the independent directors, on the one hand, and the Chief Executive Officer and the Chairman, on the other;

•	reviews and approves the Board meeting agendas and meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	advises the Chairman regarding the quality, quantity and timeliness of information sent by management to the directors;

•	oversees the regular meetings of our independent directors in executive session without management;

10 2020 PROXY STATEMENT

CORPORATE GOVERNANCE

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures that he is available for consultation and direct communication.
Mr. Charles W. Pryor, Jr. has served as our Lead Independent Director since 2018. Mr. Pryor is not standing for reelection at the Annual Meeting. The independent directors of the Board have elected Kenneth J. Krieg to serve as Lead Independent Director, effective immediately following the Annual Meeting.
Chairman and Chief Executive Officer Roles
Our Board does not have a policy requiring that the positions of Chairman and Chief Executive Officer be separate or be occupied by the same individual. Our Board believes that this is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on these matters when it elects a new Chief Executive Officer, appoints a new Chairman of the Board or at other times. Currently, the roles are separate, with Mr. Fees serving as our Non-Executive Chairman and Mr. Geveden as our Chief Executive Officer. Our Board believes that this leadership structure is appropriate for us at this time because it allows Mr. Fees and Mr. Geveden to share responsibility for setting our strategic direction, while also allowing Mr. Geveden to focus on our day-to-day operations and communicating with our stockholders and other stakeholders. This leadership structure also allows Mr. Fees, who has over 30 years of experience with the Company and prior public company board service, to set the Board’s agenda, in coordination with Mr. Pryor, our Lead Independent Director, and lead the Board in its oversight of management.
THE ROLE OF THE BOARD IN SUCCESSION PLANNING
The Board believes effective succession planning, particularly for the Chief Executive Officer, is important to the continued success of the Company. As a result, the Board regularly reviews and discusses succession planning for the Chief Executive Officer and other executive officers during executive sessions of Board meetings. The Governance Committee assists the Board in the area of succession planning, in particular, with respect to succession planning for the Chief Executive Officer. From time to time, the Board also retains an executive search firm as part of its normal succession planning function.

THE ROLE OF THE BOARD IN RISK OVERSIGHT
As part of its oversight function, the Board monitors the risks that we face. We maintain an enterprise risk management program administered by our Risk Management group. The program facilitates the process of reviewing key external, strategic, operational, safety, security and financial risks as well as monitoring the effectiveness of risk mitigation. Information on the enterprise risk management program is presented to senior management and the Board on a regular basis. The Audit and Finance Committee assists the Board in fulfilling its oversight responsibility in the areas of financial reporting, litigation and environmental risks and by meeting periodically with management to review these risk exposures and discuss BWXT’s policies and guidelines concerning risk assessment and management. The Compensation Committee also assists the Board with this function by assessing risks associated with our compensation programs in consultation with management and the Committee's outside compensation consultant. The Governance Committee assists the Board by assessing risks associated with corporate governance and cybersecurity. The Chief Information Officer provides regular updates to the Governance Committee regarding cybersecurity risks. The following diagram provides a summary of the risk allocation among the Board and its Committees.

2020 PROXY STATEMENT 11

CORPORATE GOVERNANCE

STOCKHOLDER ENGAGEMENT

We make it a priority to engage with our stockholders and have continued our stockholder engagement activities in 2019. Since the 2019 Annual Meeting of Stockholders, we conducted a stockholder engagement program and solicited stockholders holding approximately 83% of our outstanding shares to discuss, among other topics, environmental, social, governance and compensation matters. As a result of this outreach, we were able to have conversations with and seek feedback from stockholders representing approximately 56% of our outstanding shares. The feedback received from our stockholder outreach program is reported to the Audit and Finance Committee, Compensation Committee and Governance Committee, as appropriate, and informs Board and Committee discussions and decisions on compensation, governance, social and environmental ("ESG") matters, among other things.

Stockholder Feedback and Actions Taken in 2019
Since our 2019 Annual Meeting, we received stockholder feedback regarding our ESG disclosure and have undertaken enhancements to our website disclosure to provide additional information on our ESG efforts. In addition, several stockholders expressed concerns with single-trigger equity vesting in the event of a change in control. As a result in the 2020 Omnibus Incentive Plan, we have included a double-trigger provision requiring a termination event following a change in control for the equity awards of Named Executives to vest. See "Proposal 4: BWXT 2020 Omnibus Incentive Plan" for more information.

COMMUNICATION WITH THE BOARD
Stockholders or other interested persons may send written communications to the independent members of our Board, addressed to Board of Directors (independent members), c/o BWX Technologies, Inc., Corporate Secretary’s Office, 800 Main Street, 4th Floor, Lynchburg, Virginia 24504. All such communications shall be forwarded to the independent directors for their review, except for communications that (1) are unrelated to the Company’s business, (2) contain improper commercial solicitations, (3) contain material that is not appropriate for review by the Board based upon the Company’s Bylaws and the established practice and procedure of the Board, or (4) contain other improper or immaterial information. Information regarding this process is posted on our website at www.bwxt.com under “Investors — Corporate Governance.”
BOARD MEETINGS AND COMMITTEES
Director Attendance
Our Board met seven times during 2019. Directors attended an average of 98% (and all directors attended at least 86%) of the meetings of the Board and of the committees on which they served during the time they served on the Board in 2019. In addition, as reflected in our Corporate Governance Principles, we have adopted a policy that each member of our Board must make reasonable efforts to attend our Annual Meeting. All of our current directors attended the 2019 Annual Meeting of Stockholders, except for Mr. Melvin who joined the Board after the 2019 Annual Meeting.
Committees of the Board
Our Board appoints the members of the Audit and Finance, Compensation and Governance Committees of the Board.  Each of these standing committees has a written charter approved by the Board and available on our website at www.bwxt.com under “Investors — Corporate Governance.” In 2019, the Board dissolved the Safety and Security Committee in order to elevate safety and security matters to the full Board for regular reporting and review.
The current members of the committees are identified below. NYSE listing standards require that all members of our Audit and Finance, Compensation, and Governance Committees be independent. Our Board has affirmatively determined that each member of such committees is independent in accordance with the NYSE listing standards.

2020 PROXY STATEMENT 12

CORPORATE GOVERNANCE

Audit and Finance Committee	2019 Meetings: 6
Members: Jan Bertsch (Chair), Robb LeMasters, Robert Nardelli and Barbara Niland	100% Independent

Our Audit and Finance Committee’s role is financial and risk oversight. Management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. The Audit and Finance Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent registered public accounting firm’s work. The Audit and Finance Committee is responsible for the following:
•
Appoint, retain and oversee our independent registered public accounting firm and its audit process;
•
Monitor the effectiveness of our financial reporting processes and disclosure and internal controls;
•
Review our audited financial statements with management and our independent registered public accounting firm;
•
Review and evaluate the scope and performance on the internal audit function;
•
Review our policies and procedures regarding ethics and compliance; and
•
Review of our exposure to various risks, including financial, litigation, environmental and regulatory risks.

Our Board has determined that Mses. Bertsch and Niland and Messrs. LeMasters and Nardelli are each "financially literate" as defined by the NYSE and each qualify as an “audit committee financial expert” within the definition established by the Securities and Exchange Commission (“SEC”). For more information on the backgrounds of these directors, see their biographical information under “Proposal 1: Election of Directors” above. For more information on the Audit and Finance Committee, see "Audit and Finance Committee Report" and "Proposal 3: Ratification of Auditors" below.

Compensation Committee	2019 Meetings: 6
Members: Barbara Niland (Chair), Jan Bertsch, Kenneth Krieg and Robb LeMasters	100% Independent

The Compensation Committee has overall responsibility for our executive and non-employee director compensation plans, policies and programs. The Compensation Committee also oversees the annual evaluation of our Chief Executive Officer, in conjunction with the Governance Committee, and makes compensation recommendations to the independent directors of the Board.

The Compensation Committee regularly reviews the design of our significant compensation programs with the assistance of its compensation consultant. We believe our compensation programs are designed to retain and to motivate our employees at appropriate levels of business risk, which risks are generally mitigated through some of the following features:

•
Reasonable and Balanced Compensation Programs — Using the elements of total direct compensation, the Compensation Committee seeks to provide compensation opportunities for employees targeted at or near the median compensation of comparable positions in our market. As a result, we believe the total direct compensation of employees provides reasonable compensation opportunities with an appropriate mix of cash and equity, annual and longer-term incentives, and performance metrics.

•
Emphasis on Long-Term Incentive Over Annual Incentive Compensation — Long-term incentive compensation, to the extent awarded, typically makes up a larger percentage of an employee’s target total direct compensation than annual incentive compensation. Incentive compensation helps drive performance and align the interests of employees with those of stockholders. By tying a significant portion of total direct compensation to long-term incentives, typically over a three-year period, we promote longer-term perspectives regarding company performance.

•
Long-Term Incentive Compensation Subject to Forfeiture for Bad Acts — The Compensation Committee may terminate any outstanding stock award if the recipient (1) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (2) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company.

•
Most Annual and Long-Term Incentive Compensation Subject to Clawbacks — Incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement.

                                                                      (Continued on next page.)

2020 PROXY STATEMENT 13

CORPORATE GOVERNANCE

Compensation Committee (continued)

•
Linear and Capped Incentive Compensation Payouts — The Compensation Committee establishes financial performance goals that are used to plot a linear payout formula for annual and long-term incentive compensation to avoid an over-emphasis on short-term decision making. The maximum payout for both the annual and long-term incentive compensation is capped at 200% percent of target.

•
Use of Multiple and Appropriate Performance Measures — We use multiple performance measures to avoid having compensation opportunities overly weighted toward the performance result of a single measure. In general, our incentive programs are based on a mix of financial, safety and individual performance.

•
Stock Ownership Guidelines — Our executive officers and directors are subject to stock ownership guidelines that help to promote longer-term perspectives and align the interests of our executive officers and directors with those of our stockholders.

The Compensation Committee administers our Executive Incentive Compensation Plan (the “EICP”), under which it awards annual cash-based incentive compensation to our officers based on the attainment of annual performance goals. Our Compensation Committee approves, among other things, the target EICP compensation, as well as the financial and safety goals for each officer. The Committee recommends to the independent members of the Board individual goals for EICP compensation for our Chief Executive Officer. Our Chief Executive Officer establishes EICP individual goals for the Presidents of principal operating groups and other executive officers. The Compensation Committee also administers our 2010 Long-Term Incentive Plan (as amended, the “2010 LTIP”), and may delegate some of its duties (other than awards to directors under the 2010 LTIP) to our Chief Executive Officer or other senior officers. The Compensation Committee evaluates the Chief Executive Officer's performance under the EICP and 2010 LTIP and recommends payouts under such plans and other compensation changes to the independent members of the Board.

The Board has determined that each member of the Compensation Committee is (i) independent, as independence for compensation committee members is defined by the NYSE, (ii) a "non-employee director" for purposes of Section 16b-3 of the Exchange Act, and (iii) an "outside director" for purposes of 162(m) of the Internal Revenue Code.

Executive Compensation Consultant

The Compensation Committee has the authority to retain, terminate, compensate and oversee any compensation consultant ("Compensation Consultant") or other advisors to assist the committee in the discharge of its responsibilities. The Compensation Committee has engaged Exequity LLP (“Exequity”) as its outside Compensation Consultant since November 2018. For 2019, Exequity assisted the Compensation Committee with:

•
advice and analysis on the design, structure and level of executive and director compensation and incentive plans;
•
review of market survey and proxy compensation data for benchmarking;
•
advice on external market factors and evolving compensation trends; and
•
assistance with regulatory compliance and changes regarding compensation matters.

Exequity attends the Compensation Committee meetings, including executive sessions. Although Exequity works with our management on various matters for which the Compensation Committee is responsible, our management does not direct or oversee the retention or activities of Exequity.

See the “Compensation Discussion and Analysis” and “Compensation of Executive Officers” sections of this proxy statement for information about our 2019 executive officer compensation, including a discussion of the role of the Compensation Consultant.

Compensation Committee Interlocks and Insider Participation

No director who served as a member of the Compensation Committee during the year ended December 31, 2019 (Mses. Bertsch and Niland and Messrs. Krieg and LeMasters) (i) was during such year, or had previously been, an officer or employee of BWXT or any of our subsidiaries, or (ii) had any material interest in a transaction of BWXT or a business relationship with, or any indebtedness to, BWXT. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) of any other entity that has an executive officer serving as a member of our Board.

14 2020 PROXY STATEMENT

CORPORATE GOVERNANCE

Governance Committee	2019 Meetings: 5
Members:* James Jaska (Chair), Gerhard Burbach, Leland Melvin and Robert Nardelli	100% Independent
* Messrs. Melvin and Nardelli were appointed to the Committee, effective June 18, 2019 and September 12, 2019, respectively.

The Governance Committee has overall responsibility to:
•
establish and assess director qualifications;
•
review the composition of the Board and recommend director nominees for election;
•
oversee the annual self-evaluation process for our Board and Committees, as well as the Chief Executive Officer in conjunction with our Compensation Committee;
•
evaluate director orientation and director education programs; and
•
monitor governance and cybersecurity risks.
This committee will consider individuals recommended by stockholders for nomination as directors in accordance with the procedures described under “Stockholders’ Proposals.”

Director Nomination Process

Our Governance Committee is responsible for assessing the qualifications, skills and characteristics of candidates for election to the Board. In making this assessment, the Governance Committee generally considers a number of factors, including each candidate’s:
•
professional and personal experiences and expertise in relation to (i) our businesses and industries and (ii) the experiences and expertise of other Board members;
•
integrity and ethics in his/her personal and professional life;
•
professional accomplishments in his/her field;
•
personal, financial or professional interests in any competitor, customer or supplier of ours;
•
preparedness to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and any other personal or professional commitments that would, in the Governance Committee’s sole judgment, interfere with or limit his or her ability to do so;
•
willingness to apply for and ability to obtain and retain an appropriate Department of Defense or Department of Energy security clearance; and
•
ability to contribute positively to the Board and any of its committees.

The Board recognizes the benefits of a diversified board and believes that any search for potential director candidates should consider diversity as to gender, ethnic background, education, viewpoint and personal and professional experiences.

The Governance Committee solicits ideas for possible candidates from a number of sources — including members of the Board, our Chief Executive Officer and other senior level executive officers, individuals personally known to the members of the Board and independent director candidate search firms.

In addition, any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. See “Stockholders’ Proposals” in this proxy statement and our Bylaws, which may be found on our website at www.bwxt.com since “Investors — Corporate Governance.”

The Governance Committee will evaluate properly identified candidates, including nominees recommended by stockholders. The Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from the experience of incumbent directors on the Board. Although the Governance Committee will consider candidates identified by stockholders, the Governance Committee has sole discretion whether to recommend those candidates to the Board.

10-Year Director Tenure Limit
In 2015, our Board approved amendments to our Bylaws in connection with the spin-off of our former power generation business to provide that (1) a person shall not be nominated for election or reelection to our Board if such person will have served as a director for 10 years prior to the date of election or re-election (as measured from the date of the Bylaw amendment, July 1, 2015) and (2) any director who attains 10 years of service during his or her term shall be deemed to have resigned and retired at the first annual meeting following his or her attainment of 10 years of service as a director.

2020 PROXY STATEMENT 15

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS
The table below summarizes the compensation earned by or paid to our non-employee directors only for services as a member of our Board for the year ending December 31, 2019. The Compensation Committee of our Board, in coordination with its Compensation Consultant, conducts an annual benchmarking analysis of our Board's non-employee director compensation utilizing the custom peer group selected as our secondary benchmark for executive compensation purposes. Following this analysis in 2019, our Board, upon the recommendation of the Compensation Committee, determined to leave the 2019 compensation for non-employee directors unchanged after giving consideration to director refreshment and recruitment factors, except for an increase in the annual retainer for the Chair of the Audit and Finance Committee, effective following the annual meeting of stockholders for 2019. See "Fees Earned or Paid in Cash" below.
Directors who are also our employees do not receive any compensation for their service as directors. For information regarding the compensation of Chief Executive Officer, our only employee director, see “Compensation of Executive Officers” on the following pages.
DIRECTOR COMPENSATION TABLE FOR 2019

Name of Non-Employee Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total
Jan A. Bertsch	$113,750	$119,976	$3,152	$236,878
Gerhard F. Burbach	90,000	119,976	—	209,976
John A. Fees	190,000	119,976	1,404	311,380
James A. Jaska	105,000	119,976	—	224,976
Kenneth J. Krieg	90,000	119,976	—	209,976
Robb A. LeMasters	90,000	119,976	—	209,976
Leland D. Melvin(4)	67,500	119,991	—	187,491
Robert L. Nardelli	90,000	119,976	—	209,976
Barbara A. Niland	105,000	119,976	—	224,976
Charles W. Pryor, Jr.	115,000	119,976	—	234,976

(1)	See “Fees Earned or Paid in Cash” below for a discussion of the amounts reported in this column.

(2)	See “Stock Awards” below for a discussion of the amounts reported in this column.

(3)	See “All Other Compensation” below for a discussion of the amounts reported in this column.

(4)	Mr. Melvin was appointed to the Board on June 18, 2019.
During 2019, non-employee director compensation generally consisted of cash and equity. The compensation of our non-employee directors under our current non-employee director compensation program is described in more detail below.

Annual Director Compensation (All amounts in cash, except stock award)	Amount
Retainer for Non-Employee Directors	$90,000
Stock Award	120,000
Non-Executive Chairman	100,000
Lead Independent Director	25,000
Chair of the Audit and Finance Committee	25,000
Chairs of the Compensation Committee and Governance Committee	15,000
Fees Earned or Paid in Cash.  Under our current director compensation program, non-employee directors are eligible to receive the above annual retainer amounts, paid in quarterly installments (pro-rated for partial terms). Under our Supplemental Executive Retirement Plan (as amended and restated, “SERP”), directors may elect to defer the payment of up to 100% of their annual retainer and fees. Amounts elected to be deferred are credited as a bookkeeping entry into a notional account, which we refer to as a deferral account. The balance of a director’s deferral account consists of deferral contributions made by the director and hypothetical credited gains or losses attributable to investments elected by the director, or by our Compensation Committee if the director fails to make investment elections. Directors are 100% vested in their deferral accounts at all times. Ms. Bertsch and Messrs.

16 2020 PROXY STATEMENT

COMPENSATION OF DIRECTORS

Jaska, Krieg, LeMasters and Nardelli elected to defer 100% of their cash retainer in 2019. No other directors made a deferral election with respect to their cash retainer in 2019. Amounts reported in the Director Compensation Table include amounts deferred in 2019.
Stock Awards.  In addition to the cash payments provided to our directors, each non-employee director was entitled to receive a number of restricted stock units equal to $120,000 (prorated by quarter for partial terms) divided by the closing price of our common stock on the grant date, rounded down to the nearest whole share. The awards of restricted stock units were granted under our 2010 LTIP and vested immediately on the date of grant. Directors are required to retain shares equivalent to five times (5x) the annual cash retainer pursuant to our stock ownership requirements. As a result, all of our non-employee directors own equity in the Company.
The amounts reported in the “Stock Awards” column represent the grant date fair value computed in accordance with FASB ASC Topic 718. Grant date fair values are determined using the closing price of our common stock on the date of grant. Each non-employee director, except for Mr. Melvin, received an annual equity grant of 2,452 restricted stock units on May 14, 2019 with a grant date fair value of $119,976 based on the closing price of our common stock of $48.93 per share. Mr. Melvin joined the Board on June 18, 2019 and received an annual equity grant of 2,104 restricted stock units on August 8, 2019 with a grant date fair value of $119,991 based on the closing price of our common stock of $57.03 per share. There were no unvested stock awards or unexercised option awards (whether or not exercisable) held by the non-employee directors as of December 31, 2019. No option awards were granted to directors in 2019.
Under our 2010 LTIP, directors may elect to defer payment of all or a portion of their stock awards. Ms. Bertsch and Messrs. Burbach, Fees, Jaska, Krieg, LeMasters, Nardelli and Pryor each elected to defer 100% of their 2019 stock awards. Amounts reported in the Director Compensation Table include amounts deferred in 2019.

All Other Compensation. We have a travel and reimbursement policy pursuant to which we reimburse directors for travel and other expenses incurred in connection with business of the Board. The presence of a director’s spouse may be appropriate or necessary at certain meetings, conferences or other business-related functions. In those cases, pursuant to our policy, we pay the travel, meals and other expenses of the director’s spouse incurred while attending such functions. Pursuant to our reimbursement policy, to the extent the expenses of a spouse are imputed to the director as income, we will also reimburse the director for the taxes resulting from any such imputed income. In 2019, the incremental cost to the company to provide reimbursement for spousal travel, meals, activities and other expenses under our policy, together with the value of board gifts, was less than $10,000 per director and in the aggregate. The aggregate cost for all non-employee directors as a group and the aggregate amount paid to all non-employee directors as a group for reimbursement of taxes on imputed income were $4,556 and $1,686, respectively. The amounts reported in this column include tax reimbursements for Ms. Bertsch ($1,166) and Mr. Fees ($520).

2020 PROXY STATEMENT 17

NAMED EXECUTIVE PROFILES

NAMED EXECUTIVE PROFILES
The following profiles provide summary information regarding the experience of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who were employed by BWXT as of December 31, 2019. The Named Executive profiles provide professional experience, tenure with the Company and age as of the Annual Meeting.

	Professional Experience	Tenure with BWXT: 5 years

•
Mr. Geveden, age 59, has served as President and Chief Executive Officer since January 2017, and served as our Chief Operating Officer from October 2015 until December 2016.
•
Previously, Mr. Geveden was Executive Vice President at Teledyne Technologies Incorporated ("Teledyne"), a provider of electronic subsystems and instrumentation for aerospace, defense and other uses. There he led two of Teledyne's four operating segments since 2013, and concurrently served as President of Teledyne DALSA, Inc., a Teledyne subsidiary, since 2014. Mr. Geveden also served as President and Chief Executive Officer of Teledyne Scientific and Imaging, LLC (2011 to 2013) and President of both Teledyne Brown Engineering, Inc. and Teledyne's Engineered Systems Segment (2007 to 2011).
•
Mr. Geveden is a former Associate Administrator of the National Aeronautics and Space Administration ("NASA"), where he was responsible for all technical operations within the agency's $16 billion portfolio and served in various other positions with NASA in a career spanning 17 years.
•
Mr. Geveden serves on the board of directors of TTM Technologies, Inc.

Rex D. Geveden President, Chief Executive Officer and Director

	Professional Experience	Tenure with BWXT: 29 years

•
Mr. Black, age 58, was appointed as Senior Vice President and Chief Financial Officer upon the completion of our spin-off in June 2015 and prior to that served as our Vice President and Chief Accounting Officer since July 2010.
•
Previously, Mr. Black served as our Vice President and Controller (2007 to 2010) and Vice President and Controller of our Government Group (2003 to 2007).
•
He joined BWXT in 1991 as General Accounting Manager for the Nuclear Environmental Services Division. Other positions he held with BWXT include Financial Services Manager for the ASD Service Center Division, Controller for BWXT Federal Services, Inc., and Controller for BWXT Services, Inc.

David S. Black Senior Vice President and Chief Financial Officer

	Professional Experience	Tenure with BWXT: 2 years

•
Mr. McCabe, age 65, has served as our Senior Vice President, General Counsel, Chief Compliance Officer and Secretary since July 2018.
•
Prior to joining BWXT, Mr. McCabe served as Executive Vice President, General Counsel, Chief Compliance Officer and Secretary (or similar roles) of Orbital ATK, Inc. (and its predecessor, Orbital Sciences Corporation) from 2014 to 2018.
•
He also served as Senior Vice President, General Counsel and Secretary with Alion Science and Technology Corp., an advanced engineering and technology solutions provider, from 2010 to 2014, as well as Executive Vice President and General Counsel, and President of the federal business, of Braintech, Inc., an automated vision systems for industrial and military robots, from 2008 to 2010.
•
Previously, Mr. McCabe held legal roles with XM Satellite Radio, COBIS Corporation and what is now AT&T Government Solutions, and was CEO and a member of the board of directors of COBIS Corporation (and its predecessor, MicroBanx).
•
Earlier in his career, Mr. McCabe was an attorney in private practice.
•
Mr. McCabe has a bachelor’s degree from Georgetown University and a juris doctorate and masters of business administration from the University of Notre Dame.

Thomas E. McCabe Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

	Professional Experience	Tenure with BWXT: 14 years

•
Mr. Duling, age 57, has served as the President of our subsidiary, BWXT Nuclear Operations Group, Inc. ("BWXT NOG"), overseeing our Nuclear Operations Group segment since June 2018.
•
Mr. Duling previously served as President of Nuclear Fuel Services, Inc., one of our subsidiaries, from 2014 to 2018.
•
Mr. Duling served as Vice President of Production at the Y-12 National Security Complex, Director of the Specific Manufacturing Capability project at Idaho National Laboratory and Site Manager of the Naval Reactors Facility decommissioning project, among other roles.

Joel W. Duling President, BWXT Nuclear Operations Group, Inc.

18 2020 PROXY STATEMENT

NAMED EXECUTIVE PROFILES

	Professional Experience	Tenure with BWXT: 4 years

•
Mr. Loving, age 64, was appointed our Senior Vice President and Chief Administrative Officer in January 2020. Prior to that, he served as our Senior Vice President, Human Resources, since July 2016.
•
Prior to joining BWXT, Mr. Loving served for 8 years with McDermott, most recently as Senior Director, International Human Resources, responsible for the global delivery of human resources programs and services.
•
Mr. Loving also served as Senior Director, Human Resources for the Middle East, India and Caspian regions for J. Ray McDermott, S.A. Dubai, U.A.E. and as McDermott's Global Director of Human Resources Business Services.
•
Prior to joining McDermott, Mr. Loving held numerous management positions within BWXT for over 29 years when it was a McDermott subsidiary.

Richard W. Loving Senior Vice President and Chief Administrative Officer

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking stockholders to approve an advisory resolution on our executive compensation as reported in this proxy statement. Our Board has adopted a policy to hold annual advisory votes on executive compensation.
It is our belief that our ability to hire, retain and motivate employees is essential to the success of the Company and its stockholders. Therefore, we generally seek to provide reasonable and competitive compensation for our executives with a substantial portion in the form of performance-based compensation.

Accordingly, we submit the following resolution to stockholders at the Annual Meeting:
RESOLVED, that the stockholders of BWX Technologies, Inc. approve, on an advisory basis, the compensation of executives, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the sections entitled “Compensation Discussion and Analysis” and “Compensation of Executive Officers.”

EFFECT OF PROPOSAL
Although the resolution to approve our executive compensation is non-binding, it serves as an opportunity for us, our Board and Compensation Committee to gain valuable stockholder feedback on our executive compensation decisions and practices. Even in years when the resolution is approved, the Board and Compensation Committee retain discretion to change executive compensation from time to time if they conclude that such a change would be in the best interests of the Company and its stockholders. Our Board and its Compensation Committee value the opinions of stockholders on important matters such as executive compensation and will carefully consider the results of this advisory vote when evaluating our executive compensation programs.

RECOMMENDATION AND VOTE REQUIRED
Our Board recommends that stockholders vote “FOR” the approval of executive compensation. The proxy holders will vote all proxies received FOR approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will not have any effect on this proposal.

2020 PROXY STATEMENT 19

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (the “CD&A”) provides detailed information and analysis regarding the compensation of our Named Executive Officers (our “Named Executives”) as reported in the Summary Compensation Table and other tables located in the “Compensation of Executive Officers” section of this proxy statement.
This CD&A is divided into four sections:
Section 1: Executive Summary. In this section, we highlight our company performance, key compensation decisions and outcomes during 2019.
Section 2: Compensation Structure. In this section, we review our 2019 compensation philosophy, elements and processes.
Section 3: Compensation Analysis and Outcomes. In this section, we review the elements of 2019 total direct compensation, including: annual base salary, annual incentive compensation and long-term incentive compensation.
Section 4: Other Benefits and Practices. In this section, we review perquisites, post-employment arrangements and other compensation-related practices.
SECTION 1: EXECUTIVE SUMMARY
2019 PERFORMANCE HIGHLIGHTS

•	Consolidated revenue was up 5% to nearly $1.9 billion compared to prior year.

•	GAAP and Non-GAAP operating income increased 6.7% and 7.8%, respectively, compared to prior year.

•	GAAP and Non-GAAP earnings per share were $2.55 and $2.62, an increase of 12.3% and 9.6%, respectively, compared to prior year.

* Please refer to Appendix A, "Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results," for a reconciliation of adjusted results, including adjusted operating income and adjusted earnings per share, to reported results for 2019 and 2018.

•	In 2019, we returned $85.4 million to stockholders through $65.4 million of dividends and $20 million of share repurchases.

•
Based on stockholder feedback, the Compensation Committee has incorporated a double-trigger vesting provision for equity awards in the proposed BWXT 2020 Omnibus Incentive Plan. See "Proposal 4: Approval of BWXT 2020 Omnibus Incentive Plan."

2020 PROXY STATEMENT 20

COMPENSATION DISCUSSION AND ANALYSIS

TOTAL STOCKHOLDER RETURN
The following graph depicts the cumulative total stockholder return of BWXT for the three and five years ended December 31, 2019 relative to those of the S&P 500 Index, the S&P Aerospace and Defense Select Index ("S&P A&D Select") and our custom compensation peer group for 2019 (see below).
One-Year, Three-Year and Five-Year Total Stockholder Return as of December 31, 2019(1)

(1)
Measured by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the applicable share price at the end and the beginning of the measurement period by (ii) the share price at the beginning of the measurement period. Results for the compensation peer group do not include Orbital ATK, Inc., KLX Inc., Engility Holdings Inc., Esterline Technologies Corporation and Harris Corporation, which were acquired or merged in June 2018, October 2018, January 2019, March 2019 and June 2019, respectively.

STOCKHOLDER ENGAGEMENT AND 2019 PLAN DESIGN
Our executive compensation plan for 2019 is consistent with our historical pay-for-performance approach that incorporates feedback from our stockholder outreach efforts and metrics designed to drive the performance of BWXT.  We engage directly with our stockholders on executive compensation, governance, environmental, social and other topics and have continued this engagement directly with those stockholders who accepted our invitation to discuss these topics. See "Stockholder Engagement" above for more information on our engagement process.
Based on feedback from our stockholders, our Compensation Committee continued with a market-based, pay-for-performance structure for our executive compensation program and also enhanced the performance-based components of the program. In addition, the committee has incorporated a double-trigger vesting requirement for equity awards in the event of a change in control in the proposed BWXT 2020 Omnibus Incentive Plan submitted for stockholder approval. See "Proposal 4: BWXT 2020 Omnibus Incentive Plan" for more information.
Following a comprehensive review of our executive compensation program with Exequity, our executive compensation consultant, we determined that no material changes be made to the design of the 2019 executive compensation program. The following are some of the key design attributes of BWXT's 2019 program design.

2020 PROXY STATEMENT 21

COMPENSATION DISCUSSION AND ANALYSIS

2019 Executive Compensation Plan Design Overview
Long-Term Incentive Awards	Performance RSUs comprise 60% of long-term incentive award opportunity; 40% time-based RSUs
Financial Metrics for Performance-Based Long-Term Incentive Awards	Earnings per share and return on invested capital continue to be the preferred metric to align incentives with strategic initiatives to drive growth and promote capital management
Custom Peer Group(1)	Custom peer group established based on industry and size parameters of BWXT and regularly reviewed by the Compensation Committee
Increased Financial Performance Weighting in Annual Incentive Program	Financial and individual performance weighting 90% (up from 80%) and 10% (3% for safety), respectively, of the total award opportunity

(1)	See the Compensation Discussion and Analysis for additional information on how the Compensation Committee uses the Primary Benchmark and Secondary Benchmark Peer Groups.

The following describes the performance-based components of our 2019 program for our officers:

Financial Performance Metrics for Performance-Based RSUs	Financial Performance Metrics for Annual Incentive Awards
50% Earnings Per Share 50% Return on Invested Capital	75% Operating Income 15% Free Cash Flow

The Compensation Committee set our financial goals to achieve meaningful year-over-year growth in full-year operating income and free cash flow. Threshold performance under the operating income goals (described below) must be met for any payout to be made under the annual incentive plan.

22 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

ANNUAL INCENTIVE PLAN FINANCIAL METRICS AND GOALS FOR 2019 (90% of Pay-Out)

Metric (Weight)	Rationale	BWXT Business Unit	Threshold Goal 80% Performance 50% Payout	Target Goal 100% Performance 100% Payout	Maximum Goal 120% Performance 200% Payout	Actual
Operating Income (75%)	Our primary measure of profitability, which we believe is a strong driver of shareholder value	BWXT Consolidated	$265.7 million	$332.1 million	$398.5 million	$331.9 million
Free Cash Flow (15%)	Supports strategic business plan to promote strong cash flow generation	BWXT Consolidated	$38.1 million	$47.6 million	$57.2 million	$60.4 million
STRONG COMPENSATION GOVERNANCE PRACTICES
The following are practices we follow to incentivize performance and foster strong corporate governance on our compensation program:

WHAT WE DO:	WHAT WE DON’T DO:
 ✓ Pay for Performance. Significant emphasis on incentive and performance-based compensation.
✓ Compensation Program Responsive to Stockholder Feedback. We seek stockholder input and perspective on our compensation program.
✓ Benchmarking to Similarly Sized Companies. We avoid benchmarking executive pay to oversized peers by utilizing data that is revenue regressed to account for our Company size.
✓ Clawbacks. We can recover compensation under our annual and long-term incentive plans in various circumstances.
✓ “Double Trigger” Cash Severance in a Change-in-Control.
✓ Limited Perquisites and Tax Reimbursements.
✓ Stock Ownership Requirements. We maintain robust requirements for our executives and board members.
✓ Independent Compensation Consultant.

 X   No Hedging or Pledging. We do not permit hedging or pledging of our securities by our officers and directors.
X   No Excise Tax Gross-ups. There are no tax gross-ups on change-in-control benefits.
X   No Employment Agreements for our Executive Officers.
X   No Excessive Risk-Taking in Our Incentive Compensation. Our annual and long-term incentive programs use multiple performance metrics and capped pay-outs and other features intended to minimize the incentive to take overly risky actions.
X   No Guaranteed Minimum Pay-out for our Annual or Long-term Performance-based Awards.

2020 PROXY STATEMENT 23

COMPENSATION DISCUSSION AND ANALYSIS

SECTION 2: COMPENSATION STRUCTURE
PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION
We seek to provide reasonable and competitive compensation to executives through programs structured to:

•	attract and retain well-qualified executives;

•	incent and reward short- and long-term financial and other company performance, as well as individual contributions; and

•	align the interests of our executives with those of our stockholders.
We also subscribe to a “pay-for-performance” philosophy when designing executive compensation. For us that means a substantial portion of an executive’s target compensation should be “at risk” and performance-based, where the value of one or more elements of compensation is tied to the achievement of pre-determined financial and/or other measures we consider important drivers in the creation of stockholder value. Our compensation philosophy requires that a substantial portion of total compensation be designed to appropriately balance short- and long-term performance incentives to align our Named Executives’ interests with those of our stockholders.
ELEMENTS OF EXECUTIVE COMPENSATION
To support our compensation philosophy and objectives, our executive compensation program consists of the key elements identified in the graphs below. In addition to the elements of Total Direct Compensation, we also offer other benefits and practices to promote retention. See “Section 3: Other Benefits and Practices” on the following pages of this CD&A for additional information on these benefits and practices.
The Compensation Committee does not set a specific target allocation among the elements of total direct compensation; however, long-term incentive compensation typically represents the largest single element of target total direct compensation, and performance-based compensation constitutes the substantial majority of a Named Executive’s target total direct compensation, as demonstrated in the chart below.
The following table and chart reflect the key elements and proportion of each Named Executive’s target total direct compensation for 2019, the rationale for each element, and the financial performance metrics selected for our 2019 annual incentive awards. We typically use the term “Total Direct Compensation” to refer to an executive’s annual base salary, the dollar value of the executive’s target annual incentive award and the dollar value of the executive’s long-term incentive opportunity.
2019 TOTAL DIRECT COMPENSATION ELEMENTS

Element	Description	Primary Design Objectives
Base Salary	• Annual fixed cash compensation	• Attract and retain leadership talent
Annual Incentive
•
Pay-out based on 90% financial performance goals and 10% individual goals, which includes safety goals
•
Financial performance metrics (% of overall pay-out):
◦
operating income (75%) and
◦
free cash flow (15%)
•
Financial results determine payout multiplier
•
No payout unless at least threshold operating income goal is achieved
•
See below for discussion of financial performance metrics

•
Emphasize operating results by heavily weighting financial performance
•
Select financial performance metrics that align with strategic priorities
•
Align compensation with safety, which we view as a key component for the success of our business
•
Retain individual performance component to allow the exercise of discretion to differentiate among Named Executive performance

Long-Term Incentive	• Long-term incentive value allocated among the following mix of equity award types: ◦ 40% 3-year ratable vesting restricted stock units ◦ 60% 3-year cliff vesting performance restricted stock units
•
Align interest of executives with our stockholders
•
Promote executive focus on long-term company performance
•
Utilize performance metrics that management can impact and are meaningful drivers of long-term value creation

24 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

 2019 TOTAL DIRECT COMPENSATION
DETERMINING NAMED EXECUTIVE COMPENSATION
The following is a summary of responsibilities and data sources used by our Compensation Committee to determine our executive compensation program.

How Compensation Decisions Are Made
Compensation Committee's Role
•
The Compensation Committee establishes the target total direct compensation of our executives and administers other benefit programs.
•
The committee reviews the design of the program and establishes the performance metrics and goals under the incentive programs.
•
The committee evaluates Company and individual performance outcomes and ensures the appropriate balance of performance metrics is used.

Compensation Planning Process
•
Members of the Compensation Committee and our management team evaluate the advisory vote on executive compensation and stockholder feedback regarding our compensation programs and governance practices.
•
We engage with and solicit stockholder feedback regarding compensation, environmental, social and governance matters, which are reported to the Board and committees; our Compensation Committee discusses plan design alternatives and considerations with the executive compensation consultant; and existing plan performance results are monitored.
•
Annual and long-term compensation plan design and performance metrics and targets are approved.

How Our Compensation Committee Sets Annual and Long-Term Incentive Performance Goals
Determining Financial Goals
•
Our Compensation Committee strives to set financial performance goals that are rigorous enough to motivate our executives and our businesses to achieve meaningful increases over prior year results, but within reasonably obtainable parameters to discourage pursuit of excessively risky business strategies.
•
For our 2019 annual incentive plan, the committee set financial performance goals as follows:
◦
Operating Income (75%):  The committee set a target goal representing a 8.5% year-over-year increase following a bottoms-up operations and management review.
◦
Free Cash Flow (15%): The committee set the target goal based on the Company's 2019 free cash flow forecast.
•
The committee set our 2019 long-term incentive plan financial performance goals as follows:
◦
3-Year Cumulative Earnings Per Share (50%): The target goal was set to align with the Company's strategic plan and to drive towards mid to high range of external analyst guidance.
◦
Return on Invested Capital (50%):  The target goal was established to be higher than the average return on invested capital of our compensation peer group and historical internal target performance.

2020 PROXY STATEMENT 25

COMPENSATION DISCUSSION AND ANALYSIS

Determining Safety Goals
To promote rigor and continuous improvement in our safety goals, the committee set our primary safety goals for Total Recordable Incident Rate ("TRIR") and Days Away, Restricted or Transferred ("DART") to incentivize continuous focus on our safety performance. There is no payout on a safety target if our performance does not meet or exceed the goal for 2019.

Resources and Advisers to Our Compensation Committee
Independent Outside Consultant
•
Provides the Compensation Committee with information and advice on the design, structure and level of executive and director compensation.
•
Attends Compensation Committee meetings, including executive sessions.
•
Engaged and directed by the Compensation Committee.
•
Works directly with our Compensation Committee on executive compensation, including our Chief Executive Officer’s compensation.
Exequity LLP ("Exequity") served as executive compensation consultant to the Compensation Committee for 2019.

Management
•
Our Human Resources department, in consultation with the Compensation Committee chair and Exequity, prepares information for the Compensation Committee, including market data provided by Exequity and recommendations of our Chief Executive Officer regarding compensation of other executives.
•
Our Chief Executive Officer and senior Human Resources personnel attend committee meetings and, as requested by the Compensation Committee, participate in deliberations on executive compensation (except in respect to their own compensation) and select executive sessions.

Stockholder Outreach and Stockholder Vote on Executive Compensation
•
We provide our stockholders with the opportunity to cast an annual advisory vote on the compensation of our Named Executives.
•
Over 98% of the votes cast at our 2019 Annual Meeting of Stockholders on the executive compensation proposal were voted in favor of our executive compensation.
•
Although our stockholders expressed strong support for our executive compensation proposals in the past three years, members of our management team have conducted and plan to continue to conduct outreach programs with our stockholders, to discuss executive compensation, corporate governance, environmental, social and other matters. See Stockholder Outreach under Corporate Governance above for more information.
•
Our Compensation Committee considers stockholder feedback when selecting financial performance metrics and the mix of equity award vehicles. Our stockholder engagement efforts have informed our committee’s prior decisions to eliminate stock options and to select return on invested capital as a long-term performance metric.

How We Set Target Compensation
Target +/-15% of Median Compensation
•
We believe compensation is competitive at or near the median compensation paid for comparable positions.
•
We generally seek to set target compensation for each element of total direct compensation and in the aggregate at approximately +/-15% of the median compensation determined through benchmarking (referred to as “median” or “median range” in this CD&A).
•
The Compensation Committee may adjust a Named Executive’s target compensation, including setting it outside the median range, for a variety of reasons, including:
◦
performance;
◦
tenure;
◦
experience;
◦
succession planning;
◦
internal equity; and
◦
other factors or situations that are not typically captured by looking at standard market data.
•
Compensation actually earned by a Named Executive may be outside the median range targeted, depending on the achievement of performance goals, fluctuations in our stock price and/or satisfaction of vesting conditions.

26 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

How We Benchmark Total Direct Compensation
Primary Benchmark: Custom Peer Group Proxy Data
•
Proxy data from our custom peer group serves as the Compensation Committee's principal reference group for Named Executive compensation.
•
For our Committee’s 2019 executive compensation review, this group consisted of 15 companies with whom we compete for executive talent from the aerospace and defense industry. The companies comprising our custom peer group for 2019 are listed at the end of this CD&A.
•
Compensation information from this group represented the actual, non-regressed 2017 compensation reported in 2018 publicly available SEC filings.
•
The committee also utilizes the custom peer group to benchmark the design of our incentive compensation.

Secondary Benchmark: Willis Towers Watson 2018 General Industry Executive Compensation Survey
•
Exequity utilized the Willis Towers Watson’s survey to serve as the Compensation Committee’s secondary benchmark for NEOs and as the primary reference for all other executives in setting the amount of executive compensation in 2019.
•
Exequity includes all companies within Willis Towers Watson’s 2018 General Industry Executive Compensation Survey. Survey data focused on general industry companies with revenues between $1B and $3B.
•
On an annual basis, Exequity provides the Compensation Committee with an analysis comparing prior year executive target compensation to compensation for comparable positions at the 25th, 50th (median) and 75th percentiles using survey data and, as applicable, data from public company proxy statements.

SECTION 3: COMPENSATION ANALYSIS AND OUTCOMES
2019 TARGET TOTAL DIRECT COMPENSATION OVERVIEW
The chart below shows the 2019 target total direct compensation for each Named Executive. The 2019 target total direct compensation for each of our Named Executives was within +/-15% of the survey range applicable to the executive.

2019 TARGET TOTAL DIRECT COMPENSATION

Named Executive	Annual Base Salary ($)	Annual Incentive ($)	Long-Term Incentive ($)	Target Total Direct Compensation ($)
Rex D. Geveden	925,000	925,000	2,900,000	4,750,000
David S. Black	490,000	318,500	700,000	1,508,500
Thomas E. McCabe	525,000	341,250	600,000	1,466,250
Joseph W. Duling	462,000	300,300	525,000	1,287,300
Richard W. Loving	400,000	200,000	450,000	1,050,000
ANNUAL BASE SALARY
Our Compensation Committee generally reviews base salaries of our Named Executives on an annual basis with any adjustments to base salary effective April 1 of each year, with occasional reviews during the year to reflect promotions, increases in responsibilities or other compensation-related events. Set forth below are the base salaries for each of our Named Executives, as determined by the Compensation Committee based on its review of comparative market data for each Named Executive.
2019 ANNUAL BASE SALARY ADJUSTMENTS

Named Executive	January 2019 Salary ($)	April 2019 Salary ($)
Mr. Geveden	900,000	925,000
Mr. Black	480,000	490,000
Mr. McCabe	525,000	525,000
Mr. Duling	450,000	462,000
Mr. Loving	390,000	400,000

2020 PROXY STATEMENT 27

COMPENSATION DISCUSSION AND ANALYSIS

ANNUAL INCENTIVE COMPENSATION
Overview and Design. We pay annual incentives to drive the achievement of key business results and to recognize individuals based on their contributions to those results. The Compensation Committee administers cash-based annual incentive compensation for our Named Executives through our Executive Incentive Compensation Plan (“EICP”), which was previously approved by our stockholders. The following provides details on the performance measures selected by our Compensation Committee for our 2019 annual incentive plan.

2019 EICP Performance Measures
Financial (90%) • Operating Income (75%) • Free Cash Flow (15%)
Rationale:  Operating Income is our primary measure of profitability, which we believe is a strong driver of shareholder value; Free Cash Flow promotes management focus on strong cash flow generation to support our balanced capital deployment strategy between dividends, mergers and acquisitions and share repurchases.

Key Features:  No pay-out unless at least threshold BWXT consolidated operating income performance goal is achieved; financial performance determines the maximum amount a Named Executive can earn.

Pay-Out Calculation: Ranges from 0% - 200% based on achievement of goals; result is referred to as the “Financial Multiplier.”

Individual (10%) • Safety
Rationale:  Allows our CEO (or the Compensation Committee, in the case of Mr. Geveden) to differentiate incentive pay-outs among our Named Executives by exercising discretion on the target amount of each Named Executive’s individual performance component, based on the assessment of each Named Executive’s individual performance during 2019.

Safety Component:  A key component of the success of our business is safety, and TRIR and DART performance targets are included in the individual goal to focus attention on day-to-day operational safety by measuring (i) the rate of recordable workplace injuries and (ii) the severity of injuries, respectively. There is a deduction for each of the TRIR and DART safety metrics if the target is not achieved.

Pay-Out Calculation:  Ranges from 0% - 100%, multiplied by the “Financial Multiplier;” referred to as the “Individual Performance Result.”

The Compensation Committee established the following financial performance goals for 2019.

2019 EICP Financial Goals
Metric (Weight)	BWXT Business Unit	Threshold Goal 80% of Target 50% Payout	Target Goal 100% of Target 100% Payout	Maximum Goal 120% of Target 200% Payout	Actual
Operating Income (75%)	BWXT Consolidated	$265.7 million	$332.1 million	$398.5 million	$331.9 million
Free Cash Flow (15%)	BWXT Consolidated	$38.1 million	$47.6 million	$57.2 million	$60.4 million
Regardless of the level of performance achieved, the Compensation Committee retains the right to adjust the amount of annual incentive compensation payable in its discretion.
Summary of EICP Payments. The total payout percentage represents the combined results of applicable financial, individual and safety performance for each Named Executive. The amount paid under the EICP for 2019 can be illustrated by the following formula:
Total Cash Award = Earnings from Salary  x  Target  %  x  Total Payout  % (0 – 200%)
The Total Payout % is the sum of the Financial Multiplier and Individual Performance Result.
The following table indicates the amount earned under the EICP by our Named Executives based for the 2019 performance period (January 1 - December 31, 2019). For each Named Executive, the financial performance result (the Weighted Financial Performance Percentage) established the maximum eligible amount of EICP for 2019 (the Eligible Amount).

28 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

ANALYSIS OF 2019 EICP PAYOUT

	Mr. Geveden	Mr. Black	Mr. McCabe	Mr. Duling	Mr. Loving
Earnings from Salary	$918,750	$487,500	$525,000	$459,000	$397,500
Target Percentage	100%	65%	65%	65%	50%
Weighted Financial Performance Percentage(1)	116.7%	116.7%	116.7%	118.2%	116.7%
Eligible Amount(2)	$1,072,181	$369,793	$398,239	$352,650	$231,941
Total 2019 EICP Pay-Out(3)	$1,050,407	$362,283	$398,136	$345,668	$231,882
Total 2019 Pay-Out Multiplier	98.0%	98.0%	100.0%	98.0%	100.0%

(1)
The financial performance for all Named Executives is based on BWXT consolidated financial results, except for Mr. Duling, for whom operating income is measured on the results for the Nuclear Operations Group.

(2)	Amounts may not foot due to rounding.
(3)	Amount is based upon financial and individual performance results, including safety.
Analysis of Target Percentage.  The Compensation Committee set target percentages indicated in the table during its annual review of executive compensation in February 2019. The target percentages were not changed for the Named Executives in 2019.
2019 TARGET ANNUAL INCENTIVE COMPENSATION

Named Executive	EICP Target %(1)
Mr. Geveden	100%
Mr. Black	65%
Mr. McCabe	65%
Mr. Duling	65%
Mr. Loving	50%

(1)
Each Named Executive’s EICP target compensation was calculated by multiplying the applicable EICP Target % by the applicable projected earnings from salary during 2019. See “Executive Compensation – Summary Compensation Table” for each Named Executives’ earnings from salary during 2019.

At the time the Compensation Committee established the 2019 financial goals, it designed the 2019 annual incentive plan to exclude from actual operating income results the effect of certain pre-established items that it believed would not reflect operating performance, including (1) expenses associated with restructuring activity or asset acquisitions or dispositions, (2) pension accounting mark-to-market losses, (3) losses in respect of legal proceedings, divestitures, and impairment to assets, (4) acquisition related amortization and (5) other unusual or non-recurring items.
Analysis of 2019 EICP Performance Results.  The following table summarizes the level of financial performance and safety results, included in the individual goals, relative to the target goals.
(1) For purposes of calculating Mr. Duling's EICP payout, operating income results for the Nuclear Operations Group were 118.2% of target.

2020 PROXY STATEMENT 29

COMPENSATION DISCUSSION AND ANALYSIS

Analysis of Financial Performance.  The adjusted financial performance results for the 2019 Performance Period achieved a 116.7% pay-out for each of our Named Executives (118.2% for Mr. Duling) before taking into account safety and individual performance. These results included mandatory, pre-established adjustments from our GAAP operating income results for the items discussed on the previous page.
Analysis of Safety and Individual Performance.  The following table sets forth the target goals applicable to each safety metric and the level of achievement in 2019:

2019 Safety Goals and Actual Results
Safety Metric	Target	Actual Result
TRIR	0.74	0.64
DART	0.26	0.17
Total Safety Multiplier	3%	3%
Our Named Executives are also evaluated on pre-established individual performance goals. For Mr. Geveden, the Compensation Committee evaluates his individual performance based on the following criteria: (1) leadership; (2) strategic planning; (3) financial results; (4) succession planning; (5) communications; and (6) Board relations. Our other Named Executives are evaluated on performance goals specific to their respective roles and responsibilities.
LONG-TERM INCENTIVE COMPENSATION
Analysis of 2019 Target Long-Term Incentive Awards.  In determining the type and mix of stock granted to our Named Executives, the Compensation Committee seeks to maintain a strong correlation between pay and performance while promoting retention of key employees. The Compensation Committee allocated 2019 long-term incentive compensation as follows:
2019 Long-Term Incentive Vehicles
PERFORMANCE RESTRICTED STOCK UNITS

Attributes	Rationale
•
Vest between 0% and 200% of the amount of initial shares granted depending on cumulative diluted EPS performance (50% weighting) and average return on invested capital ("ROIC") performance (50% weighting) attained during performance period.
•
Performance period runs from January 1, 2019 through December 31, 2021.
•
For each performance measure, results at the threshold, target and maximum goals produce vesting at 50%, 100% and 200%, respectively, of the initial performance restricted stock units granted.
•
Vesting for performance results between threshold and target or target and maximum is determined by linear interpolation. No amount will vest with respect to any performance measure unless threshold results are attained.

•
We believe that over the long-term, there is a high degree of correlation between earnings per share and stock price.
•
Accordingly, we use earnings per share in long-term stock-based compensation to more closely align our goals with stockholder interests.
•
We believe using different performance measures than in the annual incentive compensation program reduces the focus on a single metric at the expense of others, helping to mitigate risk related to incentive compensation.
•
Including ROIC helps promote management focus on asset utilization.

30 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee sets target and maximum goals based on the sum of earnings per share estimates for each year of the Performance Period. To complement financial results under our annual incentive compensation program, we derived the estimates from the operating income target goal used in 2019 annual incentive compensation and assumed earnings per share growth rates of 11% and 16% for target and maximum goals, respectively.

We set the threshold goal at 80% of the cumulative earnings per share target goal, consistent with the structure of annual incentive compensation. Earnings per share results include the effect of share repurchases conducted during the performance period. We set threshold, target and maximum goals for average ROIC at 13%, 16% and 19%, which the Compensation Committee determined to be appropriate based on management’s projections of the Company’s financial results during the Performance Period.
For more information regarding the 2019 restricted stock units, see the Grants of Plan-Based Awards table under “Compensation of Executive Officers” below and disclosures under “Compensation of Executive Officers – Estimated Future Payouts Under Equity Incentive Plan Awards.”
2017 PERFORMANCE RESTRICTED STOCK UNITS
In 2017, the Committee established the following financial performance goals for the performance restricted stock units over the January 1, 2017 to December 31, 2019 performance period.

2017 Performance Restricted Stock Unit Goals
Metric (Weight)	Threshold Goal 80% of Target 50% Payout	Target Goal 100% of Target 100% Payout	Maximum Goal 120% of Target 200% Payout	Actual
Three-Year Cumulative Earnings per Share (50%)	$5.06	$6.32	$7.03	$6.45
Return on Invested Capital (50%)	11.5%	14.5%	17.5%	16.4%
Regardless of the level of performance achieved, the Compensation Committee retains the right to decrease the amount of long-term incentive compensation payable in its discretion.
Based on the exceeding the three-year cumulative earnings per share and return on invested capital goals, the Compensation Committee determined the number of shares earned under the 2017 Performance Restricted Stock Unit Award in February 2020. The following table indicates the shares earned under the LTIP by our Named Executives for the 2017 to 2019 performance period (January 1, 2017 to December 31, 2019).
ANALYSIS OF 2017 PERFORMANCE RESTRICTED STOCK UNIT PAYOUT

	Mr. Geveden	Mr. Black	Mr. McCabe(2)	Mr. Duling	Mr. Loving
Target Award (in Shares)	30,309	7,906	—	2,635	5,271
Weighted Financial Performance Percentage(1)	141.0%	141.0%	—	141.0%	141.0%
Total Earned Shares	42,736	11,148	—	3,716	7,433
Total 2019 Pay-Out Multiplier	141.0%	141.0%	—	141.0%	141.0%

(1)	The weighted financial performance is based on BWXT consolidated financial results 50% for three-year cumulative earnings per share and 50% for return on invested capital over the measurement period.
(2)	Mr. McCabe joined the Company in July 2018 and did not participate in the 2017 Performance Restricted Stock Unit award.

2020 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS

Value of 2019 Target Long-Term Incentive Compensation.  The following table shows the 2019 target long-term incentive compensation for each Named Executive.
2019 TARGET LONG-TERM INCENTIVE COMPENSATION

Named Executive	Target Value
Mr. Geveden	$2,900,000
Mr. Black	700,000
Mr. McCabe	600,000
Mr. Duling	525,000
Mr. Loving	450,000
Sizing Long-Term Incentive Compensation.  When granting stock, the Compensation Committee targets a dollar value rather than a number of shares, units or options. The number of restricted stock units granted can be expressed through the following formula:
Number of RSUs Granted = Target Value ($)  / Stock Valuation ($)
The target value was set by the Compensation Committee as previously discussed. The stock valuation was determined based on the closing price of our common stock on the NYSE on the date of grant. To ensure that restricted stock units vest in equal installments during the three-year vest term, the number of shares calculated was rounded to the nearest multiple of three.

SECTION 4: OTHER BENEFITS AND PRACTICES
OTHER BENEFITS AND PERQUISITES
Subject to applicable eligibility rules, our Named Executives receive all of the benefits offered to other BWXT employees generally, including medical and other health and welfare benefits and participation in our qualified defined benefit plans. We offer these benefits to our Named Executives and other employees to promote retention. Our Named Executives receive additional limited perquisites, which we provide to attract and retain key personnel.
We provide the following perquisites to our Named Executives: relocation and temporary housing assistance, annual physicals, tax and financial planning services, reimbursement of limited expenses in connection with a spouse accompanying them on business travel and other miscellaneous items. We believe the personal benefits offered to our Named Executives are reasonable and appropriate. We also provide our Named Executives with limited tax assistance with respect to relocation and the reimbursement of limited spousal expenses discussed above. For relocation, the Company provides tax assistance to Named Executives on the same basis provided to other employees receiving relocation assistance.
For a description of the values and valuation methodology associated with perquisites provided in 2019, see the notes and narratives to the Summary Compensation Table under “Compensation of Executive Officers” below.
RETIREMENT BENEFITS
Overview.  We provide retirement benefits through a combination of (1) qualified and non-qualified defined benefit pension plans (our “Pension Plans”), (2) qualified and non-qualified defined contribution retirement plans (our “Thrift Plans”), and (3) a supplemental non-qualified defined contribution executive retirement plan. Due to the volatility, cost and complexity associated with defined benefit plans, we have taken steps over the past several years to shift away from traditional defined benefit plans toward defined contribution plans by closing our pension plans to new and unvested salaried employees and freezing benefit accruals for existing salaried participants with less than five years of credited service. In 2012, we announced that all benefit accruals for salaried employees still accruing benefits under the Pension Plans would be frozen following a transition period. Those benefit accruals were frozen effective December 31, 2015. In lieu of future defined benefit plan accruals under those plans, we provide additional cash contributions to eligible employees’ Thrift Plan account, discussed below.
Pension Plans.  As a result of the recent changes in eligibility requirements, none of our Named Executives other than Mr. Black participate in our Pension Plans, which are comprised of qualified and non-qualified excess retirement plans. The excess plan covers a small group of highly compensated employees whose ultimate benefits under the qualified Pension Plans are reduced by Internal Revenue Code (“IRC”) limits on the amount of benefits that may be provided, and on the amount of compensation that may be taken into account in computing benefits. Benefits under the non-qualified excess plan in which our Named Executives participate are paid from the general

32 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

assets of the Company. See the “Pension Benefits” table under “Compensation of Executive Officers” below for more information regarding the Pension Plans.
Thrift Plans.  We maintain two primary defined contribution retirement plans: (1) a broad-based, qualified 401(k) plan (our “401(k) Plan”) and (2) a non-qualified restoration plan (our “Restoration Plan”). All of our Named Executives participated in the 401(k) Plan in 2019. Our Compensation Committee established the Restoration Plan to (1) more closely align our executive retirement plans with general and industrial market practices, (2) ensure the competitiveness of retirement benefits for our executives who are not eligible to participate in our Pension Plans, and (3) mirror the dual qualified and non-qualified plan design of our Pension Plans. Our Restoration Plan seeks to restore benefits provided by our 401(k) Plan that are precluded by IRC limits on eligible compensation and total contributions. The Restoration Plan contains the same principal components as our 401(k) Plan. All of our Named Executives participated in our Restoration Plan in 2019. Our obligations under the Restoration Plan are unfunded and plan benefits are payable from the general assets of the Company.
Supplemental Plans.  We also maintain a supplemental executive retirement plan (our “SERP”). The SERP provides participants with additional opportunities to defer the payment of certain compensation earned from us. In 2016, we discontinued Company contributions to participants’ SERP accounts, but participants may still make individual contributions to their notional accounts.
See the “Nonqualified Deferred Compensation” table and accompanying narrative under “Compensation of Executive Officers” below for more information about the Restoration Plan and SERP.
SEVERANCE ARRANGEMENTS
BWXT Severance Plan.  Prior to 2012, we maintained a broad-based severance plan to provide a measure of financial assistance to eligible employees who are involuntarily terminated in connection with a permanent reduction in force. In 2012, in consultation with Hay Group, the Committee's executive compensation consultant at that time, the Compensation Committee approved the replacement of our broad-based plan with a new modified plan and approved a new executive severance plan. The BWX Technologies, Inc. Executive Severance Plan was amended and restated as of July 1, 2015.
Change-in-Control Agreements.  The Compensation Committee has offered change-in-control agreements to executives, including Named Executives, since 2010. We believe change-in-control agreements protect stockholders’ interests by serving to:

•	attract and retain top-quality executive management;

•	assure both present and future continuity of executive management in the event of a threatened or actual change in control; and

•	ensure the objective focus of executive management in the evaluation of any change in control opportunities.
Our change-in-control agreements contain what is commonly referred to as a “double trigger,” that is, they provide cash benefits only upon a qualified termination of the executive within 30 months following a change in control. Stock awards are subject to the terms of the award agreements and vest outstanding stock immediately on the occurrence of a change in control, regardless of whether there is a subsequent termination of employment. Upon approval of the BWXT 2020 Omnibus Incentive Plan, vesting of future stock awards in the event of a change in control will be subject to a double trigger. Additionally, the change-in-control agreements do not provide any tax gross-up on the benefits following a qualified termination. Instead, the change-in-control agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to an executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the executive retaining a larger after-tax amount. The provision was included with the intent of benefiting the Company by seeking to preserve the tax deductibility of the benefits paid under the agreement, without compromising the objectives for which the agreement was approved.
See the “Potential Payments Upon Termination or Change in Control” tables under “Compensation of Executive Officers” below and the accompanying disclosures for more information regarding the change in control agreements with our Named Executives, events considered to be change in control events and other plans and arrangements that have different trigger mechanisms relating to a change in control.
OTHER COMPENSATION POLICIES AND PRACTICES
Stock Ownership Guidelines.  We maintain stock ownership guidelines for our executives and non-management directors. These guidelines establish minimum stock ownership levels of two to five times annual base salary for our

2020 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS

executives, and five times annual base retainer for non-management directors. Below are the minimum ownership levels for our non-management directors and executives, including our Named Executives:

•	Non-management Directors – Five times (5x) annual base retainer

•	Chief Executive Officer – Five times (5x) annual base salary

•	Other Named Executives – Three times (3x) annual base salary
Directors and executives have five years to achieve their respective minimum ownership levels. The Governance Committee annually reviews the compliance with these guidelines and has discretion to waive or modify the stock ownership guidelines for directors and executives. No executive or director is authorized to sell any shares of our common stock (other than to satisfy applicable withholding tax obligations resulting from a transaction involving such stock or to cover the exercise price of stock options) unless they have met their respective guideline. All of our directors and Named Executives are either in compliance with the stock ownership guidelines or are positioned to achieve compliance within the required time period.
Timing of Stock Awards.  To avoid timing stock awards ahead of the release of material nonpublic information, the Compensation Committee generally approves our annual stock-based awards effective as of the third day following the filing of our annual report on Form 10-K or quarterly report on Form 10-Q with the Securities and Exchange Commission. We have followed this practice for all long-term incentive compensation grants to Named Executives since 2005, subject to certain limited exceptions.
Hedging, Pledging and Short Sale Policies.  We maintain a policy that prohibits all directors, officers and employees from trading in puts, calls or other options on Company securities and otherwise engaging in hedging or monetization transactions, such as zero-cost collars and forward-sale contracts, that are designed to hedge or offset any decrease in the market value of Company securities. Our policy also prohibits directors, officers and employees from holding Company securities in margin accounts, pledging Company securities and engaging in short sales of company securities. This policy applies to all Company securities, including common stock, preferred stock, restricted stock, stock options, bonds and notes, held by directors, officers and employees whether granted by the Company or held directly or indirectly by the individual.
Clawbacks.  Incentive compensation awards include provisions allowing us to recover excess amounts paid to individuals who knowingly engaged in a fraud resulting in a restatement. The Compensation Committee may also terminate any outstanding stock award if the recipient (i) is convicted of a misdemeanor involving fraud, dishonesty or moral turpitude or a felony, or (ii) engages in conduct that adversely affects or may reasonably be expected to adversely affect the business reputation or economic interests of the Company.
Proxy Data Custom Peer Group for 2019 Compensation. Set forth below are the peer companies we have selected as our primary benchmark for 2019 compensation purposes.

• AAR Corp	• Esterline Technologies Corporation(2)	• KLX Inc.(4)
• Aerojet Rocketdyne Holdings, Inc.	• Harris Corporation(3)	• Moog Inc.
• Astronics Corporation	• HEICO Corp.	• Orbital ATK, Inc.(5)
• Cubic Corporation	• Hexcel Corporation	• Teledyne Technologies Incorporated
• Curtiss-Wright Corporation	• Huntington Ingalls Industries, Inc.	• TransDigm Group Incorporated
• Engility Holdings Inc.(1)
____________
(1) Engility Holdings Inc. was acquired by Science Applications International Corporation in January 2019.
(2) Esterline Technologies Corporation was acquired by Transdigm Group Incorporated in March 2019.
(3) Harris Corporation merged with L3 Technologies, Inc. in June 2019.
(4) KLX Inc. was acquired by The Boeing Company in October 2018.
(5) Orbital ATK, Inc. was acquired by Northrop Grumman Corporation in June 2018.
Deductibility of Executive Compensation.  In accordance with Section 162(m) of the Code and the recent passage of H.R. 1, the Tax Cuts and Jobs Act, on December 22, 2017, the deductibility for federal corporate income tax purposes of compensation paid to certain of our executive officers in excess of $1 million in any year is now generally restricted. Under the version of Section 162(m) of the Code in effect prior to January 1, 2018, certain performance-based compensation in excess of $1 million in a year was deductible by the Company if certain requirements were met and certain executive officers were excluded from the coverage of Section 162(m) of the Code. Although the Compensation Committee considers and evaluates the impact of Section 162(m), it believes that the tax deduction is only one of several relevant considerations in setting compensation. Accordingly, where it is deemed necessary and in the best interests of the Company to attract and retain the best possible executive talent to compete successfully and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee has in the past approved and in the future may approve compensation to

34 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

executive officers which exceeds the deductibility limits or otherwise may not qualify for deductibility. In this regard, certain portions of compensation paid to the Named Executives may not be deductible for federal corporate income tax purposes under Section 162(m) of the Code.

COMPENSATION COMMITTEE REPORT
The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that BWXT specifically incorporates it by reference into such filing.
We have reviewed and discussed the Compensation Discussion and Analysis with BWXT’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Barbara A. Niland, Chair
Jan A. Bertsch
Kenneth J. Krieg
Robb A. LeMasters

2020 PROXY STATEMENT 35

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS
The following table summarizes prior compensation of our Named Executives for the time periods in which each was a Named Executive.
SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensa-tion(4)	Change in Pension Value and Nonqual-ified Deferred Compen-sation Earnings(5)	All Other Compensation(6)	Total

Rex D. Geveden President and Chief Executive Officer	2019	$918,750	$—	$2,899,906	$1,050,407	$—	$172,445	$5,041,508
	2018	850,000	—	2,852,049	853,315	—	168,062	4,723,426
	2017	693,750	212,500	2,442,569	939,284	—	117,549	4,405,652
David S. Black Senior Vice President and Chief Financial Officer	2019	487,500	—	699,950	362,283	264,166	88,174	1,902,073
	2018	472,500	—	686,548	314,926	—	106,298	1,580,272
	2017	435,000	—	637,103	392,648	73,478	115,839	1,654,068
Thomas E. McCabe Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2019	525,000	—	600,054	398,136	—	71,123	1,594,313

Joel W. Duling President, BWXT Nuclear Operations Group, Inc.	2019	459,000	—	524,898	345,668	—	79,755	1,409,321
	2018	401,583	—	528,032	235,682	—	149,224	1,314,521

Richard W. Loving Senior Vice President and Chief Administrative Officer	2019	397,500	—	449,950	231,882	—	53,783	1,133,115
	2018	380,000	—	475,342	194,826	—	56,311	1,106,479

(1)	See “Salary” below for a discussion of the amounts reported in this column.

(2)	See "Bonus" below for a discussion of the amounts reported in this column.

(3)	See “Stock and Option Awards” below for a discussion of the amounts included in this column.

(4)	See “Non-Equity Incentive Plan Compensation” below for a discussion of the amounts included in this column.

(5)	See “Change in Pension Value and Nonqualified Deferred Compensation Earnings” below for a discussion of the amounts included in this column.

(6)	See “All Other Compensation” below for a discussion of the 2019 amounts included in this column.
Salary.  Amounts reported in the “Salary” column above include amounts that have been deferred under our qualified and non-qualified deferred compensation plans.
Bonus.  The amounts reported in this column for Mr. Geveden represent a one-time bonus he received in two 50% installments in 2016 and 2017 stemming from joining the Company as our Chief Operating Officer in October 2015. The bonus represents reimbursement for cash he forfeited from his previous employer and was subject to 100% reimbursement to the Company if Mr. Geveden voluntarily left the Company on or prior to the first anniversary of such payment.
Stock Awards.  The amounts reported in the “Stock Awards” column for each Named Executive represent the aggregate grant date fair value of all stock awards granted to Named Executives in 2019 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, excluding the effect of estimated forfeitures.
The amounts reported in the "Stock Awards" column include the grant date fair values of restricted stock units and performance restricted stock units granted to our Named Executives in 2019. The values for performance restricted stock units are based on our Named Executives attaining target performance levels, which we determined was the probable outcome at the time of grant. Assuming maximum performance levels were probable, the grant date fair value of each Named Executive's performance restricted stock unit awards would be as follows: $3,479,928 for Mr. Geveden; $839,961 for Mr. Black; $629,919 for Mr. Duling; $539,960 for Mr. Loving and $719,982 for Mr. McCabe.
For a discussion of the valuation assumptions used in determining the grant date fair value, see Note 9 to our consolidated financial statements  included in our annual report on Form 10-K for the year ended December 31, 2019.

36 2020 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

See the “Grants of Plan-Based Awards” table for more information regarding the stock awards granted to our Named Executives in 2019.
Non-Equity Incentive Plan Compensation.  The amounts reported in the “Non-Equity Incentive Plan Compensation” column are attributable to the annual incentive awards earned under our EICP. See the “Grants of Plan-Based Awards” table for more information regarding the annual incentive awards earned in 2019.
Change in Pension Value and Nonqualified Deferred Compensation Earnings.  The amounts reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column represent the changes in actuarial present values of the accumulated benefits under defined benefit plans, determined by comparing the prior completed fiscal year end amount to the covered fiscal year end amount. The discount rates applicable to our pension plans are 3.35% and 3.17% for the Qualified Plan and Excess Plan, respectively, at December 31, 2019. The discount rate applicable to our qualified pension plans at December 31, 2018 and December 31, 2017 was 4.36% and 3.71%, respectively. Mr. Black is the only Named Executive who is a participant in these plans, and the change in his actuarial present value was $264,166 in 2019.
All Other Compensation.    The amounts reported for 2019 in the “All Other Compensation” column are attributable to the following:
ALL OTHER COMPENSATION

Named Executive	Thrift Plan Contributions	Restoration Plan Contributions	Dividend Equivalents	Tax Reimbursement	Perquisites	Total
Mr. Geveden	$16,582	$38,325	$103,372	$679	$13,487	$172,445
Mr. Black	27,005	22,825	25,694	—	12,650	88,174
Mr. McCabe	16,800	14,700	11,080	—	28,543	71,123
Mr. Duling	20,264	14,320	15,135	5,233	24,803	79,755
Mr. Loving	16,800	7,050	17,283	—	12,650	53,783
Thrift Plan Contributions and Restoration Plan Contributions.  The amounts reported in these columns represent the total amount of matching and service-based contributions made to each Named Executive under our Thrift Plan and our Restoration Plan, respectively. Under our Thrift Plan, we will match 50% of employee’s contributions, up to 6%. Under our Restoration Plan, we will match 50% of the first 6% of employee’s deferral contributions. For information regarding our Thrift Plan and Restoration Plan matching contributions and service-based contributions, see “Compensation Discussion and Analysis – Other Benefits and Practices – Retirement Benefits” above.
Dividend Equivalents.  The amounts listed in this column for each Named Executive represent the value of dividend equivalents credited to their unvested restricted stock unit and performance restricted stock unit awards in 2019. Each dividend equivalent is equal to $0.17 per share of common stock underlying the unvested or deferred restricted stock unit or performance restricted stock units for dividends paid to stockholders of the Company for each quarter of 2019. Dividend equivalents credited to unvested restricted stock units and performance restricted stock units are subject to the same vesting period as the restricted stock units with respect to which the dividend equivalents are paid. Dividend equivalents credited to deferred restricted stock units and performance restricted stock units are subject to the same deferral period as the restricted stock units with respect to which the dividend equivalents are paid.
Tax Reimbursements. The amounts reported reflect tax reimbursements in 2019 for imputed income related to payments made for a Named Executive's spouse to attend Company events for Messrs. Geveden and Duling, as well as tuition reimbursement for Mr. Duling. See Perquisites below for additional information.
Perquisites.  In accordance with SEC rules, perquisites and other personal benefits received by a Named Executive are not included if their aggregate value does not exceed $10,000. The perquisites and other personal benefits reported for our Named Executives in 2019 are as follows:

•	The amount reported for Mr. Geveden is attributable to $12,650 for financial planning services and travel, meals and other expenses associated with his spouse accompanying him at a Company event.

•	The amount reported for Mr. Black is attributable to $12,650 for financial planning services.

•
The amount reported for Mr. Duling is attributable to $9,685 for tuition reimbursement, $12,650 for financial planning services and travel, meals and other expenses associated with his spouse accompanying him at a Company event.

2020 PROXY STATEMENT 37

COMPENSATION OF EXECUTIVE OFFICERS

•	The amount reported for Mr. Loving is attributable to $12,650 for financial planning services.

•	The amount reported for Mr. McCabe is attributable to $15,893 in relocation and temporary housing costs and $12,650 for financial planning services.
We calculate all perquisites and personal benefits based on the incremental cost we incur to provide such benefits. For financial planning services, we compute incremental cost based on the sum of (1) the actual cost incurred by us for the financial planning service for the applicable Named Executive and (2) a pro-rated portion of the fee our Company pays to the third party firm that provides the financial planning services.
GRANTS OF PLAN-BASED AWARDS
The following table provides additional information on stock awards and non-equity incentive plan awards made to our Named Executives during the year ended December 31, 2019. No stock option awards were granted to our Named Executives in 2019.

	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards; Number of Shares of Stock or Units(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock Awards(4)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Rex D. Geveden	3/1/2019	2/28/2019	$459,375	$918,750	$1,837,500
	3/1/2019	2/28/2019				16,808	33,616	67,232		$1,739,964
	3/1/2019	2/28/2019							22,410	1,159,942

David S. Black	3/1/2019	2/28/2019	158,438	316,875	633,750
	3/1/2019	2/28/2019				4,057	8,114	16,228		419,981
	3/1/2019	2/28/2019							5,409	279,970

Thomas E. McCabe	3/1/2019	2/28/2019	170,625	341,250	682,500
	3/1/2019	2/28/2019				3,478	6,955	13,910		359,991
	3/1/2019	2/28/2019							4,638	240,063

Joel W. Duling	3/1/2019	2/28/2019	149,175	298,350	596,700
	3/1/2019	2/28/2019				3,043	6,085	12,170		314,960
	3/1/2019	2/28/2019							4,056	209,939

Richard W. Loving	3/1/2018	2/28/2019	99,375	198,750	397,500
	3/1/2019	2/28/2019				2,608	5,216	10,432		269,980
	3/1/2019	2/28/2019							3,477	179,970

(1)
Amounts shown represent the range of potential payouts under our annual incentive compensation plan. See “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” below for a discussion of the amounts included in this column. The actual amounts paid to our Named Executives are included in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” above.

(2)	See "Estimated Future Payouts Under Equity Incentive Plan Awards" below for a discussion of the amounts included in this column.

(3)	Amounts shown represent shares of our common stock underlying restricted stock units. See “All Other Stock Awards” below for a discussion of the amounts included in this column.

(4)	See "Grant Date Fair Value of Stock Awards" below for a discussion of the amounts included in this column.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards
The amounts shown in this column reflect the threshold, target and maximum pay opportunities for each Named Executive under the EICP for 2019. Generally, EICP payout depends on three principal factors: (1) financial performance, (2) the Named Executive’s target percentage, and (3) the Named Executive’s earnings from base salary. For 2019, the target percentage for each Named Executive was as follows:

Named Executive	Target Percentage (% of Salary)
Rex D. Geveden	100%
David S. Black	65%
Thomas E. McCabe	65%
Joel W. Duling	65%
Richard W. Loving	50%

38 2020 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

The amounts reflected in the “target” column of the “Grants of Plan Based Awards” table represent the value of the payout opportunity under the EICP at target financial performance levels. All threshold, target and maximum amounts reported in the table above assume that our Compensation Committee exercises no discretion over the annual incentive compensation award ultimately paid. See “Compensation Discussion and Analysis — Compensation Analysis and Outcomes — Annual Incentive Compensation” above for more information about the 2019 EICP awards and performance goals.
Estimated Future Payouts Under Equity Incentive Plan Awards
The amounts shown reflect the threshold, target and maximum payout opportunities of performance restricted stock units granted in 2019 under the 2010 LTIP. Each grant represents a right to receive one share of BWXT common stock if performance targets are met. Upon vesting, the performance restricted stock units are settled into shares of BWXT common stock. The amount of performance restricted stock units that vest, if any, is determined based (1) 50% on the average annual ROIC during the three-year performance period and (2) 50% on the Company’s cumulative earnings per share during the same period. We withhold a portion of these shares to satisfy the minimum statutory withholding tax for each Named Executive due on vesting. The amounts shown in the “target” column represent the number of performance shares that will vest, which is 100% of the amount granted, if the target levels of average annual ROIC and cumulative earnings per share are attained. The amounts shown in the “maximum” column represent the number of performance shares that will vest, which is 200% of the amount granted, if the maximum level of average annual ROIC and cumulative earnings per share are attained. The amounts shown in the “threshold” column represent the minimum number of performance shares that will vest, which is 50% of the amount granted, if the threshold level of average annual ROIC and cumulative earnings per share are attained. No amount of performance shares will vest if the levels of both such performance metrics are less than the threshold performance level. See “Compensation Discussion and Analysis — Compensation Analysis — Long-Term Incentive Compensation” above for more information regarding the performance shares.
All Other Stock Awards
The amounts shown reflect 2019 grants of restricted stock units under our 2010 LTIP. Each restricted stock unit represents the right to receive one share of Company common stock and is generally scheduled to vest one-third each year beginning on the first anniversary of the date of grant. Upon vesting, the restricted stock units are settled into shares of Company common stock. We withhold a portion of these shares to satisfy the minimum statutory withholding tax for each Named Executive due on vesting. See “Compensation Discussion and Analysis — Compensation Analysis and Outcomes — Long-Term Incentive Compensation” for more information regarding the restricted stock units.

Grant Date Fair Value of Stock Awards
The amounts included in the “Grant Date Fair Value of Stock Awards” column for each Named Executive represent the full grant date fair values of the equity awards computed in accordance with FASB ASC Topic 718. Under FASB ASC Topic 718, the fair value of equity awards is determined using the closing price of our common stock on the date of grant for restricted stock units. For more information regarding the compensation expense related to 2019 awards, see Note 9 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2019. The values for performance restricted stock units are based on our Named Executives attaining target performance levels.
The amounts reported in the “Grant Date Fair Value of Stock Awards” column for restricted stock unit awards do not factor in the value of dividend equivalents credited to each unvested restricted stock unit as a result of dividends on stock declared by the Company in 2019. For more information on the value of dividend equivalents credited to our Named Executives’ unvested restricted stock unit awards, see “All Other Compensation” under the “Summary Compensation Table.”

2020 PROXY STATEMENT 39

COMPENSATION OF EXECUTIVE OFFICERS

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019
The following Outstanding Equity Awards at Fiscal Year-End table summarizes the equity awards we have made to our Named Executives that were outstanding as of December 31, 2019. We eliminated the use of stock options in 2016. None of our Named Executives had outstanding stock options as of December 31, 2019.

		Stock Awards(1)
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Rex D. Geveden
Restricted Stock Units	3/2/2017	7,074	(3)	$439,154
Performance RSU	3/2/2017				30,309	(8)	$1,881,583
Restricted Stock Units	3/2/2018	12,346	(4)	766,440
Performance RSU	3/2/2018				26,205	(9)	1,626,806
Restricted Stock Units	3/1/2019	22,410	(5)	1,391,213
Performance RSU	3/1/2019				33,616	(10)	2,086,881

David S. Black
Restricted Stock Units	3/2/2017	1,845	(3)	114,538
Performance RSU	3/2/2017				7,906	(8)	490,804
Restricted Stock Units	3/2/2018	2,972	(4)	184,502
Performance RSU	3/2/2018				6,308	(9)	391,601
Restricted Stock Units	3/1/2019	5,409	(5)	335,791
Performance RSU	3/1/2019				8,114	(10)	503,717

Thomas E. McCabe
Restricted Stock Units	8/9/2018	1,394	(7)	86,540
Performance RSU	8/9/2018				2,959	(9)	183,695
Restricted Stock Units	3/1/2019	4,638	(5)	287,927
Performance RSU	3/1/2019				6,955	(10)	431,766

Joel W. Duling
Restricted Stock Units	3/2/2017	615	(3)	38,179
Performance RSU	3/2/2017				2,635	(8)	163,581
Restricted Stock Units	3/2/2018	914	(4)	56,741
Performance RSU	3/2/2018				1,941	(9)	120,497
Restricted Stock Units	5/9/2018	1,314	(6)	81,573
Performance RSU	5/9/2018				2,789	(10)	173,141
Restricted Stock Units	3/1/2019	4,056	(5)	251,796
Performance RSU	3/1/2019				6,085	(10)	377,757

Richard W. Loving
Restricted Stock Units	3/2/2017	1,230	(3)	76,358
Performance RSU	3/2/2017				5,271	(8)	327,224
Restricted Stock Units	3/2/2018	2,058	(4)	127,761
Performance RSU	3/2/2018				4,367	(9)	271,103
Restricted Stock Units	3/1/2019	3,477	(5)	215,852
Performance RSU	3/1/2019				5,216	(10)	323,809

40 2020 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

(1)	Stock awards shown include restricted stock units ("RSUs") that have time-based vesting and performance RSUs that vest depending upon the attainment of specified performance goals.

(2)	Market values in this column are based on the closing price of Company common stock as of December 31, 2019 ($62.08), as reported on the New York Stock Exchange.

(3)	Represents the final one-third of RSUs granted which vested on March 2, 2020.

(4)
Represents remaining two-thirds of RSUs granted with vesting in one-third increments beginning with the first anniversary of the grant date. An additional one-third (50% of the unvested RSUs shown) vested on March 2, 2020 and the remaining one-third will vest on March 2, 2021.

(5)
Represents 100% of RSUs granted with vesting in one-third increments beginning with the first anniversary of the grant date. One-third of these RSUs vested on March 1, 2020, and the remaining RSUs will vest in equal installments on March 1, 2021 and 2022.

(6)
Represents remaining two-thirds of RSUs granted with vesting in one-third increments beginning with the first anniversary of the grant date. An additional one-third (50% of the unvested RSUs shown) will vest on May 9, 2020 and the remaining one-third will vest on May 9, 2021.

(7)
Represents remaining two-thirds of RSUs granted with vesting in one-third increments beginning with the first anniversary of the grant date. An additional one-third (50% of the unvested RSUs shown) vested on August 9, 2020 and the remaining one-third will vest on August 9, 2021.

(8)
These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving target performance levels. These performance RSUs vested on March 2, 2020. See 2017 Performance Restricted Stock Awards under Compensation Discussion and Analysis for additional information.

(9)
These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving target performance levels. These performance RSUs are generally scheduled to vest 100% on March 2, 2021. See the "Grants of Plan-Based Awards" table for more information about performance RSUs.

(10)
These performance RSUs represent the right to receive one share of our common stock for each performance RSU that vests. The number and value of performance RSUs that vest depend upon the attainment of specified performance goals. The number and value of performance RSUs reported are based on achieving target performance levels. These performance RSUs are generally scheduled to vest 100% on March 1, 2022. See the "Grants of Plan-Based Awards" table for more information about performance RSUs.

Vesting of Restricted Stock Units and Performance Restricted Stock Units
Restricted stock units generally vest one-third each year, except as otherwise noted. The Company granted performance restricted stock units that represented the right to receive one share of Company common stock for each performance restricted stock unit that vest. The number and value of performance restricted stock units that vest depend upon the attainment of specified performance goals. Performance restricted stock units are generally scheduled to cliff vest three years after the grant date, subject to achievement of specified performance goals.

2020 PROXY STATEMENT 41

COMPENSATION OF EXECUTIVE OFFICERS

OPTION EXERCISES AND STOCK VESTED IN 2019
The following table provides additional information about the value realized by our Named Executives on the vesting of BWXT stock awards during the year ended December 31, 2019. None of the Named Executives held or exercised stock options in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Rex D. Geveden	66,104	$3,421,543
David S. Black	27,054	1,400,315
Thomas E. McCabe	697	39,604
Joel W. Duling	11,440	590,906
Richard W. Loving	8,262	430,773

For each Named Executive, the amounts reported in the number of shares acquired on vesting column in the table above represent the aggregate number of shares of our common stock acquired by the Named Executive in connection with restricted stock units awarded under our 2010 LTIP that vested in 2019. The amounts reported in the value realized on vesting column were calculated by multiplying the number of shares acquired by the closing price of our common stock on the date of vesting.
The number of shares acquired in connection with the vesting of restricted stock units includes shares withheld by us in the amounts and for the Named Executives reported below to satisfy the minimum statutory withholding tax due on vesting as set forth below for each Named Executive.

Name	Shares Withheld on Vesting of Restricted Stock and Restricted Stock Units
Rex D. Geveden	26,915
David S. Black	9,263
Thomas E. McCabe	209
Joel W. Duling	3,468
Richard W. Loving	2,542

42 2020 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

PENSION BENEFITS FOR 2019
The following Pension Benefits table shows the present value of accumulated benefits payable to each of our Named Executives under our qualified and nonqualified pension plans.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2019
Mr. Geveden	—	—	—	—
Mr. Black	BWXT Governmental Operations Qualified Retirement Plan	24.417	$1,352,976	—
	BWXT Governmental Operations Excess Plan	24.417	729,041	—
Mr. McCabe	—	—	—	—
Mr. Duling	—	—	—	—
Mr. Loving	—	—	—	—

Overview of Qualified Plan.  We maintain retirement plans that are funded by trusts and cover certain eligible regular full-time employees, described below in the section entitled “Participation and Eligibility.” Mr. Black participates in the Retirement Plan for Employees of BWXT Governmental Operations (the “Qualified Plan”) for the benefit of eligible employees of the Company and our Nuclear Operations and Technical Services segments.
Due to their date of employment, Messrs. Geveden, Duling, Loving and McCabe were not eligible to participate in our defined benefit plans. For more information on our retirement plans, see “Compensation Discussion and Analysis — Other Benefits and Practices — Retirement Benefits.”
Participation and Eligibility.    Generally, salaried employees over the age of 21 years, who were hired before April 1, 2001, participate in the retirement plans.

•
For salaried participants hired before April 1, 2001, benefit accruals were frozen as of December 31, 2015. Beginning January 1, 2016, affected employees received a service-based cash contribution to their Thrift Plan account.

•
For salaried participants hired on or after April 1, 2001, benefit accruals were frozen as of March 31, 2006, subject to cost of living adjustments. Beginning January 1, 2016, the cost of living adjustments were discontinued. Affected employees receive a service-based cash contribution to their Thrift Plan account.

Benefits.  For eligible Named Executives, benefits under the Qualified Plan are based on years of credited service and final average cash compensation (including bonuses). The present value of accumulated benefits reflected in the Pension Benefit table above is based on a 3.35% and 3.17% discount rate for the Qualified Plan and Excess Plan, respectively, at December 31, 2019. The discount rate applicable to our qualified pension plans at December 31, 2018 and December 31, 2017 was 4.36% and 3.71%, respectively. Reductions in the discount rate, among other factors, result in an increase in the present value of the pension benefits.
Retirement and Early Retirement.  Under the Qualified Plan, normal retirement is age 65. The normal form of payment is a single-life annuity or a 50% joint and survivor annuity, depending on the employee’s marital status when payments are scheduled to begin. Early retirement eligibility and benefits under the Qualified Plan depends on the employee’s date of hire. Employees hired before April 1, 1998, including Mr. Black, are eligible for early retirement if the employee has completed at least 15 years of credited service and attained the age of 50. Early retirement benefits are based on the same formula as normal retirement, but the pension benefit is not reduced to reflect early commencement of payment if the sum of the employee’s age and years of service equals 75 or greater at the date benefits commence; otherwise the pension benefit is reduced by 4% times the difference between 75 and the participant’s age plus service.
Overview of Nonqualified Plans.  To the extent benefits payable under our qualified plans are limited by Section 415(b) or 401(a)(17) of the Internal Revenue Code, pension benefits will be paid directly by our applicable subsidiaries under the terms of unfunded excess benefit plans (the “Excess Plans”) maintained by them. Mr. Black participates in the Excess Plan for certain employees of BWXT Governmental Operations.

2020 PROXY STATEMENT 43

COMPENSATION OF EXECUTIVE OFFICERS

NONQUALIFIED DEFERRED COMPENSATION IN 2019
The following Nonqualified Deferred Compensation table summarizes our Named Executives’ compensation under our nonqualified defined contribution plans. There were no withdrawals or distributions to the Named Executives in 2019.

Name	Plan Name	Executive Contributions in 2019	Registrant Contributions in 2019	Aggregate Earnings (loss) in 2019	Aggregate Balance as of December 31, 2019
Mr. Geveden	SERP	—	—	—	—
	Restoration Plan	$38,325	$38,325	$34,302	$259,307
Mr. Black	SERP	—	—	67,003	487,262
	Restoration Plan	12,450	22,825	19,892	177,495
Mr. McCabe	SERP	—	—	—	—
	Restoration Plan	14,700	14,700	104	29,504
Mr. Duling	SERP	—	—	—	—
	Restoration Plan	10,740	14,320	6,535	55,480
Mr. Loving	SERP	—	—	—	—
	Restoration Plan	7,050	7,050	4,494	39,347

SERP.  Our SERP is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to a participant’s notional account, which we refer to as a participant’s company account. Participants include officers selected by our Compensation Committee. Benefits under our SERP are based on the participating Named Executive’s vested percentage in his notional account balance at the time of distribution. A Named Executive generally vests in his company SERP account 20% for each year of participation in their respective company account, subject to accelerated vesting for death, disability, termination by the Company without cause, retirement or on a change in control.
For 2019, participants could elect to defer the payment of certain compensation earned from us. Under our SERP, any amounts deferred by a participant are maintained in a notional account separate from the account into which we make annual contributions. We refer to this separate account as a participant’s deferral account. Participants are 100% vested in their deferral accounts at all times. None of the Named Executives contributed to the SERP in 2019.
Restoration Plan.  Our Restoration Plan is an unfunded, nonqualified defined contribution plan through which we provide annual contributions to each participant’s notional accounts, which we refer to as a participant’s company matching account and company service-based account. Participants include our Named Executives and other employees of our Company whose base salary exceeds certain compensation limits imposed by the Internal Revenue Code. Benefits under our Restoration Plan are based on a participant’s vested percentage in his or her notional account balance at the time of distribution. Each participant generally vests 100% in his or her company matching account and company service-based account upon completing three years of service with our Company, subject to accelerated vesting for death, disability, termination by the Company without cause, retirement or on a change in control.
Participants in our Restoration Plan may elect to defer the payment of certain compensation earned from us that is in excess of limits imposed by the Internal Revenue Code. As with our SERP, any amounts deferred by a participant in the Restoration Plan are reflected in a notional deferral account that is separate from the participant’s company matching and service-based accounts. Participants are 100% vested in their deferral accounts at all times.
Executive Contributions in 2019.  Under our SERP, an officer selected by our Compensation Committee may elect to defer up to 50% of his or her annual salary and/or up to 100% of any bonus earned in any plan year and a member of the Board may elect to defer up to 100% of his or her retainers earned in any plan year. Although participants were permitted to contribute all or a portion of their 2019 EICP bonuses to their SERP accounts, the amounts reported in this table as “Executive Contributions in 2019" do not include any contributions of any 2019 EICP awards because EICP awards earned in 2019 are not paid until 2020. There were no contributions to the SERP by Named Executives in 2019.
All of our Named Executives contributed to their Restoration Plan deferral accounts in 2019. Our Restoration Plan allows participants to defer a percentage of their base salary in excess of the Internal Revenue Code Section 401(a)(17) compensation limit, and receive company matching contributions with respect to those deferrals.

44 2020 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

Registrant Contributions in 2019.  Our Company no longer makes company contributions to our Named Executives' SERP accounts. Under our Restoration Plan, our Company makes notional matching and service-based contributions to eligible participants’ company matching account and serviced-based account, respectively. Any Restoration Plan participants who have elected to make deferral contributions under our Restoration Plan are credited with a company matching contribution equal to 50% of the first 6% of their deferral contribution. For each participant in our Restoration Plan, we also make a cash service-based contribution to the participant’s company service-based account. The amount of this service-based contribution is based on a percentage of the participant’s eligible compensation in excess of the Internal Revenue Code limit and ranges between 3% and 8%, depending on the participant’s years of service. This service-based contribution is made regardless of whether the participant has elected to make deferral contributions under our Restoration Plan. All 2019 company contributions are included in the “Summary Compensation Table” above as “All Other Compensation.”
Aggregate Earnings in 2019.  The amounts reported in this column for our SERP and Restoration Plan represent hypothetical amounts of earnings or losses and dividends credited during 2019 on all accounts for each Named Executive under our SERP and Restoration Plan. Under our SERP and Restoration Plan, each participant elects to have his notional accounts hypothetically invested in one or more of the investment funds designated by our Compensation Committee. Each participant’s notional accounts are credited and debited to reflect gains and losses on the hypothetical investments. These gains and losses are not reported as compensation in the Summary Compensation Table.
Aggregate Withdrawals/Distributions in 2019.  The amounts reported in this column for our SERP and Restoration Plan represent amounts Named Executives withdrew from their respective accounts or converted into a different retirement account. There were no withdrawals made by any of the Named Executive in 2019.
Aggregate Balance at December 31, 2019.    The aggregate balance of a participating Named Executive’s notional SERP account consists of contributions made by us to the Named Executive’s company account, deferrals by the Named Executive to his deferral account, hypothetical credited gains or losses on those accounts and any aggregate withdrawals or distributions from the SERP account. The aggregate balance of a participating Named Executive’s notional Restoration Plan account consists of contributions made by us to the Named Executive’s company matching account and company service-based account, deferrals by the officer to his deferral account, hypothetical gains or losses on those accounts and any aggregate withdrawals or distributions from the Restoration Plan. The balances shown represent the accumulated account values (including gains and losses) for each Named Executive as of December 31, 2019. Messrs. Black was 100% vested in his SERP balance shown above. Messrs. Geveden, Black, Duling and Loving were each 100% vested in their Restoration Plan balance shown above. Mr. McCabe is 100% vested in the employee contributions, but will not be vested in the company matching contributions until his third anniversary of service with the Company.
The SERP and Restoration Plan balances include contributions from previous years, which have been reported as compensation to the Named Executives in the Summary Compensation Table for those years – to the extent a Named Executive was included in the Summary Compensation Table during those years. The aggregate balances for the SERP and Restoration Plan for each Named Executive in the prior years are as follows:

Named Executive	Year	Restoration Plan	SERP
Mr. Geveden	2018	$148,356	$—
	2017	89,412	—
	2016	31,490	—
Mr. Black	2018	122,328	420,259
	2017	95,163	442,899
	2016	56,288	368,694
Mr. McCabe	2018	—	—
	2017	—	—
Mr. Duling	2018	23,885	—
	2017	—	—
Mr. Loving	2018	20,753	—
	2017	—	—
Deferred Stock Under 2010 LTIP.    Under the terms of our 2010 LTIP, our Compensation Committee has the discretion to permit selected participants to defer all or a portion of their stock awards. Participants, including our

2020 PROXY STATEMENT 45

COMPENSATION OF EXECUTIVE OFFICERS

Named Executives, were permitted to make deferral elections on their 2019 restricted stock unit awards and performance restricted stock unit awards. None of the Named Executives elected to defer stock awards in 2019.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following tables show estimated, potential payments to our Named Executives under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios under which a payment would be due in the event of a change in control or termination of employment of our Named Executives, assuming a December 31, 2019 termination date. Where applicable, the amounts listed below use the closing price of our common stock of $62.08 as reported on the NYSE on December 31, 2019, the last trading day in our fiscal year 2019. These tables do not reflect amounts that would be payable to the Named Executives pursuant to benefits or awards that are already vested.
Except as otherwise indicated, amounts reported in the below tables for restricted stock units and performance restricted stock units are calculated by multiplying the number of accelerated shares or units by $62.08 (the closing price of our common stock on December 31, 2019).

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON INVOLUNTARY TERMINATION WITHOUT CAUSE
The following table shows the estimated value of payments and other benefits due the Named Executives assuming their involuntary termination without cause as of December 31, 2019, pursuant to the BWX Technologies, Inc. Executive Severance Plan, as amended and restated July 1, 2015 (the “Executive Severance Plan”). In the event of a Named Executive’s termination with cause, none of these payments and other benefits would be due.

	Mr. Geveden	Mr. Black	Mr. McCabe	Mr. Duling	Mr. Loving
Severance Payments	$925,000	$490,000	$525,000	$462,000	$400,000
EICP	—	—	—	—	—
Benefits Payments	10,075	14,587	14,715	14,895	10,571
Outplacement Services	15,000	15,000	15,000	15,000	15,000
Financial Planning	12,650	12,650	12,650	12,650	12,650
SERP	—	—	—	—	—
Restoration Plan	—	—	14,752	—	—
Restricted Stock Units (unvested and accelerated)	411,218	103,425	21,666	53,761	70,150
Performance Restricted Stock Units (unvested and accelerated)	1,347,571	343,302	45,939	155,324	231,434
Total	$2,721,514	$978,964	$649,722	$713,630	$739,805
Severance Payments. The severance payments reported for each Named Executive represent lump-sum cash payments equal to 52 weeks base salary as in effect on the date of termination under the Executive Severance Plan. Through this plan, eligible employees are entitled to receive specified severance benefits, including the severance payment reported, in the event their employment is terminated by their employer for reasons other than “cause.” Under the Executive Severance Plan, “cause” means:

•
the willful and continued failure of a participant to perform substantially his or her duties (occasioned by reason other than physical or mental illness or disability) after a written demand for substantial performance is delivered to the participant by the Compensation Committee or the Chief Executive Officer, which specifically identifies the manner in which the Compensation Committee or the Chief Executive Officer believes that the participant has not substantially performed his or her duties, after which the participant will have 30 days to defend or remedy such failure to substantially perform his or her duties;

•	the willful engaging by a participant in illegal conduct or gross misconduct, which is materially and demonstrably injurious to the Company; or

•	the conviction of a participant with no further possibility of appeal, or plea of nolo contendere by the participant to, any felony or crime of falsehood.
Generally, employees of the Company and certain of the Company’s subsidiaries who have been elected to the office of vice president or president are eligible to participate in the Executive Severance Plan. Receipt of severance benefits under the Executive Severance Plan is subject to the employee executing a general release of claims and agreeing to certain non-compete, nondisclosure and other restrictive covenants, and the employee’s submission of a written claim for benefits.

46 2020 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

EICP.  The Company does not make any payments under the EICP to participants who have involuntarily terminated without cause, except participants who have at least five years of service and age 60 or older. For these participants, it has been the Company’s practice to pay the prorated amount of an EICP award that would have been earned during the year in which the employee is involuntarily terminated without cause, contingent on the participant executing a general release of claims.
Benefit Payments. Upon a termination by the Company for any reason other than cause under the Executive Severance Plan, each Named Executive would also be entitled to a lump-sum payment equal to nine months of COBRA premiums for the medical, dental and/or vision benefits in effect for the applicable Named Executive and his or her qualified beneficiaries as of the date of termination. This payment is subject to the same conditions described above for severance payments under the Executive Severance Plan. The amounts reported were determined by multiplying the annual cost of 2019 medical, dental and/or vision benefits for the Named Executive and his or her qualified beneficiaries by 102%. The Executive Severance Plan also provides for extended availability of COBRA coverage from 18 to 24 months.
Outplacement Services. Each Named Executive would be entitled to 12 months of employer-paid outplacement services under the Executive Severance Plan following his termination by the Company for reasons other than cause. The amounts reported represent the per person cost the Company would incur to engage a third-party service provider for 12 months of executive outplacement services.
Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following his termination without cause, among other events, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that the Company would be required to pay for the applicable Named Executive to receive such benefits.
SERP.  Under the terms of the Company’s SERP, an executive’s Company account becomes fully vested on, among other events, the date of the executive’s termination by the Company for any reason other than cause. Mr. Black is the only Named Executive participating in the SERP and is 100% vested.
Restoration Plan.  Under the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account becomes fully vested on, among other events, the date of the executive’s termination by the Company for any reason other than cause. “Cause” has substantially the same meaning under the Restoration Plan as it does under the Executive Severance Plan.
Equity Awards.  Generally for all Named Executives, the Company’s stock awards provide for accelerated vesting of at least a part of an executive’s outstanding shares or units under an involuntary termination without cause if due to a reduction in force. For stock awards prior to 2019, the amount that is accelerated generally depends on whether the termination occurred during the second or third year of the award. For most restricted stock unit awards, 25% of the unvested award vests or remains eligible to vest if termination occurs during the second year of the award and 50% of the unvested award vests or remains eligible to vest if termination occurs during the third year of the award. In the event performance awards remain eligible to vest, the number of performance awards that will vest at the end of the three-year vest term are determined by multiplying (i) the total number of performance shares that would have vested based on actual performance had the applicable Named Executive been employed at the end of the vest term by (ii) the applicable percentage discussed above. For stock awards made in 2019, performance RSUs are forfeited because the termination occurred prior to the first anniversary of the grant date. The value for performance awards included in the table above are based on the target number of shares.

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON VOLUNTARY TERMINATION
The Company generally does not make payments to Named Executives for voluntary termination of employment, except where a Named Executive is eligible for retirement as of the date of termination. As of December 31, 2019, no Named Executive was eligible for retirement as defined pursuant to each plan described below.
Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive would be entitled to financial planning benefits for one year following his or her retirement, so long as the agreement has not been earlier terminated.
SERP. Under the terms of the Company’s SERP, an executive’s company account becomes fully vested on, among other events, the date of the executive’s retirement. For purposes of SERP, retirement is defined as separation from service with us on or after the first day of the calendar month coincident with or following the executive’s attainment of the age of 65.

2020 PROXY STATEMENT 47

COMPENSATION OF EXECUTIVE OFFICERS

Restoration Plan.  Under the terms of the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, the date of the executive’s retirement. Retirement has substantially the same meaning under the Restoration Plan as it does under the SERP.
Equity Awards.  Except as discussed below, the equity awards for the Named Executives do not provide for accelerated vesting upon a voluntary termination of employment. Most awards, however, provide for accelerated vesting either on retirement or on becoming eligible for retirement. Generally, the terms of the Company’s stock and option award grants define retirement as a voluntary termination of employment after attaining age 65. The Company’s Compensation Committee may also exercise its discretion to provide for accelerated vesting in the event of a Named Executive’s voluntary termination.
Generally, the terms of the Company’s stock applicable award grants define retirement as a voluntary termination of employment after attaining age 65. Under this definition, none of the Named Executive who was employed with us on December 31, 2019 was eligible for retirement.
For eligible performance awards, 25% of the performance awards will remain eligible for vesting in the event an eligible Named Executive retires during the second year of an award’s three-year vest term and 50% of the performance awards will remain eligible for vesting in the event an eligible Named Executive retires during the third year of the award’s three-year vest term but before the third anniversary of the grant date. In such event, the number of performance awards that will vest at the end of the three-year vest term are determined by multiplying (i) the total number of performance shares that would have vested based on actual performance had the applicable Named Executive been employed at the end of the vest term by (ii) the applicable percentage discussed above.

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON TERMINATION DUE TO DEATH OR DISABILITY
The following table shows the value of payments and other benefits due to the Named Executives assuming the termination of their employment by reason of death or disability as of December 31, 2019.

	Mr. Geveden	Mr. Black	Mr. McCabe	Mr. Duling	Mr. Loving
Severance Payments(1)	$925,000	$490,000	$525,000	$462,000	$400,000
EICP	—	—	—	—	—
Benefit Payments(1)	10,075	14,587	14,715	14,895	10,571
Outplacement Services(1)	15,000	15,000	15,000	15,000	15,000
Financial Planning	12,650	12,650	12,650	12,650	12,650
SERP	—	—	—	—	—
Restoration Plan	—	—	14,752	—	—
Restricted Stock Units (unvested and accelerated)	2,596,806	634,830	374,467	428,290	419,971
Performance Restricted Stock Units (unvested and accelerated)	5,595,270	1,386,122	615,461	834,976	922,136
Total	$9,154,801	$2,553,189	$1,572,045	$1,767,811	$1,780,328
These benefits would not be payable in the event of a Named Executive’s death.
Severance Payments.  The severance payments reported for each Named Executive represent lump-sum cash payments equal to 52 weeks base salary as in effect on the date of termination. Through the Executive Severance Plan, eligible employees are entitled to receive specified severance benefits, including the severance payment reported, in the event their employment is terminated due to a termination by the Company by reason of a Named Executive being unable to perform his duties due to their physical or mental illness or disability. The Executive Severance Plan generally provides for benefits in the event a Named Executive is terminated by the Company for reasons other than “cause.” “Cause” is defined to exclude instances where an eligible employee is unable to perform his duties by reason of his physical or mental illness or disability.
Benefit Payments.  Upon a termination by the Company for any reason other than cause under the Executive Severance Plan, each Named Executive would be entitled to a lump-sum payment equal to nine months of COBRA premiums for the medical, dental and/or vision benefits in effect for the Named Executive and his qualified beneficiaries as of the date of termination. The amounts reported were determined by multiplying the monthly cost of 2019 medical, dental and/or vision benefits for the Named Executive and his qualified beneficiaries by 102%, and then multiplying the product by nine. The Executive Severance Plan also provides for extended availability of COBRA coverage from 18 to 24 months.
Outplacement Services.  Each Named Executive would be entitled to 12 months of employer-paid outplacement services under the Executive Severance Plan following his termination by the Company for reasons other than

48 2020 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

cause. The amounts reported represent the per-person cost the Company would incur to engage a third-party service provider for 12 months of executive outplacement services.
Financial Planning. Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following his termination without cause, among other events, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that the Company would be required to pay for the applicable Named Executive to receive such benefits.
SERP. Under the terms of the Company’s SERP, an executive’s Company account becomes fully vested on, among other events, the date of the executive’s death or disability.
Restoration Plan.  Under the Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, the date of the executive’s death or disability.
Equity Awards.  Under the terms of the awards outstanding for each Named Executive as of December 31, 2019, all unvested stock awards become vested in the event the applicable Named Executive’s employment terminates by reason of his death or disability.

ESTIMATED VALUE OF BENEFITS TO BE RECEIVED UPON CHANGE IN CONTROL
The following table shows the estimated value of payments and other benefits due the Named Executives assuming a change in control and termination as of December 31, 2019.

	Mr. Geveden	Mr. Black	Mr. McCabe	Mr. Duling	Mr. Loving
Severance Payments	$5,531,500	$1,617,000	$1,732,500	$1,524,600	$1,200,000
EICP	925,000	318,500	341,250	300,300	200,000
Benefit Payments	40,299	58,346	58,860	59,579	42,282
Outplacement Services	—	—	—	—	—
Financial Planning	12,650	12,650	12,650	12,650	12,650
SERP	—	—	—	—	—
Restoration Plan	—	—	14,752	—	—
Restricted Stock Units (unvested and accelerated)	2,596,806	634,830	374,467	428,290	419,971
Performance Restricted Stock Units (unvested and accelerated)	5,595,270	1,386,122	615,461	834,976	922,136
Total	$14,701,525	$4,027,448	$3,149,940	$3,160,395	$2,797,039
The Company has change-in-control agreements with various officers. Generally, under the Company’s change-in-control agreements, if a Named Executive is terminated within 30 months (24 months for Messrs. Loving and McCabe) following a change in control either (i) by the Company for any reason other than cause or death or disability; or (ii) by the Named Executive for good reason, the Named Executive is entitled to receive:

•	accelerated vesting in the executive’s SERP and Restoration Plan account;

•	accelerated vesting in any outstanding equity awards;

•	a cash severance payment;

•	a prorated target EICP payment;

•	payment of the prior year’s EICP payment, if unpaid at termination; and

•	a cash payment for health benefits coverage.
In addition to these payments, the Named Executive would be entitled to various accrued benefits earned through the date of termination, such as earned but unpaid salary and earned but unused vacation and reimbursements.
Under the Company’s change-in-control agreements, a “change in control” will be deemed to have occurred on the occurrence of any of the following:

•
Any person, other than an ERISA-regulated pension plan established by the Company or its affiliates makes an acquisition of outstanding voting stock and is, immediately thereafter, the beneficial owner of 30% or more of the then outstanding voting stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the incumbent directors; or any group is formed that is the beneficial owner of 30% or more of the outstanding voting stock (other than a group formation for the

2020 PROXY STATEMENT 49

COMPENSATION OF EXECUTIVE OFFICERS

purpose of making an acquisition directly from the Company and approved (prior to such group formation) by a majority of the incumbent directors);

•	individuals who are incumbent directors cease for any reason to constitute a majority of the members of the board of directors;

•
consummation of a business combination unless, immediately following such business combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding voting stock immediately before such business combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such business combination in substantially the same relative proportions as their ownership, immediately before such business combination, of the outstanding voting stock, (2) if the business combination involves the issuance or payment by the Company of consideration to another entity or its stockholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such business combination by a majority of the incumbent directors) does not exceed 50% of the sum of the fair market value of the outstanding voting stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the incumbent directors), (3) no person (other than any corporation resulting from such business combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such business combination and (4) a majority of the members of the board of directors of the parent corporation resulting from such business combination were incumbent directors of the Company immediately before consummation of such business combination; or

•
consummation of a major asset disposition unless, immediately following such major asset disposition, (1) individuals and entities that were beneficial owners of the outstanding voting stock immediately before such major asset disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (2) a majority of the members of the board of directors (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were incumbent directors of the Company immediately before consummation of such major asset disposition.

Severance Payment.  The severance payment that would be made to each Named Executive, with the exception of Mr. Geveden, in connection with a change in control is a cash payment equal to two times the sum of (1) the executive’s annual base salary prior to termination and (2) the same annual base salary multiplied by the executive’s target annual incentive compensation percentage for the year in which the termination occurs. The severance payment made to Mr. Geveden in connection with a change in control is a cash payment equal to 2.99 times the sum of (1) his annual base salary prior to termination and (2) the same annual base salary multiplied by his target EICP percentage for the year in which the termination occurs. Assuming a termination as of December 31, 2019, the severance payment under a change in control would have been calculated based on the following:

Name	Base Salary as of 12/31/2019	Target Annual Incentive as of 12/31/2019	Target Annual Incentive as a Percentage of Base Salary
Rex D. Geveden	$925,000	$925,000	100%
David S. Black	490,000	318,500	65%
Thomas E. McCabe	525,000	341,250	65%
Joel W. Duling	462,000	300,300	65%
Richard W. Loving	400,000	200,000	50%
EICP Payment.  Depending on the timing of the termination relative to the payment of an EICP award, the applicable executive could receive up to two EICP payments in connection with termination resulting from a change in control, as follows:

•
If an EICP award for the year prior to termination is paid to other EICP participants after the date of the executive’s termination, the executive would be entitled to receive the actual amount of the award determined under the EICP for such prior year (without the exercise of any downward discretion). The 2018

50 2020 PROXY STATEMENT

COMPENSATION OF EXECUTIVE OFFICERS

EICP awards were paid before December 31, 2019. As a result, no payment would have been due to the Named Executives in this respect.

•
The executive would be entitled to a prorated target EICP payment equal to the product of the Named Executive’s annual base salary and EICP target percentage, with the product prorated based on the number of days the Named Executive was employed during the year in which the termination occurs. Based on a December 31, 2019 termination, each Named Executive would have been entitled to an EICP payment equal to 100% of his 2019 target EICP, as in effect immediately prior to the date of termination.

Benefit Payments.  The amounts reported represent three times the full annual cost of coverage for medical, dental and vision benefits provided to the Named Executive and their covered dependents for the year ended December 31, 2019.
Financial Planning.  Under the terms of the agreement with the Company’s financial planning service provider, each Named Executive is entitled to financial planning benefits for one year following a change in control, so long as the agreement has not been earlier terminated. The amounts reported in this column represent the fee that would be required to be paid for each such Named Executive to receive such benefits. “Change of Control” is not defined under the agreement.
Restoration Plan.  Under the Company’s Restoration Plan, an executive’s Company matching account and Company service-based account become fully vested on, among other events, the date a change in control occurs. Messrs. Geveden, Black, Duling and Loving were each 100% vested in their respective Company matching accounts and Company service-based accounts as of December 31, 2019. “Change in Control” has a substantially similar meaning under the Company’s Restoration Plan as it does under the Company’s change-in-control agreements, except that a participant in the Company’s Restoration Plan is excluded from accelerated vesting if the participant is part of a purchasing group that consummates a transaction that qualifies as a change of control under the Restoration Plan.
Tax Reimbursements.  The agreements do not provide any tax reimbursement on the benefits. Instead, the agreements contain a “modified cutback” provision, which acts to reduce the benefits payable to a Named Executive to the extent necessary so that no excise tax would be imposed on the benefits paid, but only if doing so would result in the Named Executive retaining a larger after-tax amount.
Equity Awards. Under the terms of the awards outstanding, all unvested stock and option awards would become vested on a change in control, regardless of whether there is a subsequent termination of employment. Under the Company’s 2010 LTIP, a “change in control” occurs under the same circumstances described above with respect to the Company’s change-in-control agreements.

2020 PROXY STATEMENT 51

CEO PAY RATIO

CEO PAY RATIO
We are providing the following information about the relationship of the median of the annual total compensation of our employees and the annual total compensation of Mr. Rex D. Geveden, our President and Chief Executive Officer (our “CEO”), as required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act. For 2019, we determined that the median of the annual total compensation of our employees, other than our CEO, was $88,538 and the annual total compensation of our CEO, as reported in the Summary Compensation Table of this Proxy Statement, was $5,041,508. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual compensation of all employees in 2019 was 57 to 1.
The Securities and Exchange Commission rules allow us to identify our median employee once every three years unless there has been a change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in our pay ratio disclosure. In 2019, we determined that there was a significant change in our employee population due to increased hiring to support our business initiatives. Accordingly, our 2019 CEO pay ratio is calculated utilizing a new median employee identified for 2019.
The pay ratio provided is a reasonable estimate as of December 31, 2019 calculated in a manner consistent with Item 402(u) of Regulation S-K. The data used to calculate the pay ratio are specific to our Company and our employee population. As a result, our pay ratio may not be comparable to the pay ratios of other companies. We had approximately 6,450 employees as of December 31, 2019 located in the U.S. and Canada. To identify the median employee from our employee population, we compared the amount of salary, wages, non-cash earnings, and employer thrift and 401(k) contributions of our employees as reflected in our payroll records for 2019. We combined all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual compensation for the median employee of $88,538. We used the annual total compensation of our CEO as reported in the “Total” column of our Summary Compensation Table of this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information on our equity compensation plans as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	323,581	$23.91	3,190,459

2020 PROXY STATEMENT 52

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the number of shares of our common stock beneficially owned as of March 10, 2020 (unless noted otherwise) by each director or nominee as a director, each Named Executive and all our directors and executive officers as a group, including shares that those persons have the right to acquire within 60 days on the vesting of restricted stock units or the exercise of stock options.

Name	Shares Beneficially Owned	Shares Deferred(1)
Jan A. Bertsch(2)	14,299	9,954
David S. Black(3)	85,414	—
Gerhard F. Burbach(4)	3,936	—
Joel W. Duling(5)	21,467	—
John A. Fees	93,829	31,019
Rex D. Geveden	105,337	—
James M. Jaska(4)	9,228	—
Jason S. Kerr(6)	8,509	—
Kenneth J. Krieg(4)	9,228	—
Robb A. LeMasters(4)	15,645	—
Richard W. Loving(7)	20,028	—
Thomas E. McCabe	4,638	—
Leland D. Melvin	2,104	—
Robert L. Nardelli(4)	20,421	—
Barbara A. Niland	9,012	—
Charles W. Pryor, Jr.(8)	15,858	—
All directors and executive officers as a group (16 persons)(9)	438,953	40,973

(1)
Amounts reported in the “Shares Deferred” column represent shares of common stock underlying vested restricted stock units that our directors have elected to defer under our 2010 LTIP, but which are not considered beneficially owned under applicable Securities and Exchange Commission rules, as well as accrued dividend equivalents paid in shares on deferred restricted stock units. See “Director Compensation – Stock Awards” and “Deferred Stock Under 2010 LTIP” under the “Non-Qualified Deferred Compensation” table for additional information on the deferral of stock awards.

(2)
Shares beneficially owned by Ms. Bertsch represent shares of common stock underlying vested restricted stock units granted in 2016 and after and accrued dividend equivalents paid in shares that she elected to defer under our 2010 LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because she will acquire the respective shares immediately upon termination of service on the Board of Directors.

(3)	Shares beneficially owned by Mr. Black include 2,863 shares of common stock held in our Thrift Plan as of December 31, 2019.

(4)
Shares beneficially owned by Messrs. Burbach, Jaska, Krieg, LeMasters and Nardelli represent shares of common stock underlying vested restricted stock units and accrued dividend equivalents paid in shares that each of them has elected to defer under our 2010 LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because each of them will acquire their respective shares immediately upon termination of service on the Board of Directors.

(5)	Shares beneficially owned by Mr. Duling include 418 shares of common stock held in our Thrift Plan as of December 31, 2019.

(6)	Shares beneficially owned by Mr. Kerr include 296 shares of common stock held in our Thrift Plan as of December 31, 2019.

(7)	Shares beneficially owned by Mr. Loving include 5,125 shares of common stock held in our Thrift Plan as of December 31, 2019.

(8)
Shares owned by Mr. Pryor include 10,310 shares of common stock underlying vested restricted stock units and accrued dividend equivalents paid in shares that he elected to defer under our LTIP and which are considered beneficially owned under applicable Securities and Exchange Commission rules because Mr. Pryor will acquire such shares immediately upon termination of service on the Board of Directors.

(9)	Shares owned by all directors and executive officers as a group include 8,702 shares of common stock held in our Thrift Plan as of December 31, 2019.
Shares beneficially owned by each of our directors and officers individually in each case constituted less than one percent of the outstanding shares of common stock on March 10, 2020, as determined in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934. The aggregate shares beneficially owned by all of our directors and officers as a group constituted less than one percent of the outstanding shares of common stock measured as of the same date and on the same basis.

2020 PROXY STATEMENT 53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table furnishes information concerning all persons known by us to beneficially own 5% or more of our outstanding shares of common stock, which is our only class of voting stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	15,188,734	(2)	15.9%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19335	8,764,545	(3)	9.2%
William Blair Investment Management, LLC 150 North Riverside Plaza Chicago, IL 60606	7,357,982	(4)	7.7%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	6,827,427	(5)	7.2%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	6,157,195	(6)	6.5%
BlackRock Inc. 55 East 52nd Street New York, NY 10055	5,662,466	(7)	5.9%
Brown Advisory Inc. 901 South Bond Street, Suite #400 Baltimore, MD 21231	5,444,041	(8)	5.7%

(1)	Percent is based on outstanding shares of our common stock on March 10, 2020.

(2)
As reported on Schedule 13G/A filed with the Securities and Exchange Commission ("SEC") on February 14, 2020, T. Rowe Price Associates, Inc. has beneficial ownership of 15,188,734 shares of our common stock. According to the Schedule 13G/A, T. Rowe Price Associates has sole voting power with respect to 4,191,967 shares of our common stock and sole dispositive power with respect to 15,188,734 shares of our common stock.

(3)
As reported on Schedule 13G/A filed with the SEC on February 12, 2020, The Vanguard Group, Inc. has beneficial ownership of 8,764,545 shares of our common stock. According to the Schedule 13G/A, The Vanguard Group has sole voting power with respect to 54,979 shares of our common stock, shared voting power with respect to 16,481 shares of our common stock, sole dispositive power with respect to 8,706,880 shares of our common stock and shared dispositive power with respect to 57,665 shares of our common stock.

(4)
As reported on Schedule 13G/A filed with the SEC on February 10, 2020, William Blair Investment Management, LLC has beneficial ownership of 7,357,982 shares of our common stock. According to the Schedule 13G/A, William Blair Investment Management has sole voting power with respect to 6,537,728 shares of our common stock and sole dispositive power with respect to 7,357,982 shares of our common stock.

(5)
As reported on Schedule 13G/A filed with the SEC on February 14, 2020, Capital Research Global Investors ("CRGI") has beneficial ownership of 6,827,427 shares of our common stock. According to the Schedule 13G/A, CRGI has sole voting power and sole dispositive power with respect to 6,827,427 shares of our common stock.

(6)
As reported on Schedule 13G/A filed with the SEC on January 28, 2020, William Blair Investment Management LLP ("William Blair") has beneficial ownership of 6,157,195 shares of our common stock. According to the Schedule 13G/A, William Blair has shared voting power with respect to 5,068,153 shares of our common stock and shared dispositive power with respect to 6,157,195 shares of our common stock.

(7)
As reported on Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. has beneficial ownership of 5,662,466 shares of our common stock. According to the Schedule 13G/A, BlackRock has sole voting power with respect to 5,295,312 shares of our common stock and sole dispositive power with respect to 5,662,466 shares of our common stock.

(8)
As reported on Schedule 13G/A filed with the SEC on February 14, 2020, Brown Advisory incorporate ("BAI") has beneficial ownership of 5,444,041 shares of our common stock. According to the Schedule 13G/A, BAI has sole voting power with respect to 4,650,028 shares of our common stock and shared dispositive power with respect to 5,444,041 shares.

54 2020 PROXY STATEMENT

AUDIT AND FINANCE COMMITTEE REPORT

AUDIT AND FINANCE COMMITTEE REPORT
The following report of the Audit and Finance Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that BWXT specifically incorporates it by reference into such filing.
As described more fully in its charter, the purpose of the Audit and Finance Committee is to assist the Board in its oversight of BWXT’s financial reporting process, internal control system and audit functions. The Audit and Finance Committee also provides oversight of (i) BWXT’s compliance with legal and regulatory financial requirements; (ii) BWXT’s guidelines, policies and processes to assess and manage the Company’s exposure to risks in general, including financial risks; (iii) BWXT’s financial strategies and capital structure; and (iv) BWXT’s ethics and compliance program. The Committee’s principal responsibility is one of oversight. BWXT’s management is responsible for the preparation, presentation and integrity of its financial statements. Deloitte & Touche LLP (“Deloitte”), BWXT’s independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. Deloitte reports directly to the Audit and Finance Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.
The Audit and Finance Committee discussed with Deloitte the scope and plan for its audit and approved the terms of Deloitte’s engagement letter for the 2019 audit. In addition, the Audit and Finance Committee reviewed and approved the internal audit plan for 2019. The Audit and Finance Committee met and discussed with management, internal audit and Deloitte each quarter during the year, among other things:

•	the clarity and completeness of the presentation of the Company’s financial statements, its financial position and performance for the reporting period;

•	the assessment of the Company’s internal control over financial reporting;

•
critical accounting policies, including key accounting decisions and judgments, critical accounting estimates and underlying assumptions, significant changes in the selection or application of accounting principles, alternative accounting treatments, and critical audit matter disclosure;

•	the effect of regulatory and accounting initiatives on the Company’s financial statements;

•	unadjusted audit differences noted or proposed by Deloitte during its audit; and

•	any material written communications between management and Deloitte.
In this context, the Audit and Finance Committee reviewed and discussed BWXT’s audited consolidated financial statements for the year ended December 31, 2019 with BWXT’s management and Deloitte. This review included discussions with Deloitte regarding those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Committee received from Deloitte the written disclosures and letter required by the applicable PCAOB standards and rules concerning Deloitte’s independence and discussed with Deloitte their independence from BWXT and management. The Committee also considered whether the provision of non-audit services to BWXT is compatible with Deloitte’s independence.
The Audit and Finance Committee reviewed and discussed with management its assessment and report on the effectiveness of BWXT’s internal control over financial reporting as of December 31, 2019, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control - Integrated Framework” (2013 framework). We have also reviewed and discussed with Deloitte its review and report on BWXT’s internal control over financial reporting.
Based on these reviews and discussions and the reports of Deloitte, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in BWXT’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.

THE AUDIT AND FINANCE COMMITTEE
Jan A. Bertsch, Chair
Robb A. LeMasters
Robert L. Nardelli
Barbara A. Niland

2020 PROXY STATEMENT 55

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING DECEMBER 31, 2020
Our Board of Directors has ratified the decision of the Audit and Finance Committee to appoint Deloitte & Touche LLP (“Deloitte”) to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2020. Although stockholder approval of this appointment is not required, we intend to seek stockholder approval of our registered public accounting firm annually. No determination has been made as to what action the Audit and Finance Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit and Finance Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit and Finance Committee concludes such a change would be in our best interests. We expect that representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.
For the years ended December 31, 2019 and 2018, we paid Deloitte fees, including expenses and taxes, totaling $2,594,195 and $2,856,695, respectively, which are categorized below.

	2019	2018
Audit	$2,490,000	$2,699,000
The Audit fees for the years ended December 31, 2019 and 2018 were for professional services rendered for the audits of the combined and consolidated financial statements of BWXT, the audit of BWXT’s internal control over financial reporting, statutory and subsidiary audits, reviews of the quarterly combined and consolidated financial statements of BWXT and assistance with review of documents filed with the SEC.

Audit-Related	—	80,000
There were Audit-Related fees for the years ended December 31, 2018 related to the Company's debt offering.
Tax	101,500	75,000
The Tax fees for the years ended December 31, 2019 and 2018 were for professional services rendered for consultations on various U.S. federal, state and international tax compliance assistance, as well as consultation and advice on various foreign tax matters.

All Other	2,695	2,695
The fees for all other services for the years ended December 31, 2019 and 2018 were for an online research tool subscription service.
Total	$2,594,195	$2,856,695
It is the policy of our Audit and Finance Committee to pre-approve all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm.
Annually, the independent registered public accounting firm and the Vice President of Internal Audit present to the Audit and Finance Committee the anticipated services to be performed by the firm during the year. The Audit and Finance Committee reviews and, as it deems appropriate, pre-approves those services. The separate Audit, Audit-Related, Tax and All Other services and estimated fees are presented to the Audit and Finance Committee for consideration. The Audit and Finance Committee reviews on at least a quarterly basis the proposed services and fees for additional services that have occurred and are outside the scope of the services and fees initially pre-approved by the Audit and Finance Committee. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit and Finance Committee has pre-approved specific audit, audit-related, tax and other services and individual and aggregate fees for such services. The Audit and Finance Committee did not approve any audit, audit-related, tax or other services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act.

RECOMMENDATION AND VOTE REQUIRED
Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2020. The proxy holders will vote all proxies received FOR approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the matter. Because abstentions will not be considered cast on this matter, they will not have any effect on the proposal.

56 2020 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF BWXT 2020 OMNIBUS INCENTIVE PLAN

PROPOSAL 4: APPROVAL OF THE BWX TECHNOLOGIES, INC. 2020 OMNIBUS INCENTIVE PLAN

GENERAL
We are asking stockholders to approve the BWX Technologies, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”). The Board is recommending that the Company’s stockholders vote in favor of the 2020 Plan, which will succeed the 2010 Long-Term Incentive Plan of BWX Technologies, Inc., as amended or amended and restated (the “Prior Plan”). The Prior Plan has shares remaining available for new awards as of the date of this proxy statement, but if the 2020 Plan is approved by our stockholders, no further grants will be made under the Prior Plan. However, outstanding awards under the Prior Plan will generally continue in effect in accordance with their terms.
The 2020 Plan will continue to afford the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants to the Company and its subsidiaries, and non-employee directors of the Company.
Stockholder approval of the 2020 Plan would constitute approval of 1,450,000 shares of common stock, par value $0.01 per share, of the Company (“Shares”), plus Shares remaining available under the Prior Plan (as further described below), being made available for awards under the 2020 Plan, with such amount subject to adjustment, including under the 2020 Plan’s share counting rules. If the 2020 Plan is approved by stockholders, it will be effective as of the day of the Annual Meeting (the “Effective Date”). If the 2020 Plan is not approved by our stockholders, no awards will be made under the 2020 Plan, and the Prior Plan will remain in effect.
The actual text of the 2020 Plan is attached to this proxy statement as Appendix B. The following description of the 2020 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.
WHY WE BELIEVE YOU SHOULD VOTE FOR THIS PROPOSAL
The 2020 Plan authorizes the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), Shares of restricted stock, restricted stock units (“RSUs”), performance shares, performance units, cash incentive awards, dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, Shares, for the purpose of providing our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants of the Company and its subsidiaries, incentives and rewards for service and/or performance. Some of the key features of the 2020 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below in this subsection.
We believe our future success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2020 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use Share-based awards to recruit and compensate our employees and directors. The use of Shares as part of our compensation program is also important because equity-based awards are an essential component of our compensation for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.
As of March 10, 2020, 2,901,282 Shares remained available for issuance under the 2010 Plan. If the 2020 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized if reinvested in our business or returned to our stockholders.
The following includes aggregated information regarding our view of the overhang and dilution associated with the Prior Plan and the potential dilution associated with the 2020 Plan. This information is as of March 10, 2020. As of that date, there were approximately 95,228,579 Shares outstanding:

•	Outstanding full-value awards (service-based RSUs and performance-based RSUs based on maximum performance): 1,140,804 Shares (approximately 1.2% of our outstanding Shares);

2020 PROXY STATEMENT 57

PROPOSAL 4: APPROVAL OF BWXT 2020 OMNIBUS INCENTIVE PLAN

•
Outstanding stock options: 264,713 Shares (approximately 0.3% of our outstanding Shares) (outstanding stock options have a weighted average exercise price of $24.19 and a weighted average remaining term of 3.3 years);

•	In summary, total Shares subject to outstanding awards, as described above (full-value awards and stock options): 1,405,517 Shares (approximately 1.5% of our outstanding Shares);

•	Total Shares available for future awards under the Prior Plan: 2,901,282 Shares (approximately 3.1% of our outstanding Shares); and

•
In summary, the total number of Shares subject to outstanding awards (1,405,517 Shares), plus the total number of Shares available for future awards under the Prior Plan (2,901,282 shares), represents a current overhang percentage of 4.5% (in other words, the potential dilution of our stockholders represented by the Prior Plan).

•
Proposed additional Shares available for awards under the 2020 Plan: 1,450,000 Shares (approximately 1.5% of our outstanding Shares - this percentage reflects the simple dilution of our stockholders that would occur if the 2020 Plan is approved).

•
The total Shares subject to outstanding awards as of March 10, 2020 (1,405,517 Shares), plus the proposed Shares available for future awards under the 2020 Plan (the 2,901,282 Shares that remain available under the Prior Plan, plus 1,450,000 additional Shares), represent a total estimated overhang of 5,756,799 Shares (6.1%) under the 2020 Plan.

Based on the closing price on the New York Stock Exchange for our Shares on March 10, 2020 of $49.25 per Share, the aggregate market value of the 5,756,799 Shares requested under the 2020 Plan was $71,412,500.
In fiscal years 2017, 2018, and 2019, we granted awards under the Prior Plan covering 278,301 Shares, 219,759 Shares, and 263,125 Shares, respectively. Based on our basic weighted average Shares outstanding for those three fiscal years of 99,334,472 Shares, 99,062,087 Shares, and 95,344,349 Shares, respectively, for the three-fiscal-year period 2017-2019, our average run rate, not taking into account forfeitures, was 0.26% (our individual years’ run rates were 0.28%, 0.22% and 0.28% for fiscal 2017, 2018 and 2019, respectively).
In determining the number of Shares to request for approval under the 2020 Plan, our management team worked with the Compensation Committee and Exequity, the Committee's compensation consultant, to evaluate a number of factors, including our recent Share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2020 Plan.
If the 2020 Plan is approved, we intend to utilize the Shares authorized under the 2020 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the Shares requested in connection with the approval of the 2020 Plan will last for approximately 8.7 years, based on our historic grant rates and the approximate current Share price, but could last for a different period of time if actual practice does not match recent rates or our Share price changes materially. As noted below, our Compensation Committee retains full discretion under the 2020 Plan to determine the number and amount of awards to be granted under the 2020 Plan, subject to the terms of the 2020 Plan, and future benefits that may be received by participants under the 2020 Plan are not determinable at this time.
We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical Share usage has been responsible and mindful of stockholder interests, as described above.
2020 PLAN HIGHLIGHTS
Below are certain highlights of the 2020 Plan. These features of the 2020 Plan are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2020 Plan and stockholders’ interests, consistent with sound corporate governance practices:
Reasonable 2020 Plan Limits. Subject to adjustment as provided in the 2020 Plan, awards under the 2020 Plan are limited to 1,450,000 Shares plus the number of Shares available for grant under the Prior Plan but which have not yet been made subject to awards granted under the Prior Plan as of the Effective Date. This design means that we are essentially “rolling into” the new 2020 Plan the Shares that we have remaining under the Prior Plan as of the Effective Date. These Shares may be Shares of original issuance or treasury Shares, or a combination of the two. Subject to

58 2020 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF BWXT 2020 OMNIBUS INCENTIVE PLAN

the Share counting rules under the 2020 Plan, the shares available for issuance under the 2020 Plan will be reduced by one Share for every one Share subject to an award granted under the 2020 Plan.
Other Limits. The 2020 Plan also provides that, subject as applicable to adjustment and the applicable Share counting provisions as described in the 2020 Plan, the aggregate number of Shares actually issued or transferred upon the exercise of incentive stock options (as defined below) will not exceed 1,450,000 Shares.
Limited Share Recycling Provisions. If any award granted under the 2020 Plan or the Prior Plan (in whole or in part) expires or is terminated, canceled, forfeited, settled in cash or unearned, the Shares associated with the expired, terminated, canceled, forfeited, cash-settled, or unearned portion of the award will be added (or added back) to the aggregate Share limit under the 2020 Plan and be available for awards under the 2020 Plan. The following Shares will not be added (or added back, as applicable) to the aggregate number of Shares available under the 2020 Plan:

•	Shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option;

•	Shares withheld by us, tendered or otherwise used to satisfy tax withholding;

•	Shares subject to a Share-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise; and

•	Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options.
If a participant elects to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the aggregate number of Shares available under the 2020 Plan.
Change in Control Definition and Treatment. The 2020 Plan includes a non-liberal definition of “change in control,” as well as default treatment applicable to 2020 Plan awards in the event of a change in control, each of which are described below.
Non-Employee Director Compensation Limit. The 2020 Plan provides that no non-employee director of the Company will be granted compensation in any one calendar year for such service having an aggregate maximum value (measured as of the date of grant as applicable, and calculating the value of any 2020 Plan awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.
Dividends and Dividend Equivalents. As further described below, the Compensation Committee may provide that any awards under the 2020 Plan other than stock options or SARs be credited with dividends or dividend equivalents. However, any such dividends or dividend equivalents will be deferred until, and paid contingent upon, the vesting of the related award (or portion thereof) to which they relate. Stock options and SARs granted under the 2020 Plan may not provide for dividends or dividend equivalents.
No Repricing Without Stockholder Approval. Except in connection with certain adjustment events as described in the 2020 Plan or in connection with a change in control (as defined in the 2020 Plan), the terms of outstanding awards under the 2020 Plan may not be amended without the approval of the Company’s stockholders so as to (1) reduce the exercise price of any outstanding stock option or the base price of any outstanding SAR, (2) cancel any outstanding stock option or SAR (including following a participant’s voluntary surrender of “underwater” stock options or SARs) in exchange for cash or other awards (including substitutions and cash buyouts) or for a stock option or SAR with an exercise price or base price, as applicable, that is less than the exercise price of the original stock option or the base price of the original SAR, (3) otherwise constitute a repricing under generally accepted accounting principles in the United States (as applicable to the Company’s public reporting), (4) permit repurchase from participants, whether for cash or any other consideration, of any outstanding stock options or SARs that have an exercise price or base price, as applicable, greater than the then-current fair market value (as defined in the 2020 Plan) of a Share, or (5) permit the grant of any stock option or SAR that contains a so-called “reload” feature under which additional stock options, SARs or other awards are granted automatically to the participant upon exercise of the original stock option or SAR. Among other things, the immediately preceding sentence is intended to prohibit the repricing of “underwater” stock options and SARs and will not be construed to prohibit the adjustments provided for in the 2020 Plan, and, notwithstanding any provision of the 2020 Plan to the contrary, the immediately preceding sentence may not be amended without approval by the Company’s stockholders.
SECTION 162(m) OF THE CODE
Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a deduction for certain compensation paid to certain executive officers (and certain former executive officers) to the extent that compensation to a covered employee exceeds $1 million for such year. Compensation qualifying for a performance-based exception as “qualified performance-based compensation” under Section 162(m) of the Code was historically not subject to the deduction

2020 PROXY STATEMENT 59

PROPOSAL 4: APPROVAL OF BWXT 2020 OMNIBUS INCENTIVE PLAN

limit if the compensation satisfied the requirements of Section 162(m) of the Code. This exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available. The Company will not be able to make any grants under the 2020 Plan that will be intended to qualify for the performance-based exception. To be clear, stockholders are not being asked to approve the 2020 Plan (or any of its provisions) for purposes of Section 162(m) of the Code or the performance-based exception.
SUMMARY OF OTHER MATERIAL TERMS OF THE 2020 PLAN
Administration. The 2020 Plan is generally administered by the Compensation Committee. The Compensation Committee selects the participants and determines the type or types of awards and the number of shares or units to be optioned or granted to each participant under the 2020 Plan. All or part of the award may be subject to conditions established by the Compensation Committee.
To the extent permitted under applicable law, the Board or the Compensation Committee may delegate to any committee of the Board (including, for the avoidance of doubt, a single-person committee), to the Chief Executive Officer and to other senior officers of the Company, its duties under the 2020 Plan pursuant to such conditions or limitations as the Compensation Committee may establish. The Compensation Committee may authorize one or more senior officers of the Company to do one or both of the following on the same basis as the Compensation Committee: (1) designate employees to be recipients of awards under the 2020 Plan; and (2) determine the size of any such awards, subject to certain limitations described in the 2020 Plan.
The Compensation Committee may, in its discretion, design an award under the 2020 Plan to provide for continued vesting or accelerated vesting upon certain events, including in connection with or following a participant’s death, disability (as defined in the 2020 Plan), or termination of service or a change in control (as defined in the 2020 Plan). Following the grant of an award, the Compensation Committee may also, in its sole discretion, provide for continued or accelerated vesting or exercisability of an award, eliminate or make less restrictive any restrictions contained in an award, waive any restriction or other provision of the 2020 Plan or any award or otherwise amend or modify any award in any manner that is either (a) not materially adverse to the participant to whom such award was granted or (b) consented to in writing by such participant, and (c) consistent with the requirements of Section 409A of the Code, if applicable.
The Compensation Committee has full and final authority to implement and interpret the 2020 Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the 2020 Plan.
Eligibility. Officers of our Company and employees (as defined in the 2020 Plan) of our company and its subsidiaries, including persons who have agreed to commence service in any such capacity within 90 days of the date of grant of an award, as well as consultants of the Company and its subsidiaries who satisfy the Form S-8 definition of an “employee,” are eligible to participate in the 2020 Plan. Any participant may receive more than one award under the 2020 Plan. The Compensation Committee has the authority to select participants and to determine the type and amount of their awards under the 2020 Plan. As of March 10, 2020, there are approximately 6,950 employees of the Company and its subsidiaries, and we have ten non-employee directors. In fiscal 2019, participants in the Prior Plan consisted of approximately 82 employees and all ten of our current non-employee directors. The basis for participation in the 2020 Plan is selection for participation by the 2020 Plan administrator.
Adjustments. The Compensation Committee will make appropriate adjustments in the number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the exercise or other applicable price applicable to outstanding awards, other value determinations applicable to outstanding awards under the 2020 Plan, cash incentive awards, and other award terms, as the Compensation Committee, in its discretion, determines is equitably required to prevent dilution or enlargement of the rights of participants that otherwise would result from any (a) merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-out, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure of the Company or distribution (other than normal cash dividends) to stockholders of the Company, (b) partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.
The Compensation Committee will also make or provide for such adjustments in the aggregate number of Shares available under the 2020 Plan as the Compensation Committee in its sole discretion determines is appropriate to reflect any transaction or event described above. However, any such adjustment to the aggregate Share limit as it applies to incentive stock options will be made only if and to the extent that such adjustment would not cause any stock option intended to qualify as an incentive stock option to fail to so qualify. In the event of a corporate transaction or event described in this subsection, or in the event of a change in control, the Compensation Committee may, in its sole discretion: (a) grant or assume awards by means of substitution of new awards, as appropriate, for previously

60 2020 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF BWXT 2020 OMNIBUS INCENTIVE PLAN

granted awards or to assume previously granted awards as part of such adjustment; (b) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, awards and the termination of stock options or SARs that remain unexercised at the time of such transaction; (c) provide for the acceleration of the vesting and exercisability of stock options or SARs and the cancellation thereof in exchange for such payment as the Compensation Committee, in its sole discretion, determines is a reasonable approximation of the value thereof; (d) cancel any awards and direct the Company to deliver to the participants who are the holders of such awards cash in an amount that the Compensation Committee determines in its discretion is equal to the fair market value of such awards as of the date of such event, which, in the case of any stock option or SAR, will be the amount equal to the excess of the fair market value of a Share as of such date over the per-share exercise price for such stock option or the base price for such SAR (for the avoidance of doubt, if such exercise price or base price is less than such fair market value, the stock option or SAR, as applicable, may be canceled for no consideration); or (e) cancel awards that are stock options or SARs and give the participants who are the holders of such awards notice and opportunity to exercise prior to such cancellation.
Stock Options. The Compensation Committee has discretion to award incentive stock options and nonqualified stock options. A stock option is a right to purchase a specified number of Shares at a specified exercise price. An incentive stock option is intended to qualify as such under Section 422 of the Code. Incentive stock options may only be granted to employees (as described in the 2020 Plan). Subject to any subsequent adjustment as may be permitted under the 2020 Plan, and except with respect to certain assumed, converted or substituted awards as described in the 2020 Plan, the exercise price of a stock option may not be less than the fair market value of a Share on the date of grant. Subject to the specific terms of the 2020 Plan, the Compensation Committee has discretion to determine the number of Shares subject to a stock option, the exercise price, the terms and conditions of exercise, and whether a stock option will qualify as an incentive stock option under the Code and set such additional limitations on and terms of stock option grants as it deems appropriate. The stock option award agreement will specify, among other things, the exercise price, duration and number of Shares applicable to the award as well as whether than award is of nonqualified or incentive stock options.
Stock options granted to participants under the 2020 Plan will expire at such times as the Compensation Committee determines at the time of the grant, but no stock option will be exercisable later than the tenth anniversary of the date of grant. Each stock option award agreement will set forth the extent to which the participant will have the right to vest in or exercise the stock option following the participant’s death or disability or termination of the participant’s employment, service or directorship with the Company and/or its affiliates. These provisions will be determined within the discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service.
Stock options granted under the 2020 Plan may not provide for any dividends or dividend equivalents.
Each grant of a stock option under the 2020 Plan will specify whether the exercise price is payable: (1) in cash, check acceptable to the Company or by wire transfer of immediately available funds; (2) by tendering previously acquired Shares valued at their fair market value at the time of exercise; (3) subject to any conditions or limitations established by the Compensation Committee, by the withholding of Shares otherwise issuable upon exercise of a stock option pursuant to a “net exercise” arrangement; (4) by a combination of such methods; or (5) by any other method approved by the Compensation Committee. The Compensation Committee may also approve “cashless exercise” procedures involving a broker or dealer.
SARs. The Compensation Committee has discretion to award SARs. A SAR is a right to receive from the Company an amount determined by the Compensation Committee, which will be expressed as a percentage of the “spread” (not exceeding 100%) at the time of exercise. For purposes of the 2020 Plan, the “spread” is the excess of the fair market value of a Share on the date when a SAR is exercised over the base price provided for with respect to the SAR.
Subject to any subsequent adjustment as may be permitted under the 2020 plan, and except with respect to certain assumed, converted or substituted awards as described in the 2020 Plan, the base price of a SAR may not be less than the fair market value of a Share on the date of grant. Subject to the specific terms of the 2020 Plan, the Compensation Committee has discretion to determine the number of SARs (if any) granted to a participant, the base price, and the terms and conditions of exercise and set such additional limitations on and terms of SAR grants as it deems appropriate. The SAR award agreement will specify, among other things, the exercise price, duration and number of SARs applicable to the award.
SARs granted to participants under the 2020 Plan will expire at such times as the Compensation Committee determines at the time of the grant, but no SAR will be exercisable later than the tenth anniversary of the date of grant. Each SAR award agreement will set forth the extent to which the participant will have the right to vest in or exercise the SAR following the participant’s death or disability or termination of the participant’s employment, service or directorship with

2020 PROXY STATEMENT 61

PROPOSAL 4: APPROVAL OF BWXT 2020 OMNIBUS INCENTIVE PLAN

the Company and/or its affiliates. These provisions will be determined within the discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service.
SARs will be exercisable at such times and be subject to such restrictions and conditions as the Compensation Committee approves. Each grant of SARs may specify that the amount payable on exercise of a SAR will be paid by the Company in cash, Shares, or a combination of the two.
SARs granted under the 2020 Plan may not provide for any dividends or dividend equivalents.
Restricted Stock. The Compensation Committee also is authorized to award Shares of restricted stock under the 2020 Plan on such terms and conditions as it will establish. A grant of restricted stock constitutes an immediate transfer of the ownership of Shares to the participant in consideration of the performance of services, entitling the participant to certain rights with respect to the Shares, subject to a substantial risk of forfeiture and restrictions on transfer as described in the 2020 Plan.
The Compensation Committee may impose such conditions and/or restrictions on any Shares of restricted stock granted under the 2020 Plan as it may deem advisable, including a requirement that participants pay a stipulated purchase price for each Share of restricted stock, restrictions based on the achievement of specific performance goals, time-based restrictions on vesting following the attainment of performance goals, rights of first refusal in the Company, provisions subjecting the restricted stock to a continuing substantial risk of forfeiture while held by a transferee, and/or restrictions under applicable federal or state securities laws.
To the extent permitted by the Compensation Committee or required by applicable law, participants holding Shares of restricted stock may exercise full voting rights with respect to those Shares during the applicable vesting period.
The restricted stock award agreement will specify the vesting period, the number of Shares of restricted stock granted, and such other provisions, consistent with the 2020 Plan, as the Compensation Committee determines. During the applicable vesting period, participants holding restricted stock will, unless the Compensation Committee otherwise determines, be credited with cash dividends paid with respect to the restricted stock. However, such dividends will be held by the Company and will be subject to the same vesting period as the Shares of restricted stock with respect to which the dividends are paid.
Each restricted stock award agreement will set forth the extent to which the participant will have the right to receive unvested Shares of restricted stock following the participant’s death or disability or termination of the participant’s employment, service or directorship with the Company and/or its affiliates. Such provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service.
Restricted Stock Units. An award of an RSU constitutes an agreement by us to deliver Shares or cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding performance goals) during the vesting period as the Compensation Committee may specify. RSUs may be granted by the Compensation Committee on such terms and conditions as it may establish. The RSU award agreement will specify the vesting period, the number of RSUs granted, and such other provisions, consistent with the 2020 Plan, as the Compensation Committee determines in its sole discretion. During the applicable vesting period, participants will have no ownership or voting rights with respect to the Shares underlying an RSU grant. During the applicable vesting period, participants holding RSUs granted under the 2020 Plan will, unless the Compensation Committee otherwise determines, be credited with dividend equivalents, in the form of cash or additional RSUs (as determined by the Compensation Committee in its discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents will be credited will be determined in the sole discretion of the Compensation Committee. Such dividend equivalents will be subject to a vesting period equal to the remaining vesting period of the RSUs with respect to which the dividend equivalents are paid. Dividend equivalents credited with respect to RSUs that do not vest will be forfeited.
Each award agreement for RSUs will set forth the extent to which the applicable participant will have the right to receive a payout of cash or Shares with respect to unvested RSUs following the participant’s death or disability or termination of the participant’s employment, service or directorship with the Company and/or its affiliates. Such provisions shall be determined in the sole discretion of the Compensation Committee, need not be uniform among all RSUs granted pursuant to the 2020 Plan and may reflect distinctions based on the reasons for termination of employment or service.
Cash Incentive Awards, Performance Units, and Performance Shares. The Compensation Committee may grant cash incentive awards, performance units and performance shares under the 2020 Plan at any time in such amounts and on such terms as the Compensation Committee determines. Each performance unit will have an initial value that is established by the Compensation Committee at the time of the grant. Each performance share will represent a

62 2020 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF BWXT 2020 OMNIBUS INCENTIVE PLAN

Share. Each cash incentive award will have an initial value equal to an amount in cash. The amount of performance shares or performance units granted under a particular award, or the amount payable with respect to a cash incentive award, may be subject to adjustment to reflect changes in compensation or other factors. The Compensation Committee will set performance goals in its discretion regarding the vesting of cash incentive awards, performance units and performance shares.
The Compensation Committee in its discretion will determine the applicable performance period with respect to a cash incentive award or award of performance shares or performance units. During the applicable vesting period, participants will have no voting rights with respect to the Shares, if any, underlying a performance unit or performance share. During the applicable vesting period, participants holding performance units or performance shares granted under the 2020 Plan may be credited with dividend equivalents, in the form of cash or additional performance units or performance shares (as determined by the Compensation Committee in its discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents shall be credited will be determined in the sole discretion of the Compensation Committee. Such dividend equivalents will be subject to the same vesting restrictions and performance restrictions as the performance units or performance shares with respect to which the dividend equivalents are paid.
Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any Shares issued or transferred to a participant for this purpose may be granted subject to any restrictions that are deemed appropriate by the Compensation Committee.
Each award agreement providing for a cash incentive award, performance unit or performance share will set forth the extent to which the participant will have the right to receive a payout of cash or Shares with respect to unvested cash incentive awards, performance shares or performance units following the participant’s death or disability or termination of the participant’s employment, service or directorship with the Company and/or its affiliates. Such provisions shall be determined in the sole discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service.
Performance Measures. The Compensation Committee may establish performance measures for awards under to the 2020 Plan. Subject to the terms of the 2020 Plan, each of these measures will be defined by the Compensation Committee on a consolidated, segment, group, subsidiary or division basis, on an absolute or relative basis, or in comparison to one or more peer group companies or indices, and may include or exclude specified research and development expenses, acquisition costs, operating expenses from acquired businesses or corporate transactions, and such other unusual or extraordinary items as defined by the Compensation Committee in its discretion.
If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance measures unsuitable, the Compensation Committee may in its discretion modify such performance measures or the goals or actual levels of achievement regarding the performance measures, in whole or in part, as the Compensation Committee deems appropriate and equitable.
Other Awards. Subject to applicable law and applicable share limits under the 2020 Plan, the Compensation Committee may grant to any participant Shares or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of the Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The terms and conditions of any such awards will be determined by the Compensation Committee. Shares delivered under such an award in the nature of a purchase right granted under the 2020 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other awards, notes or other property, as the Compensation Committee determines.
In addition, the Compensation Committee may grant cash awards, as an element of or supplement to any other awards granted under the 2020 Plan. The Compensation Committee may also authorize the grant of Shares as a bonus, or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2020 Plan or under other plans or compensatory arrangements, subject to terms determined by the Compensation Committee in a manner that complies with Section 409A of the Code.
The Compensation Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional Shares, subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the Other Awards wish respect to which such dividends or dividend equivalents are paid.

2020 PROXY STATEMENT 63

PROPOSAL 4: APPROVAL OF BWXT 2020 OMNIBUS INCENTIVE PLAN

Each award agreement for an Other Award will set forth the extent to which the applicable participant will have the right to receive a payout of cash or Shares with respect to any unvested portion of the award following the participant’s death or disability or termination of the participant’s employment, service or directorship with the Company and/or its affiliates. Such provisions will be determined in the sole discretion of the Compensation Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service.
Change in Control Definition. The 2020 Plan includes a definition of “change in control.” In general, except as may be otherwise provided in an applicable award agreement, “change in control” means any of any of the following (subject to certain exceptions and limitations and as further described in the 2020 Plan): (1) a person (as defined in the 2020 Plan) or group becomes the beneficial owner of 30% or more of outstanding voting securities of the Company entitled to vote generally in the election of directors; (2) individuals who, as of the Effective Date, constitute the Board cease to constitute a majority of the Board, unless their replacements are approved as described in the 2020 Plan; (3) consummation of a merger or consolidation involving the Company or its stock or an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets; or (4) consummation of a sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis.
Treatment of 2020 Plan Awards on a Change in Control. Unless otherwise determined by the Committee, the following treatment shall apply to 2020 Plan awards in the event of a change in control:

•
Vesting if no Replacement Award Is Provided. If at any time before an outstanding award has vested or been forfeited, a change in control occurs, then, except to the extent that a Replacement Award (as defined in the 2020 Plan) is provided to the holder of such award to continue, replace or assume the award (such continued, replaced, or assumed Award, the “Replaced Award”), such outstanding award will become vested and exercisable (as applicable) and any restrictions applicable to such award will lapse, with any applicable performance goals deemed to have been achieved at the greater of the target level as of the date of such vesting or the actual performance level measured (in the reasonable discretion of the Compensation Committee, as constituted immediately prior to the change in control) as if the performance period ended on the date of the change in control. However, if all awards under the 2020 Plan are terminated without any Replacement Awards in connection with a change in control, then the Company or its successor in the change in control may terminate all awards whose exercise price or base price (if applicable) is less than or equal to the value per Share realized in connection with the change in control (without any consideration).

•
Termination Following a Change in Control. If, after receiving a Replacement Award, a participant’s service is involuntarily terminated by the Company or a subsidiary of the Company (or any of their successors) other than due to cause (as defined in the 2020 Plan), death or disability, or the participant terminates the participant’s service for good reason (as defined in the 2020 Plan), in each case, within a period of two years after the change in control and before the Replacement Award is vested or has been forfeited, the Replacement Award will become vested and exercisable (as applicable) and any restrictions applicable to the Replacement Award will lapse, with any applicable performance goals deemed to have been achieved at the greater of the target level as of the date of such vesting or the actual performance level measured (in the reasonable discretion of the Compensation Committee) as if the performance period ended on the date of such termination.

•
Stock Option and SAR Exercise Period. If an award of stock options or stock appreciation rights (whether an original award granted under the 2020 Plan or a Replacement Award) vests as a result of the application of the prior two bullet points, such stock options or stock appreciation rights will remain exercisable for not less than 12 months following the change in control (if the first bullet point applies) or the participant’s termination of service (if the second bullet point applies) or until the expiration of the stated term of such stock option or stock appreciation right, whichever period is shorter (but, if the applicable award agreement provides for a longer period of exercisability, that provision will control).

Amendments. The Board may at any time and from time to time, alter, amend, suspend or terminate the 2020 Plan in whole or in part. However, if an amendment to the 2020 Plan, for purposes of applicable stock exchange rules and except as permitted under the adjustment provisions of the 2020 Plan, (1) would materially increase the benefits accruing the participants under the 2020 Plan, (2) would materially increase the number of securities which may be issued under the 2020 Plan, (3) would materially modify the requirements for participation in the 2020 Plan, or (4) must otherwise be approved by the stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not then traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained. Further,

64 2020 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF BWXT 2020 OMNIBUS INCENTIVE PLAN

subject to the stock option and SAR repricing provisions under the 2020 Plan, the Compensation Committee may amend the terms of any award granted under the 2020 Plan prospectively or retroactively. No amendment or alteration that would materially adversely affect the rights of any participant under any award previously granted to such participant will be made without the consent of such participant. However, participant consent is not be required for any amendment that is deemed necessary or appropriate by the Company to ensure compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act, Section 409A of the Code, or any rules or regulations promulgated thereunder. Termination of the 2020 Plan will not affect the rights of participants or their successors under any awards outstanding under the 2020 Plan and not exercised in full on the date of termination.
The Compensation Committee may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the adjustment provisions of the 2020 Plan) affecting the Company or the financial statements of the Company or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2020 Plan.
Detrimental Activity. Any award agreement under the 2020 Plan may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time, if a participant, either during employment or other service with the Company or an affiliate, or within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable award agreement or such clawback policy. In addition, any award agreement under the 2020 Plan or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Shares issued under and/or any other benefit related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Compensation Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.
Transferability. Awards under the 2020 Plan are not transferable (either voluntarily or involuntarily), before or after participant’s death, except as follows: (1) with respect to stock options and SARs, during a participant’s lifetime, pursuant to a domestic relations order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the 2020 Plan or the applicable award agreement, and in a form acceptable to the Compensation Committee, in its sole discretion; or (2) with respect to any award, after a participant’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom an award is transferred in accordance with the preceding sentence will take such award subject to all of the terms and conditions of the 2020 Plan and the applicable award agreement, including that the vesting and termination provisions thereof will continue to be applied with respect to the participant. Stock options and SARs are exercisable only by the applicable participant (or, during the participant’s lifetime, by the participant’s court appointed legal representative) or a person to whom the stock options or SARs have been transferred in accordance with the terms of the 2020 Plan. The Compensation Committee may prescribe and include in applicable award agreements other restrictions on transfer. The Compensation Committee may specify on the date of grant that part or all of the Shares that are subject to awards under the 2020 Plan will be subject to further restrictions on transfer, including minimum holding periods.
Withholding. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the 2020 Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Compensation Committee, the Company will withhold Shares having a value equal to the amount required to be withheld.
When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Compensation Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Shares required to be delivered to the participant, Shares having a value equal to the amount required to be withheld or by delivering to the Company other Shares held by such participant. The Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Shares on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Shares to be withheld and delivered pursuant to the 2020 Plan exceed the minimum amount required to

2020 PROXY STATEMENT 65

PROPOSAL 4: APPROVAL OF BWXT 2020 OMNIBUS INCENTIVE PLAN

be withheld, unless (1) an additional amount can be withheld and not result in adverse accounting consequences, (2) such additional withholding amount is authorized by the Compensation Committee, and (3) the total amount withheld does not exceed the participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Shares acquired upon the exercise of stock options.
Unfunded Plan. Insofar as it provides for awards for cash, Shares or rights thereto, the 2020 Plan will be unfunded. Although we may establish bookkeeping accounts with respect to participants who are entitled to cash, Shares or rights thereto under the 2020 Plan, we will use any such accounts merely as a bookkeeping convenience.
Allowances for Conversion Awards and Assumed Plans. Shares issued or transferred under awards granted under the 2020 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, appreciation rights, restricted stock, restricted stock units, or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other 2020 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the 2020 Plan, under circumstances further described in the 2020 Plan, but will not count against the aggregate share limit or other 2020 Plan limits described above.
Grants to Non-U.S. Based Participants. In order to facilitate the making of any grant or combination of grants under the 2020 Plan, the Compensation Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2020 Plan (including sub-plans) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the 2020 Plan as then in effect unless the 2020 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.
Duration of the 2020 Plan. If approved by our stockholders, the 2020 Plan will remain in effect, subject to the right of the Board to amend or terminate the 2020 Plan pursuant to the 2020 Plan’s terms, until all shares subject to the 2020 Plan have been purchased or acquired according to the 2020 Plan’s provisions. However, in no event may an award be granted under the 2020 Plan on or after May 1, 2030.
NEW PLAN BENEFITS
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2020 Plan because the grant and actual settlement of awards under the 2020 Plan are subject to the discretion of the plan administrator.
U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2020 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for 2020 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.
Tax Consequences to Participants
Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the Shares will have taxable ordinary income on the date of transfer of the Shares equal to the excess of the fair market value of such Shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.
Performance Shares, Performance Units and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required

66 2020 PROXY STATEMENT

PROPOSAL 4: APPROVAL OF BWXT 2020 OMNIBUS INCENTIVE PLAN

to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received.
Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a nonqualified stock option is granted;

•
at the time of exercise of a nonqualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the Shares and the fair market value of the Shares, if unrestricted, on the date of exercise; and

•
at the time of sale of Shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the Shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the Shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an “incentive stock option” as defined in Section 422 of the Code. If Shares are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such Shares is made by such optionee within two years after the date of grant or within one year after the transfer of such Shares to the optionee, then upon sale of such Shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.
If Shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such Shares at the time of exercise (or, if less, the amount realized on the disposition of such Shares if a sale or exchange) over the exercise price paid for such Shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.
SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Shares received on the exercise.
RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.
Tax Consequences to the Company and its Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.
REGISTRATION WITH THE SEC
We intend to file a Registration Statement on Form S-8 relating to the issuance of Shares under the 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2020 Plan by our stockholders.

RECOMMENDATION AND VOTE REQUIRED
Our Board recommends that stockholders vote “FOR” the approval of the BWX Technologies, Inc. 2020 Omnibus Incentive Plan. The proxy holders will vote all proxies received FOR approval of this proposal unless instructed otherwise. Approval of this proposal requires the affirmative vote of a majority of our shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Because abstentions are counted as present for purposes of the vote on this matter but are not votes “FOR” this proposal, they have the same effect as votes “AGAINST” this proposal. Broker non-votes will not have any effect on this proposal.

2020 PROXY STATEMENT 67

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Pursuant to our Code of Business Conduct, all employees (including our Named Executives) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that competes with us, supplies goods or services to us, or is our customer, are required to disclose to us and receive written approval from our Corporate Ethics and Compliance department prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if we believe that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Ethics and Compliance department implements our Code of Business Conduct and related policies and the Audit and Finance Committee of our Board is responsible for overseeing our Ethics and Compliance Program, including compliance with our Code of Business Conduct. Our Board members are also responsible for complying with our Code of Business Conduct. Additionally, our Governance Committee is responsible for reviewing the professional occupations and associations of our Board members. Our Audit and Finance Committee also reviews transactions between us and other companies with which our Board members are affiliated. For information on how to obtain a copy of our Code of Business Conduct, please see the “Corporate Governance” section above in this proxy statement.
We have entered into an indemnification agreement with each of our directors and executive officers at the time of the spin-off or as they have joined the Company or become executive officers since that time. Under the terms of the agreement, we agree to indemnify the indemnified person, to the fullest extent permitted by Delaware law, from claims and losses arising from their service to the Company (other than certain claims brought by the indemnified party against us or any of our officers and directors). The agreement also provides each indemnified person with expense advancement to the extent the expenses arise from, or might reasonably be expected to arise from, an indemnifiable claim and contains additional terms meant to facilitate a determination of the indemnified person’s entitlement to such benefits.
STOCKHOLDERS’ PROPOSALS
Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders must send notice of the proposal to our Corporate Secretary at our principal executive office no later than November 17, 2020. If you make such a proposal, you must provide your name, address, the number of shares of common stock you hold of record or beneficially, the date or dates on which such common stock was acquired and documentary support for any claim of beneficial ownership.

In addition, any stockholder who intends to submit a proposal for consideration at our 2021 Annual Meeting, but not for inclusion in our proxy materials, or who intends to submit nominees for election as directors at the meeting must notify our Corporate Secretary. Under our Bylaws, such notice must (i) be received at our principal executive offices no earlier than close of business on January 1, 2021 or later than January 31, 2021 and (ii) satisfy specified requirements set forth in our Bylaws. A copy of the pertinent bylaw provisions can be found on our website at www.bwxt.com at “Investors — Corporate Governance — Highlights.”

By Order of the Board of Directors,

Thomas E. McCabe
Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Dated: March 17, 2020

2020 PROXY STATEMENT 68

APPENDIX A

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (NON-GAAP) RESULTS(1)(2)

Year Ended December 31, 2019
	GAAP	Pension & OPEB MTM (Gain) / Loss	Acquisition Related Costs	Restructuring & Impairment Costs	Non-GAAP

Operating Income	$325.5	$—	$0.2	$5.8	$331.5
Other Income (Expense)	(11.8)	3.6	—	—	(8.1)
Provision for Income Taxes	(69.1)	(0.9)	(0.0)	(1.5)	(71.5)
Net Income	244.7	2.7	0.1	4.3	251.8
Net Income Attributable to Noncontrolling Interest	(0.6)	—	—	—	(0.6)
Net Income Attributable to BWXT	$244.1	$2.7	$0.1	$4.3	251.3

Diluted Shares Outstanding	95.8				95.8
Diluted Earnings per Common Share	$2.55	$0.03	$0.00	$0.04	$2.62

Effective Tax Rate	22.0%				22.1%

NPG Operating Income	$53.8			$2.6	$56.4
NSG Operating Income	$14.2			$2.9	$17.1

Year Ended December 31, 2018
	GAAP	Pension & OPEB MTM (Gain) / Loss	Acquisition Related Costs	Recognition of Debt Issuance Costs from Former Credit Facility	Gain on Forward Contracts	One Time Tax (Benefit) / Losses	Non-GAAP

Operating Income	$305.0	$—	$2.5	$—	$—	$—	$307.5
Other Income (Expense)	(24.8)	32.6	—	2.4	(4.7)	—	5.5
Provision for Income Taxes	(52.8)	(7.5)	(0.6)	(0.6)	1.2	(13.5)	(73.8)
Net Income	227.3	25.1	1.9	1.8	(3.5)	(13.5)	239.1
Net Income Attributable to Noncontrolling Interest	(0.3)	—	—	—	—	—	(0.3)
Net Income Attributable to BWXT	$227.0	$25.1	$1.9	$1.8	$(3.5)	$(13.5)	238.8

Diluted Shares Outstanding	100.0						100.0
Diluted Earnings per Common Share	$2.27	$0.25	$0.02	$0.02	$(0.03)	$(0.13)	$2.39

Effective Tax Rate	18.9%						23.6%

(1)	May not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT’s ongoing operations.

APPENDIX B

BWX Technologies, Inc.
2020 Omnibus Incentive Plan
ARTICLE 1
Establishment, Objectives and Duration
1.1 Establishment of the Plan. BWX Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby establishes an incentive compensation plan to be known as the BWX Technologies, Inc. 2020 Omnibus Incentive Plan (hereinafter referred to as this “Plan”), as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash Incentive Awards and certain other Awards (each as hereinafter defined). Subject to approval by the Company’s stockholders, this Plan shall become effective as of May 1, 2020 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
1.2 Objectives. This Plan is designed to promote the success and enhance the value of the Company by linking the personal interests of Participants (as hereinafter defined) to those of the Company’s stockholders, and by providing Participants with an incentive for performance. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the employment and/or services of Participants.
1.3 Duration. This Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors (as hereinafter defined) to amend or terminate this Plan at any time pursuant to Article 17 hereof, until all Shares (as hereinafter defined) subject to it shall have been purchased or acquired according to this Plan’s provisions; provided, however, that in no event may an Award be granted under this Plan on or after May 1, 2030; provided, further, that all Awards made prior to May 1, 2030 will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Prior Plan (as hereinafter defined), as applicable.
ARTICLE 2
Definitions
As used in this Plan, the following terms shall have the respective meanings set forth below:
2.1 “Affiliate” means an entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company.
2.2 “Appreciation Right” means a right granted pursuant to Article 7 of this Plan.
2.3 “Award” means a grant under this Plan of any Nonqualified Stock Option, Incentive Stock Option, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award or award under Article 11 of this Plan.
2.4 “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted under this Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

2.5 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash Incentive Award” means an Award designated as such and granted to an Employee, as described in Article 9 hereof.

2.8 “Cause”, unless otherwise provided in an applicable Award Agreement, means:

(i)    the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or an Affiliate (occasioned by reason other than physical or mental illness or disability of the Participant) after a written demand for substantial performance is delivered to the Participant by the Participant’s supervisor (with respect to the Chief Executive Officer of the Company, the Compensation Committee of the Board, and with respect to the other executive officers of the Company, the Chief Executive Officer of the Company) (as applicable, the “Supervisor”) which specifically identifies the manner in which the Supervisor believes that the Participant has not substantially performed the Participant’s duties, after which the Participant shall have thirty days to defend or remedy such failure to substantially perform the Participant’s duties;

(ii)    the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or

(iii)    the conviction of the Participant with no further possibility of appeal for, or plea of guilty or nolo contendere by the Participant to, any felony.

With respect to executive officers of the Company, the cessation of employment of the Participant under subsection (i) and (ii) above shall not be deemed to be for “Cause” unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Compensation Committee of the Board at a meeting of the Compensation Committee of the Board called and held for such purpose (after reasonable notice is provided to the Participant and the Participant is given an opportunity, together with the Participant’s counsel, to be heard before the Compensation Committee of the Board), finding that, in the good faith opinion of the Compensation Committee of the Board, the Participant is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

2.9 “Change in Control” shall have the meaning given to such term in Article 16 hereof.
2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
2.11 “Committee” means the Compensation Committee of the Board (or its successor(s)), or such other committee of the Board appointed by the Board to administer this Plan (or the entire Board if so designated by the Board by written resolution), as specified in Article 3 hereof.

2.12 “Company” means BWX Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, and its successors.
2.13 “Consultant” means a natural person who is neither an Employee nor a Director and who performs services for the Company or a Subsidiary pursuant to a contract, provided that (i) those services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities and (ii) such person otherwise satisfies the Form S-8 definition of an “employee.”
2.14 “Director” means any individual who is a member of the Board of Directors; provided, however, that any member of the Board of Directors who is employed by the Company or a Subsidiary shall be considered an Employee with respect to Awards made under this Plan.
2.15 “Disability”, unless otherwise provided in an applicable Award Agreement, means, as determined by the Committee in its sole discretion, a Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
2.16 “Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.17 “Employee” means any person who is employed by the Company or a Subsidiary, including a person who has agreed to commence employment with the Company or a Subsidiary within 90 days of the date of grant.
2.18 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
2.19 “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.
2.20 “Fair Market Value” of a Share shall mean, as of a particular date, (a) if Shares are listed on a national securities exchange, the closing sales price per Share on the consolidated transaction reporting system for the principal national securities exchange on which Shares are listed on that date, or, if no such sale is so reported on that date, on the last preceding date on which such a sale was so reported, (b) if no Shares are so listed but are traded on an over-the-counter market, the mean between the closing bid and asked prices for Shares on that date, or, if there are no such quotations available for that date, on the last preceding date for which such quotations are available, as reported by OTC Markets Group Inc., or (c) if no Shares are publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Award Agreement and is in compliance with the fair market value pricing rules set forth in Code Section 409A.

2.21 “Fiscal Year” means the year commencing January 1 and ending December 31.
2.22 “Good Reason” means any one or more of the following events:
(i)    a material diminution in the duties or responsibilities of the Participant from those applicable immediately before the date on which a Change in Control occurs;
(ii)    a material reduction in the Participant’s annual rate of base salary or target bonus as in effect on the Change in Control or as either of the same may be increased from time to time thereafter;
(iii)    a material reduction in the amount of the Participant’s annual target long-term incentive compensation opportunity (whether payable in cash, Shares or a combination thereof) as in effect on the Change in Control or as the same may be increased from time to time thereafter, unless such material reduction applies to all similarly situated employees of the Company and its Subsidiaries and the parent corporation resulting from the Change in Control; and provided that for the avoidance of doubt, a material reduction of such annual target long-term incentive compensation opportunity shall not be deemed to occur if such opportunity becomes payable solely in cash; or
(iv)    a change in the location of the Participant’s principal place of employment with the Company or a Subsidiary by more than 50 miles from the location where the Participant was principally employed immediately before the Change in Control without the Participant’s consent.
Executive shall give the Company written notice (the “Participant Notice”) within sixty (60) days following the Participant’s knowledge of an event set forth in subsections (i), (ii) or (iii) that the Participant intends to terminate service as a result. The Company shall have thirty (30) days following receipt of the Participant Notice in which to cure the event. If the Company does not take such action within that time, the event shall constitute Good Reason. If the Participant does not provide the Participant Notice within sixty (60) days as required above, or if the Company cures the event within thirty (30) days following receipt of the Participant Notice, then the event shall not constitute Good Reason, and thereafter, for purposes of determining whether the Participant has Good Reason, the Participant’s terms and conditions of employment after the occurrence of the event shall be substituted for those terms and conditions of the Participant’s employment in effect immediately prior to the Change in Control.
2.23 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 hereof and which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422, or any successor provision.
2.24 “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 hereof and which is not an Incentive Stock Option.

2.25 “Officer” means an Employee of the Company included in the definition of “Officer” under Section 16 of the Exchange Act and rules and regulations promulgated thereunder or such other Employees who are designated as “Officers” by the Board, including a person who has agreed to commence serving in such capacity within 90 days of the date of grant.
2.26 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.27 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.
2.28 “Participant” means an eligible Officer, Director, Consultant or Employee who has been selected for participation in this Plan in accordance with Section 5.2.
2.29 “Performance Period” means, with respect to a Cash Incentive Award, Performance Share or Performance Unit, a period of time during which the performance goals with respect to such Award are to be achieved.
2.30 “Performance Share” means an Award designated as such and granted to an Employee, as described in Article 9 hereof.
2.31 “Performance Unit” means an Award designated as such and granted to an Employee, as described in Article 9 hereof.
2.32 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Section 13(d) and 14(d) thereof, including a “group” (as that term is used in Section 13(d)(3) thereof).
2.33 “Prior Plan” means the 2010 Long-Term Incentive Plan of BWX Technologies, Inc. (formerly known as The Babcock & Wilcox Company), including as amended or amended and restated.
2.34 “Restricted Stock” means an Award designated as such and granted to a Participant pursuant to Article 8 hereof.
2.35 “Restricted Stock Unit” or “RSU” means a contractual promise to distribute to a Participant one Share or cash equal to the Fair Market Value of one Share, determined in the sole discretion of the Committee, which shall be delivered to the Participant upon or after satisfaction of the vesting and any other requirements set forth in the related Award Agreement.
2.36 “Shares” means the common stock, par value $0.01 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type referred to in Section 4.3 of this Plan.
2.37 “Spread” means the excess of the Fair Market Value of a Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.
2.38 “Subsidiary” means any corporation, partnership, joint venture, Affiliate or other entity in which the Company has a majority voting interest.
2.39 “Vesting Period” means the period during which an Award granted hereunder is subject to a service or performance-related restriction, as set forth in the related Award Agreement.
ARTICLE 3
ADMINISTRATION
3.1 The Committee. This Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.
3.2 Authority of the Committee. Except as limited by law or by the Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company (each as amended from time to time), the Committee shall have full and exclusive power and authority to take all actions specifically contemplated by this Plan or that are necessary or appropriate in connection with the administration hereof and shall also have full and exclusive power and authority to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as the Committee may deem necessary or proper. The Committee shall have full power and sole discretion to: select Officers, Directors, Consultants and Employees who shall be granted Awards under this Plan; determine the sizes and types of Awards; determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted; determine the terms and conditions of Awards in a manner consistent with this Plan; determine whether the conditions for earning an Award have been met; and determine the guidelines and/or procedures for the payment or exercise of Awards. The Committee may, in its sole discretion, design an Award under the Plan to provide for continued vesting or accelerated vesting upon certain events, including in connection with or following a Participant’s death, Disability, or termination of service or a Change in Control. Following the grant of an Award, the Committee may also, in its sole discretion, provide for continued or accelerated vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (a) not materially adverse to the Participant to whom such Award was granted or (b) consented to in writing by such Participant, and (c) consistent with the requirements of Code Section 409A, if applicable.
Notwithstanding the foregoing, except in connection with a corporate transaction or event described in 4.3 of this Plan or in connection with a Change in Control, the terms of outstanding Awards may not be amended without the approval of the Company’s stockholders so as to (i) reduce the Option Price of any outstanding Option or Base Price of any outstanding Appreciation Right, (ii) cancel any outstanding Option or Appreciation Right (including following a Participant’s voluntary surrender of “underwater” Options or Appreciation Rights) in exchange for cash or other Awards (including substitutions and cash buyouts) or for an Option or Appreciation Right with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option or the Base Price of the original Appreciation Right, (iii) otherwise constitute a repricing under generally accepted accounting principles in the United States (as applicable to the Company’s public reporting), (iv) permit repurchase from Participants, whether for cash or any other consideration, of any outstanding Options or Appreciation Rights that have an Option Price or Base Price, as applicable, greater than the then-current Fair Market Value of a Share, or (v) permit the grant of any Option or Appreciation Right that contains a so-called “reload” feature under which additional Options, Appreciation Rights or other Awards are granted automatically to the Participant upon exercise of the original Option or Appreciation Right. Among other things, the immediately preceding sentence is intended to prohibit the repricing of “underwater” Options and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 4.3 of this Plan, and, notwithstanding any provision of this Plan to the contrary, the immediately preceding sentence may not be amended without approval by the Company’s stockholders. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further this Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of this Plan, subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee. As permitted by law and the terms of this Plan, the Committee may delegate its authority as identified herein.
3.3 Delegation of Authority. To the extent permitted under applicable law, the Board or Committee may delegate to any committee of the Board (including, for the avoidance of doubt, a single-person committee), to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, and the Board, the Committee, such other committee or such senior officers may employ one or more persons to render advice with respect to any responsibility of the Board, the Committee, any such other committee or such senior officer may have under this Plan. The Committee may, by resolution, authorize one or more senior officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate Employees to be recipients of Awards under this Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such senior officer for Awards granted to an Officer, Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization shall set forth the total number of Shares such senior officer(s) may grant; and (C) the senior officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons concerned, including the Company, its Subsidiaries, its stockholders, Officers, Directors, Employees, Consultants, Participants and their estates and beneficiaries.
ARTICLE 4
SHARES SUBJECT TO THIS PLAN
4.1 Number of Shares Available for Grants of Awards. Subject to adjustment as provided below in this Section 4.1 and in Section 4.3 hereof, there is reserved for Awards under this Plan (including dividend equivalents paid with respect to Awards) 1,450,000 Shares plus the number of Shares available for grant pursuant to the Prior Plan but which have not yet been made subject to awards granted under the Prior Plan as of the Effective Date, plus any Shares subject to outstanding awards under the Prior Plan as of the Effective Date that expire or are terminated, canceled, forfeited, settled in cash, or are unearned (the “Maximum Share Limitation”). Such Shares may be Shares of original issuance or treasury Shares or a combination of the foregoing. Subject to the Share counting rules set forth below, the Maximum Share Limitation will be reduced by one Share for every one Share subject to an Award granted under the Plan. If, on or after the Effective Date, an Award under this Plan or the Prior Plan (in whole or in part) expires or is terminated, cancelled, forfeited, settled in cash or unearned, the Shares associated with the expired, terminated, cancelled, forfeited, cash-settled, or unearned portion of the Award shall again be available for Awards under this Plan, and the Maximum Share Limitation shall be increased by the same amount as such Shares were counted against the Maximum Share Limitation (under this Plan or the Prior Plan, as applicable). Upon stockholder approval of this Plan, no additional grants will be made pursuant to the Prior Plan, provided that outstanding awards granted under the Prior Plan will continue unaffected following the Effective Date.
The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against this Plan maximum as it may deem appropriate. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Shares based on fair market value, such Shares will not count against the Maximum Share Limitation. Notwithstanding anything in this Plan to the contrary, the following Shares shall not be added (or added back, as applicable) to the aggregate number of Shares available under this Section 4.1: (i) Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option; (ii) Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding; (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options; and (iv) Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof.
Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 4.3 of this Plan, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 1,450,000 Shares.
4.2 Limits on Director Compensation in Any Fiscal Year. Notwithstanding anything to the contrary contained in this Plan, in no event will any Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of $750,000.
4.3 Adjustments in Authorized Shares. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
If there shall be any (a) merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-out, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure of the Company or distribution (other than normal cash dividends) to stockholders of the Company, (b) partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in the number and kind of Shares subject to outstanding Awards, the exercise or other price applicable to outstanding Awards, the Fair Market Value of the Shares, other value determinations applicable to outstanding Awards, Cash Incentive Awards, and other Award terms, as the Committee, in its sole discretion, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from such event;  provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee shall also make or provide for such adjustments in the number of Shares specified in Section 4.1 of this Plan as the Committee in its sole discretion determines is appropriate to reflect any transaction or event described in this Section 4.3; provided, however, that any such adjustment to the number specified in Section 4.1 as it applies to ISOs will be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an ISO to fail to so qualify. In the event of a corporate transaction or event described in this Section 4.3, or in the event of a Change in Control, the Committee shall be authorized, in its sole discretion, to: (a) grant or assume Awards by means of substitution of new Awards, as appropriate, for previously granted Awards or to assume previously granted Awards as part of such adjustment; (b) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of Options and Appreciation Rights that remain unexercised at the time of such transaction; (c) provide for the acceleration of the vesting and exercisability of Options or Appreciation Rights and the cancellation thereof in exchange for such payment as the Committee, in its sole discretion, determines is a reasonable approximation of the value thereof; (d) cancel any Awards and direct the Company to deliver to the Participants who are the holders of such Awards cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards as of the date of such event, which, in the case of any Option or Appreciation Right, shall be the amount equal to the excess of the Fair Market Value of a Share as of such date over the per-share Option Price for such Option or the Base Price for such Appreciation Right (for the avoidance of doubt, if such Option Price or Base Price is less than such Fair Market Value, the Option or Appreciation Right, as applicable, may be canceled for no consideration); or (e) cancel Awards that are Options or Appreciation Rights and give the Participants who are the holders of such Awards notice and opportunity to exercise prior to such cancellation.
ARTICLE 5
ELIGIBILITY AND PARTICIPATION
5.1 Eligibility. Persons eligible to participate in this Plan include all Officers, Directors, Employees and Consultants, as determined in the sole discretion of the Committee.

5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all Officers, Directors, Employees and Consultants, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Officer, Director, Employee or Consultant shall have the right to be selected for Participation in this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 6
OPTIONS
6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon such terms, at any time, and from time to time, as shall be determined by the Committee; provided, however, that ISOs may be awarded only to persons who meet the definition of “employees” under Code Section 3401(c). Subject to the terms of this Plan, the Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. Any grant of Options may specify performance goals regarding the vesting of such Options.
6.2 Option Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine that are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO (provided that, in the absence of such specification, the Option shall be an NQSO).
6.3 Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, that, subject to any subsequent adjustment that may be made pursuant to the provisions of Section 4.3 hereof, and except with respect to Awards under Section 22.10 of this Plan, the Option Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

6.4 Duration of Options. Subject to any earlier expiration that may be effected pursuant to the provisions of Section 4.3 hereof, each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that an Option shall not be exercisable later than the tenth (10th) anniversary date of its grant.
6.5 Exercise of Options. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
6.6 Payment. Any Option granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or its outside administrator in the manner prescribed in the related Award Agreement, setting forth the number of Shares with respect to which the Option is to be exercised, and either (i) accompanied by full payment of the Option Price for the Shares issuable on such exercise or (ii) exercised in a manner that is in accordance with applicable law and the “cashless exercise” procedures (if any) approved by the Committee involving a broker or dealer.

Each grant will specify whether the Option Price will be payable: (a) in cash, check acceptable to the Company or by wire transfer of immediately available funds; (b) by tendering previously acquired Shares valued at their Fair Market Value per Share at the time of exercise; (c) subject to any conditions or limitations established by the Committee, by the withholding of Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury Shares held by the Company, the Shares so withheld will not be treated as issued and acquired by the Company upon such exercise); (d) by a combination of (a), (b) and (c); or (d) any other method approved by the Committee, in its sole discretion.
Subject to any governing rules or regulations, as soon as practicable after receipt of a notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant’s name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option, or shall cause Shares to be issued or transferred to the Participant via book-entry registration.
6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Plan as it may deem advisable, including, without limitation, restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
6.8 Termination of Employment, Service or Directorship. Each Option Award Agreement shall set forth the extent to which the Participant shall have the right to vest in or exercise the Option following the Participant’s death or Disability or termination of the Participant’s employment, service or directorship with the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an Option Award, need not be uniform among all Options granted pursuant to this Article 6 and may reflect distinctions based on the reasons for termination.
6.9 No Dividend Rights. Options granted under this Plan may not provide for any dividend or dividend equivalents thereon.
ARTICLE 7
APPRECIATION RIGHTS
71 Grant of Appreciation Rights. Subject to the terms and provisions of this Plan, Appreciation Rights may be granted to Participants in such number, upon such terms, at any time, and from time to time, as shall be determined by the Committee. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Subject to the terms of this Plan, the Committee shall have discretion in determining the number of Appreciation Rights, if any, granted to each Participant. Any grant of Appreciation Rights may specify performance goals regarding the vesting of such Appreciation Rights.

7.2 Appreciation Right Award Agreement. Each grant of Appreciation Rights shall be evidenced by an Award Agreement that shall specify the Base Price, the duration of the Appreciation Rights, the number of Appreciation Rights subject to the Award, and such other provisions as the Committee shall determine that are not inconsistent with the terms of this Plan.
7.3 Base Price. The Base Price for each grant of Appreciation Rights under this Plan shall be as determined by the Committee; provided, however, that, subject to any subsequent adjustment that may be made pursuant to the provisions of Section 4.3 hereof, and except with respect to Awards under Section 22.10 of this Plan, the Base Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Appreciation Right is granted.
7.4 Duration of Appreciation Rights. Subject to any earlier expiration that may be effected pursuant to the provisions of Section 4.3 hereof, each Award of Appreciation Rights shall expire at such time as the Committee shall determine at the time of grant; provided, however, that an Award of Appreciation Rights shall not be exercisable later than the tenth (10th) anniversary date of its grant.
7.5 Exercise of Appreciation Rights. Appreciation Rights granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.
7.6 Payment. Each grant of Appreciation Rights may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Shares or any combination thereof.
7.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Appreciation Right granted under this Plan as it may deem advisable, including, without limitation, restrictions under applicable U.S. federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.
7.8 Termination of Employment, Service or Directorship. Each Appreciation Right Award Agreement shall set forth the extent to which the Participant shall have the right to vest in or exercise the Appreciation Right following the Participant’s death or Disability or termination of the Participant’s employment, service or directorship with the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to an Appreciation Right Award, need not be uniform among all Appreciation Rights granted pursuant to this Article 7 and may reflect distinctions based on the reasons for termination.
7.9 No Dividend Rights. Appreciation Rights granted under this Plan may not provide for any dividend or dividend equivalents thereon.
ARTICLE 8
RESTRICTED STOCK
8.1 Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant Shares as Restricted Stock (“Shares of Restricted Stock”) to Participants in such amounts as the Committee shall determine. Each such grant will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to the rights described herein, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

8.2 Restricted Stock Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Vesting Period, the number of Shares of Restricted Stock granted, and such other provisions, consistent with this Plan, as the Committee shall determine.
8.3 Other Restrictions. The Committee may impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, rights of first refusal of the Company, provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee, and/or restrictions under applicable U.S. federal or state securities laws.
To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or have lapsed.
8.4 Removal of Restrictions. Except as otherwise provided in this Article 8 or in the applicable Award Agreement, Shares of Restricted Stock covered by each Restricted Stock Award made under this Plan shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or have lapsed.
8.5 Voting Rights. To the extent permitted by the Committee or required by applicable law, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares during the applicable Vesting Period.
8.6 Dividends. During the applicable Vesting Period, Participants holding Shares of Restricted Stock granted hereunder shall, unless the Committee otherwise determines, be credited with cash dividends paid with respect to the Shares; provided, however, that such dividends shall be held by the Company and shall be subject to the same Vesting Period as the Shares of Restricted Stock with respect to which the dividends are paid.
8.7 Termination of Employment, Service or Directorship. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following the Participant’s death or Disability or termination of the Participant’s employment, service or directorship with the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to Shares of Restricted Stock, need not be uniform among all Shares of Restricted Stock granted pursuant to this Article 8 and may reflect distinctions based on the reasons for termination.

ARTICLE 9
CASH INCENTIVE AWARDS, PERFORMANCE UNITS AND PERFORMANCE SHARES
9.1 Grant of Cash Incentive Awards, Performance Units and Performance Shares. Subject to the terms of this Plan, Cash Incentive Awards, Performance Units and Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
9.2 Award Agreements for Cash Incentive Awards, Performance Units and Performance Shares. Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the committee may approve.
9.3 Value of Cash Incentive Awards, Performance Units and Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall represent one Share. Each Cash Incentive Award shall have an initial value equal to an amount in cash. The amount of Performance Shares or Performance Units granted under a particular Award, or the amount payable with respect to a Cash Incentive Award, may be subject to adjustment to reflect changes in compensation or other factors. The Committee shall set performance goals in its discretion regarding the vesting of Cash Incentive Awards, Performance Units and Performance Shares which will be paid out to the Participant.
9.4 Performance Period. The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee.
9.5 Form and Timing of Payment of Cash Incentive Awards, Performance Units and Performance Shares. Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any Shares issued or transferred to a Participant for this purpose may be granted subject to any restrictions that are deemed appropriate by the Committee.

9.6 Voting Rights and Dividends. During the applicable Vesting Period, Participants holding Performance Units/Shares shall not have voting rights with respect to the Shares, if any, underlying such Awards. For the avoidance of doubt, a Performance Unit/Share shall not convey any rights as a stockholder until Shares are issued and delivered to the Participant. During the applicable Vesting Period, Participants holding Performance Units/Shares granted hereunder may be credited with dividend equivalents, in the form of cash or additional Performance Units/Shares (as determined by the Committee in its sole discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee. Such dividend equivalents shall be subject to the same vesting restrictions and performance restrictions as the Performance Units/Shares with respect to which the dividend equivalents are paid.
9.7 Termination of Employment, Service or Directorship. Each Award Agreement providing for a Cash Incentive Award, Performance Unit or Performance Share shall set forth the extent to which the Participant shall have the right to receive a payout of cash or Shares with respect to unvested Cash Incentive Awards, Performance Units or Performance Shares following the Participant’s death or Disability or termination of the Participant’s employment, service or directorship with the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with the Participant, need not be uniform among all Awards of Cash Incentive Awards, Performance Units or Performance Shares granted pursuant to this Article 9 and may reflect distinctions based on the reasons for termination.
ARTICLE 10
RESTRICTED STOCK UNITS
10.1 Grant of RSUs. Subject to the terms and provisions of this Plan, the Committee at any time, and from time to time, may grant RSUs to eligible Participants in such amounts as the Committee shall determine. Each grant of RSUs will constitute the agreement by the Company deliver Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding performance goals) during the Vesting Period as the Committee may specify.
10.2 RSU Award Agreement. Each RSU Award to a Participant shall be evidenced by an RSU Award Agreement entered into with that Participant, which shall specify the Vesting Period, the number of RSUs granted, and such other provisions, consistent with this Plan, as the Committee shall determine in its sole discretion.
10.3 Form and Timing of Delivery. Each grant of an RSU Award will specify the time and manner of payment of the RSUs that have been earned. Each grant will specify that the amount payable with respect thereto will be paid by the Company in Shares or cash, or a combination thereof.

10.4 Voting Rights and Dividends. During the applicable Vesting Period, Participants holding RSUs shall not have ownership or voting rights with respect to the Shares underlying such RSUs. For the avoidance of doubt, an RSU shall not convey any rights as a stockholder until Shares are issued and delivered to the Participant. During the applicable Vesting Period, Participants holding RSUs granted hereunder shall, unless the Committee otherwise determines, be credited with dividend equivalents, in the form of cash or additional RSUs (as determined by the Committee in its sole discretion), if a cash dividend is paid with respect to the Shares. The extent to which dividend equivalents shall be credited shall be determined in the sole discretion of the Committee. Such dividend equivalents shall be subject to a Vesting Period equal to the remaining Vesting Period of the RSUs with respect to which the dividend equivalents are paid. Dividend equivalents credited with respect to RSUs that do not vest shall be forfeited.
10.5 Termination of Employment, Service or Directorship. Each RSU Award Agreement shall set forth the extent to which the applicable Participant shall have the right to receive a payout of cash or Shares with respect to unvested RSUs following the Participant’s death or Disability or termination of the Participant’s employment, service or directorship with the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to RSUs, need not be uniform among all RSUs granted pursuant to this Article 10 and may reflect distinctions based on the reasons for termination.

ARTICLE 11
OTHER AWARDS
11.1 General. Subject to applicable law and the applicable limits set forth in Article 4 of this Plan, the Committee may authorize the grant to any Participant of Shares or such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Article 11 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Committee determines. The Committee may authorize the grant of Shares as a bonus, or may authorize the grant of other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Code Section 409A.
11.2 Cash Awards. Cash Awards, as an element of or supplement to any other Award granted under this Plan, may also be granted pursuant to this Article 11.
11.3 Dividends. The Committee may, at or after the date of grant, authorize the payment of dividends or dividend equivalents on Awards granted under this Article 11 on a deferred and contingent basis, either in cash or in additional Shares, the payout of which will be subject to vesting of the related Award.
11.4 Award Agreement. Each grant of an Award under this Article 11 will be evidenced by an Award Agreement. Each such Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable Award.
11.5 Termination of Employment, Service or Directorship. Each Award Agreement for an Award granted under this Article 11 shall set forth the extent to which the applicable Participant shall have the right to receive a payout of cash or Shares with respect to any unvested portion of the Award following the Participant’s death or Disability or termination of the Participant’s employment, service or directorship with the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with a Participant with respect to Awards under this Article 11, need not be uniform among all such Awards granted pursuant to this Article 11 and may reflect distinctions based on the reasons for termination.
ARTICLE 12
PERFORMANCE MEASURES
12.1 Performance Measures. The Committee may establish performance measures for purposes of grants of Performance Units, Performance Shares or Cash Incentive Awards or, when so determined by the Committee, Options, Appreciation Rights, Restricted Stock, RSUs, dividend equivalents or other Awards pursuant to the Plan. Subject to the terms of this Plan, each of these measures shall be defined by the Committee on a consolidated, segment, group, subsidiary or division basis, on an absolute or relative basis, or in comparison to one or more peer group companies or indices, and may include or exclude specified research and development expenses, acquisition costs, operating expenses from acquired businesses or corporate transactions, and such other unusual or extraordinary items as defined by the Committee in its sole discretion.
12.2 Adjustments. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance measures unsuitable, the Committee may in its discretion modify such performance measures or the goals or actual levels of achievement regarding the performance measures, in whole or in part, as the Committee deems appropriate and equitable.

ARTICLE 13
TRANSFERABILITY; BENEFITS ON DEATH
Awards under this Plan are not transferable (either voluntarily or involuntarily), before or after Participant’s death, except as follows: (a) with respect to Options and Appreciation Rights, during Participant’s lifetime, pursuant to a domestic relations order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of this Plan or the applicable Award Agreement, and in a form acceptable to the Committee, in its sole discretion; or (b) with respect to any Award, after Participant’s death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom an Award is transferred in accordance with the provisions of the preceding sentence shall take such Award subject to all of the terms and conditions of this Plan and the applicable Award Agreement, including that the vesting and termination provisions thereof will continue to be applied with respect to the Participant. Options and Appreciation Rights are exercisable only by the applicable Participant (or, during the Participant’s lifetime, by the Participant’s court appointed legal representative) or a person to whom the Options or Appreciation Rights have been transferred in accordance with this Article. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment that is in violation of this Article 13 shall be null and void. The Committee may specify on the Date of Grant that part or all of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Appreciation Rights or the vesting of other Awards, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Article 8 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.
ARTICLE 14
DEFERRALS
Except with respect to Options and Appreciation Rights, the Committee may, in its sole discretion, permit selected Participants to elect to defer payment of some or all types of Awards, or may provide for the deferral of an Award in an Award Agreement; provided, however, that the timing of any such election and payment of any such deferral shall be specified in the Award Agreement and shall conform to the applicable requirements of Code Section 409A(a)(2), (3) and (4) and the regulations and rulings issued thereunder. Any deferred payment, whether elected by a Participant or specified in an Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

ARTICLE 15
RIGHTS OF EMPLOYEES, DIRECTORS AND CONSULTANTS
15.1 Employment or Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Affiliate.
15.2 No Contract of Employment. Neither an Award nor any benefits arising under this Plan shall constitute part of a Participant’s employment contract with the Company or any Affiliate, and accordingly, subject to the provisions of Article 17 hereof, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company or any Affiliate for severance payments.
15.3 Transfers Between Participating Entities. For purposes of this Plan, a transfer of a Participant’s employment between the Company and an Affiliate, or between Affiliates, shall not be deemed to be a termination of employment. Upon such a transfer, the Committee may make such adjustments to outstanding Awards as it deems appropriate to reflect the change in reporting relationships.

ARTICLE 16
CHANGE IN CONTROL
16.1 Definition. “Change in Control”, unless otherwise provided in an applicable Award Agreement, means, for purposes of this Plan and any Awards, the occurrence of any of the following:
(a) 30% Ownership Change: Any Person or group, other than an ERISA-regulated pension plan established by the Company or an Affiliate, becomes the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition (i) is made by the Company, (ii) is made directly from the Company in a transaction approved by a majority of the Incumbent Directors, or (iii) is made pursuant to a transaction that complies with Sections 16.1(c) (i), (ii), (iii) and (iv); or
(b) Board Majority Change: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or
(c) Major Mergers and Acquisitions: Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately before such Business Combination beneficially own, directly or indirectly, more than 51% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately before such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately before such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately before consummation of such Business Combination; or
(d) Major Asset Dispositions: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately before such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the Board (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately before consummation of such Major Asset Disposition.
For purposes of this definition of “Change in Control”,

     (1)    “Person” means an individual, entity or group;

     (2)    “group” is used as it is defined for purposes of Section 13(d)(3) of the Exchange Act;

     (3)    “beneficial owner” is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

     (4)    “Outstanding Voting Stock” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) is determined based on the combined voting power of such securities;

     (5)    “Incumbent Director” means a director of the Company (x) who was a director of the Company on the effective date of this Plan or (y) who becomes a director after such date and whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director will not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

     (6)    “Business Combination” means:

     (x)    a merger or consolidation involving the Company or its stock; or

     (y)    an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

     (7)    “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries; and

     (8)    “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company will be based on fair market value, as determined by a majority of the Incumbent Directors.
Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Code Section 409A, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment timing in respect of such Award unless such event would also constitute a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets of” the Company under Code Section 409A.
16.2 Vesting of Awards if not Continued, Replaced or Assumed. The terms of this Section 16.2 shall apply to any Award granted under this Plan, except as otherwise provided by the Committee. If at any time before an outstanding Award has vested or been forfeited, a Change in Control occurs, then, except to the extent that a Replacement Award is provided to the holder of such Award in accordance with Section 16.3 to continue, replace or assume the Award (such continued, replaced, or assumed Award, the “Replaced Award”), such outstanding Award will become vested and exercisable (as applicable) and any restrictions applicable to such Award will lapse, with any applicable performance goals deemed to have been achieved at the greater of the target level as of the date of such vesting or the actual performance level measured (in the reasonable discretion of the Committee, as constituted immediately prior to the Change in Control) as if the performance period ended on the date of the Change in Control. For the avoidance of doubt, if all Awards hereunder are terminated without any Replacement Awards in connection with a Change in Control, then the Company or its successor in the Change in Control may terminate all Awards whose exercise price or base price (if applicable) is less than or equal to the value per Share realized in connection with the Change in Control (without any consideration therefor).
16.3 Replacement Awards. For purposes of this Plan, a “Replacement Award” means an award (i) of the same type (e.g., restricted stock units, performance shares, stock options, etc.) as the Replaced Award, (ii) that has a value at least equal to the value of the Replaced Award, (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) the other terms and conditions of which are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Code Section 409A. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this Section 16.3 are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
16.4 Termination Following Change in Control. The terms of this Section 16.4 shall apply to any Replacement Award, except as otherwise provided by the Committee. If, after receiving a Replacement Award, a Participant’s service is involuntarily terminated by the Company or a Subsidiary (or any of their successors) (as applicable, the “Successor”) other than due to Cause, death or Disability, or the Participant terminates the Participant’s service for Good Reason, in each case, within a period of two years after the Change in Control and before the Replacement Award is vested or has been forfeited, such Replacement Award will become vested and exercisable (as applicable) and any restrictions applicable to such Replacement Award will lapse, with any applicable performance goals deemed to have been achieved at the greater of the target level as of the date of such vesting or the actual performance level measured (in the reasonable discretion of the Committee) as if the performance period ended on the date of such termination.
16.5 Option and Appreciation Right Exercise Period. The terms of this Section 16.5 shall apply to any Award granted under this Plan and any Replacement Award, except as otherwise provided by the Committee. If an award of stock options or appreciation rights (whether an original Award granted under this Plan or a Replacement Award) vests as a result of the application of Section 16.2 or 16.4 of this Plan, such stock options or appreciation rights will remain exercisable for not less than 12 months following the Change in Control (if Section 16.2 applies) or the Participant’s termination of service (if Section 16.4 applies) or until the expiration of the stated term of such option or appreciation right, whichever period is shorter (provided, however, that if the applicable Award Agreement provides for a longer period of exercisability, that provision will control).
ARTICLE 17
AMENDMENT, MODIFICATION AND TERMINATION
17.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate this Plan in whole or in part, provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 4.3 of this Plan, (i) would materially increase the benefits accruing the Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the stockholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not then traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained. Further, subject to the Option and Appreciation Right repricing prohibitions of Section 3.2, the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively. No amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant. Notwithstanding anything in this Plan to the contrary, Participant consent shall not be required for any amendment that is deemed necessary or appropriate by the Company to ensure compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, Section 10D of the Exchange Act, Code Section 409A, or any rules or regulations promulgated thereunder. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.
17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or in recognition of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan.

ARTICLE 18
WITHHOLDING
To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Shares required to be delivered to the Participant,

Shares having a value equal to the amount required to be withheld or by delivering to the Company other Shares held by such Participant. The Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Shares on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Shares to be withheld and delivered pursuant to this Article 18 exceed the minimum amount required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences, (ii) such additional withholding amount is authorized by the Committee, and (iii) the total amount withheld does not exceed the Participant’s estimated tax obligations attributable to the applicable transaction. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Options.
ARTICLE 19
INDEMNIFICATION
Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom the Committee has delegated authority in accordance with Article 3 hereof, shall be indemnified and held harmless by the Company against and from: (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan, except for any such action or failure to act that constitutes willful misconduct on the part of such person or as to which any applicable statute prohibits the Company from providing indemnification; and (b) any and all amounts paid by him or her in settlement of any claim, action, suit or proceeding as to which indemnification is provided pursuant to clause (a) of this sentence, with the Company’s approval, or paid by him or her in satisfaction of any judgment or award in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.
The foregoing right of indemnification shall be in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company (each as amended from time to time), as a matter of law, or otherwise.
ARTICLE 20
SUCCESSORS
All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the direct or indirect result of a merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or other transaction.
ARTICLE 21
DETRIMENTAL ACTIVITY AND RECAPTURE
Any Award Agreement may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or an Affiliate, or (b) within a specified period after termination of such employment or service, engages in any detrimental activity, as described in the applicable Award Agreement or such clawback policy. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement or such clawback policy may also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any Shares issued under and/or any other benefit related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.

ARTICLE 22
GENERAL PROVISIONS
22.1 Restrictions and Legends. No Shares or other form of payment shall be issued or transferred with respect to any Award unless the Company shall be satisfied that such issuance or transfer will be in compliance with applicable U.S. federal and state securities laws. The Committee may require each person receiving Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares for investment without a view to distribution thereof. Any certificates evidencing Shares delivered under this Plan (to the extent that such Shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or to which they are admitted for quotation and any applicable U.S. federal or state securities law. In addition to any other legend required by this Plan, any certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.
22.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.
22.3 Severability. If any provision of this Plan is or becomes invalid or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.
22.4 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding anything in this Plan or an Award Agreement to the contrary, nothing in this Plan or in an Award Agreement prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.
22.5 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or transaction reporting system on which the Shares are listed or to which the Shares are admitted for quotation.
22.6 Unfunded Plan. Insofar as this Plan provides for Awards of cash, Shares or rights thereto, it will be unfunded. Although the Company may establish bookkeeping accounts with respect to Participants who are entitled to cash, Shares or rights thereto under this Plan, it will use any such accounts merely as a bookkeeping convenience. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in this Plan. This Plan is not intended to be subject to ERISA.

22.7 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.
22.8 Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.

22.9 Compliance with Code Section 409A.
(i) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Code Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Code Section 409A will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.
(ii) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Code Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Code Section 409A, any deferred compensation (within the meaning of Code Section 409A) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Affiliates.
(iii) If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (a) the Participant will be a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (b) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Code Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.
(iv) Solely with respect to any Award that constitutes nonqualified deferred compensation subject to Code Section 409A and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Code Section 409A, without altering the definition of Change in Control for any purpose in respect of such Award.
(v) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Code Section 409A, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Code Section 409A. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.
22.10 Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:
(i) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Code Section 409A. The Awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.
(ii) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.
(iii) Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Section 22.10(i) or 22.10(ii) of this Plan will not reduce the Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 4.1 of this Plan. In addition, no Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22.10(i) and 22.10(ii) of this Plan, will be added to the Maximum Share Limitation.
22.11 Miscellaneous.
(i) To the extent that any provision of this Plan would prevent any Option that was intended to qualify as an ISO from qualifying as such, that provision will be null and void with respect to such Option. Such provision, however, will remain in effect for other Options and there will be no further effect on any provision of this Plan.
(ii) In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 30, 2020 (April 25, 2020 for participation in BWXT Thrift Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 30, 2020 (April 25, 2020 for participants in BWXT Thrift Plan). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

BWX TECHNOLOGIES, INC.
800 MAIN STREET, 4TH FLOOR
LYNCHBURG, VIRGINIA 24504

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E41566-P00986	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BWX TECHNOLOGIES, INC.
The Board of Directors recommends you vote FOR each director nominee in Proposal 1.
1.	Election of four director nominees named below to hold office until the Annual Meeting of Stockholders for 2021:	For	Against	Abstain
	1a. Rex D. Geveden	❑	❑	❑
	1b. Leland D. Melvin	❑	❑	❑
	1c. Robert L. Nardelli	❑	❑	❑
	1d. Barbara A. Niland	❑	❑	❑

The Board of Directors recommends you vote FOR Proposal 2.					For	Against	Abstain
2.	Advisory vote on compensation of our Named Executive Officers.				❑	❑	❑

The Board of Directors recommends you vote FOR Proposal 3.					For	Against	Abstain
3.	Ratification of Appointment of Independent Registered Public Accounting Firm for the year ending December 31, 2020.				❑	❑	❑

The Board of Directors recommends you vote FOR Proposal 4.					For	Against	Abstain
4.	Approval of the BWX Technologies, Inc. 2020 Omnibus Incentive Plan.				❑	❑	❑
The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all director nominees and FOR proposals 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				❑
Please indicate if you plan to attend this meeting			❑	❑
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

BWX Technologies, Inc.
Annual Meeting of Stockholders
Friday, May 1, 2020 at 9:30 a.m. Eastern Time
Liberty University
Hancock Welcome Center
1971 University Boulevard
Lynchburg, Virginia 24515

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG PERFORATION, DETACH
AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

E41567-P00986

                                                                     BWX TECHNOLOGIES, INC.
                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                           ANNUAL MEETING OF STOCKHOLDERS
                                                                             Friday, May 1, 2020
The undersigned stockholder(s) hereby appoint(s) Rex D. Geveden and Thomas E. McCabe, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BWX Technologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 a.m. Eastern Time on May 1, 2020 at Liberty University, Hancock Welcome Center, 1971 University Boulevard, Lynchburg, Virginia 24515, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.
ATTENTION PARTICIPANTS IN BWXT’S THRIFT PLAN: If you held shares of BWX Technologies, Inc. (“BWXT”) common stock through The Thrift Plan for Employees and Participating Subsidiary and Affiliated Companies (the “Thrift Plan”), this proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company (“Vanguard”), Trustee of the Thrift Plan. Your proxy must be received no later than 11:59 p.m. Eastern Time on April 25, 2020. Any shares of BWXT common stock held in the Thrift Plan that are not voted or for which Vanguard does not receive timely voting instructions, will be voted in the same proportion as the shares for which Vanguard receives timely voting instructions for other participants in the Thrift Plan.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPT LY USING THE ENCLOSED REPLY ENVELOPED

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE